UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

iVILLAGE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Common Stock, $0.01 par value per share
	(2)	Aggregate number of securities to which transaction applies:
72,788,657 shares of Common Stock expected to be outstanding
7,859,034 shares of Common Stock issuable upon exercise of options
80,647,691 Total Shares of Common Stock
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The proposed maximum aggregate value of the transaction for purposes of calculating the fee is $659,976,859. The total consideration for the filing fee equals the sum of the following items (A) and (B) (the “Total Consideration”):

(A)          equal to the result of multiplying (i) 72,788,657 shares of Common Stock expected to be outstanding immediately prior to the merger that are proposed to be exchanged for cash in the merger, by (ii) the merger consideration of $8.50 to be paid with respect to each share of Common Stock outstanding immediately prior to the merger; plus

(B)          equal to the result of multiplying (i) options expected to be outstanding immediately prior to the merger to purchase 7,859,034 shares of iVillage Inc. Common Stock, by (ii) the excess, if any, of $8.50 over the per share exercise price of each option.

The filing fee equals the product of 0.000107 and the Total Consideration
	(4)	Proposed maximum aggregate value of transaction:
$659,976,859
	(5)	Total fee paid:
$70,618
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

     , 2006

Dear Stockholder:

On behalf of the board of directors of iVillage Inc., I cordially invite you to attend a special meeting of stockholders to be held at               on          , 2006 at 9:00 a.m. local time.

At the special meeting, you will be asked to consider and vote upon (i) a proposal to adopt the Agreement and Plan of Merger, dated March 3, 2006, among iVillage, NBC Universal, Inc., and iVillage Acquisition Corp., a wholly-owned subsidiary of NBC Universal, pursuant to which iVillage Acquisition Corp. will merge with and into iVillage and (ii) a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. If the merger is completed, we will become a subsidiary of NBC Universal and we will no longer have our shares listed on the Nasdaq National Market. In the merger, you will be entitled to receive $8.50 in cash, without interest, for each share of our common stock that you own.

Our board of directors has carefully reviewed and considered the terms and conditions of the merger agreement and proposed merger. Based on this review, our board of directors, by unanimous vote (i) determined that the merger and the other transactions contemplated by the merger agreement are fair to and advisable and in the best interests of iVillage and its stockholders and (ii) approved the merger agreement and the transactions contemplated thereby, including the merger.

Our board of directors has unanimously approved the merger agreement and the transactions contemplated thereby, including the merger, and recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies.

Your vote is very important. We cannot complete the merger unless the holders of a majority of the voting power of the outstanding shares of our common stock vote to adopt the merger agreement. Our largest stockholder, Hearst Communications, Inc., which held approximately 25% of our outstanding common stock as of March 15, 2006, has agreed pursuant to a voting agreement with NBC Universal to vote its shares in favor of adoption of the merger agreement. We encourage you to read carefully the accompanying proxy statement, including the annexes, in its entirety because it explains the proposed merger, the documents related to the merger and other related matters. You may also obtain additional information about iVillage from documents filed with the Securities and Exchange Commission.

Whether or not you plan to attend the special meeting, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible. If your shares are held in an account at a brokerage firm, bank or other nominee, you should instruct your broker, bank or nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or nominee. If you do not vote or do not instruct your broker, bank or nominee how to vote, it will have the same effect as voting against the adoption of the merger agreement but will not affect the adjournment or postponement, if necessary or appropriate, to permit further solicitations of proxies. If you are a stockholder of record and do attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person.

If you sign, date and send your proxy and do not indicate how you want to vote, your proxy will be voted “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies, provided that no proxy that is specifically marked

“AGAINST” the proposal to adopt the merger agreement will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the adjournment proposal.

Only stockholders who hold shares of our common stock at the close of business on            , 2006 will be entitled to vote at the special meeting. If the merger agreement is adopted by stockholders at the special meeting, the parties intend to close the merger as soon as possible after the special meeting and after all of the conditions to closing the merger are satisfied or waived.

I enthusiastically support this transaction and join the other members of our board of directors in recommending that you vote for the adoption of the merger agreement.

Sincerely,

Douglas W. McCormick
Chairman and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in the proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated         , 2006, and is first being mailed to stockholders on or about         , 2006.

500-512 Seventh Avenue
New York, New York 10018

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on            , 2006

To the Stockholders of iVillage Inc.:

We will hold a special meeting of the stockholders of iVillage Inc. at                  on          , 2006 at 9:00 a.m. local time. The purpose of the special meeting will be:

1. to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of March 3, 2006, by and among iVillage Inc., NBC Universal, Inc., and iVillage Acquisition Corp., a wholly-owned subsidiary of NBC Universal, Inc.; and

2. to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Only holders of record of our common stock at the close of business on          , 2006, the record date for the special meeting, may vote at the special meeting.

A complete list of our stockholders of record entitled to vote at the special meeting will be available for ten days prior to the special meeting at our executive offices and principal place of business for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting and will also be available at the special meeting.

Stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if they submit a written demand for appraisal to us before the vote is taken on the adoption of the merger agreement at the special meeting and they comply with all requirements of Section 262 of the General Corporation Law of the State of Delaware, which are summarized in the accompanying proxy statement and attached to it as Annex D.

Your vote is very important. Even if you do not expect to attend the meeting in person, it is important that your shares be represented. Please use the enclosed proxy card to vote on the matters to be considered at the special meeting by signing and dating the proxy card and mailing it promptly in the enclosed envelope, which requires no postage if mailed in the United States. Returning a signed proxy card will not prevent you from attending the meeting and voting in person if you wish to do so.

Whether you attend the special meeting or not, you may revoke a proxy at any time before it is voted by submitting to our corporate secretary a duly executed revocation of proxy or a duly executed proxy bearing a later date or by appearing at the special meeting and voting in person. You may revoke a proxy by any of these methods, regardless of the method used to deliver your previous proxy. Attendance at the special meeting without voting will not itself revoke a proxy. If your shares are held in an account at a brokerage firm, bank or other nominee, you must contact your broker, bank or nominee and follow their instructions to revoke your proxy.

For more information about the merger described above and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the merger agreement attached to it as Annex A.

By Order of the Board of Directors,
Steven A. Elkes
Secretary

         , 2006
New York, New York

i

TABLE OF CONTENTS
(Continued)

Other Business	19
Revocation of Proxies	19
Solicitation of Proxies	19
Appraisal Rights	20
Assistance	20
PROPOSAL 1—ADOPTION OF THE MERGER AGREEMENT	21
THE MERGER	21
Introduction	21
The Companies	21
Background of the Merger	23
Recommendation of Our Board of Directors; Our Reasons for the Merger	31
Opinion of JPMorgan	34
Description of the Voting Agreement	39
Interests of Our Directors and Executive Officers in the Merger	41
Delisting and Deregistration of Our Common Stock	46
Material U.S. Federal Income Tax Consequences	46
Regulatory Matters	48
APPRAISAL RIGHTS	48
THE MERGER AGREEMENT	52
Merger Consideration	52
Treatment of Stock Options and Stock-Based Awards	52
Surrender of Stock Certificates; Payment of Shares; Lost Certificates	53
Directors and Officers	53
Representations and Warranties	53
Covenants	56
Board Recommendation; Stockholder Meeting	60
Employee Benefits	60
Efforts to Complete the Merger; Regulatory Matters	61
Conditions to the Merger	62
Termination	63

ii

TABLE OF CONTENTS
(Continued)

Termination Fees and Other Expenses	64
Indemnification and Insurance	64
Standstill	65
Additional Agreements	65
Amendment	65
PROPOSAL 2—AUTHORITY TO ADJOURN THE SPECIAL MEETING	66
The Adjournment Proposal	66
Vote Required and Board Recommendation	66
MARKET PRICE AND DIVIDEND DATA	67
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	68
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING	72
OTHER MATTERS	72
MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS	72
SOURCES OF ADDITIONAL INFORMATION	72
Annexes
Annex A—Merger Agreement	A-1
Annex B—Fairness Opinion of JPMorgan	B-1
Annex C—Voting Agreement	C-1
Annex D—General Corporation Law of the State of Delaware	D-1

iii

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder of iVillage Inc. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. In this proxy statement, the terms “iVillage,” “Company,” “we,” “our,” “ours” and “us” refer to iVillage Inc. We refer to NBC Universal, Inc. as NBC Universal and iVillage Acquisition Corp. as Merger Sub.

Q:             Why am I receiving this proxy statement?

A:             We have entered into a merger agreement with NBC Universal. Under the merger agreement, we will become a wholly-owned subsidiary of NBC Universal and our common stock will no longer be listed on the Nasdaq National Market. A copy of the merger agreement is attached to this proxy statement as Annex A.

In order to complete the merger, our stockholders must vote to adopt the merger agreement. Our board of directors is providing this proxy statement to give you information for use in determining how to vote on the proposals submitted to the stockholders at the special meeting of our stockholders. You should read this proxy statement and the annexes carefully. The enclosed proxy card allows you, as our stockholder, to vote your shares without attending the special meeting.

Q:             When and where is the special meeting?

A:             The special meeting of stockholders will take place at              on             , 2006, at 9:00 a.m. local time.

Q:             What matters will be voted on at the special meeting?

A:             You will vote on a proposal to adopt the merger agreement and a proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary.

Q:             Who can vote or submit a proxy to vote and attend the special meeting?

A:             All stockholders as of the close of business on             , 2006, the record date for the special meeting, are entitled to receive notice of and to attend and vote or submit a proxy to vote at the special meeting. If you want to attend the special meeting and your shares are held in an account at a brokerage firm, bank or other nominee, you will need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date.

Q:             As a stockholder, what will I be entitled to receive in the merger?

A:             At the effective time of the merger, each share of our common stock outstanding immediately prior to the effective time of the merger (including any shares of common stock issued prior to the effective time upon the exercise of options or warrants), other than shares held by us, NBC Universal or Merger Sub or by dissenting holders who properly exercise appraisal rights under Delaware law, will be automatically converted into the right to receive $8.50 in cash, without interest and less any applicable withholding taxes.

Q:             How will my options be treated in the merger?

A:             All unvested options to purchase shares of our common stock will accelerate and vest in full in connection with the merger, and each outstanding option to purchase shares of our common stock that is vested as of the effective time of the merger, including an option that vests as a result of the merger, will be surrendered and cancelled and the holder will be entitled to receive a cash payment, without interest and less any applicable withholding taxes, equal to the product of (i) the excess, if any, of $8.50 over the applicable option exercise price and (ii) the number of shares of common stock subject to such option. Each option with an exercise price equal to or greater than $8.50 per share will be cancelled and no consideration will be paid for such options.

Q:             If I hold an unvested option to purchase shares of the Company’s common stock, how will my unvested option be treated in the merger?

A:             All unvested options to purchase shares of our common stock will accelerate and vest in full in connection with the merger. Accordingly, it will be treated the same as any vested options.

Q:             Is the merger contingent upon NBC Universal obtaining financing?

A:             No. The completion of the merger is not contingent upon NBC Universal obtaining financing. NBC Universal has represented to us that it has access to, and will have at closing, sufficient funds available to complete the merger.

Q:             How does the Company’s board of directors recommend that I vote?

A:             Our board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary.

Q:             Why is the Company’s  board of directors recommending that I vote “FOR” the proposal to adopt the merger agreement?

A:             Our board of directors carefully reviewed and considered the terms and conditions of the merger agreement and proposed merger. Based on this review, our board of directors determined that the merger is advisable, fair to and in the best interests of us and our stockholders. In reaching its decision to approve the merger agreement and to recommend the adoption of the merger agreement by our stockholders, our board of directors consulted with our management, as well as our legal and financial advisors, and considered the terms of the merger agreement and the transactions contemplated by the merger agreement. Our board of directors also considered each of the items set forth on pages 31 through  34 under “The Merger—Recommendation of Our Board of Directors; Our Reasons for the Merger.”

Q:             What vote of the Company’s  stockholders is required to adopt the merger agreement?

A:             Holders of a majority of the voting power of the outstanding shares of our common stock must vote to adopt the merger agreement. Approval of the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary, requires a majority of the votes cast on the proposal.

Q:             How many votes am I entitled to cast for each share of iVillage stock I own?

A:             For each share of our common stock that you own on             , 2006, the record date for the special meeting, you are entitled to cast one vote on each matter voted upon at the special meeting.

Q:             Have any stockholders of iVillage agreed to vote in favor of the adoption of the merger agreement?

A:             Yes. Hearst Communications, Inc.,  or Hearst, has entered into a voting agreement with NBC Universal in which it has agreed to vote its shares of our common stock in favor of the adoption of the merger agreement. As of March 15, 2006, Hearst held common stock representing approximately 25% of the voting power of our outstanding common stock. For additional information about the voting agreement, see “The Merger—Description of the Voting Agreement” on page 38. The voting agreement is attached to this proxy statement as Annex C.

Q:             Is the approval of the stockholders of General Electric Company, the parent company of NBC Universal, or its subsidiaries required to effectuate the merger?

A:             No. Only the approval of NBC Universal as the sole stockholder of Merger Sub is required to effectuate the merger, which approval has already been obtained.

Q:             How do I cast my vote?

A:             Before you vote, you should read this proxy statement in its entirety, including its annexes, and carefully consider how the merger affects you. Then, if you were a holder of record at the close of business on        , 2006, you may vote by submitting a proxy for the special meeting. You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope. You may also attend the special meeting and vote your shares in person whether or not you sign and return your proxy card.

If you sign, date and send your proxy card and do not indicate how you want to vote, your proxy will be voted “FOR” the adoption the merger agreement and “FOR” the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary, provided that no proxy that is specifically marked “AGAINST” the proposal to adopt the merger agreement will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the adjournment proposal.

Q:             How do I cast my vote if my iVillage shares are held in “street name” by my bank, broker or another nominee?

A:             If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares in accordance with the voting directions provided by your broker, bank or nominee. If you do not provide your broker, bank or nominee with instructions on how to vote your shares, it will not be permitted to vote your shares. This will have the same effect as voting against the proposal to adopt the merger agreement. Please refer to the voting instruction card provided by your broker, bank or nominee to see if you may submit voting instructions using the Internet or telephone.

Q:             What will happen if I abstain from voting or fail to vote on the proposal to adopt the merger agreement or the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary?

A:             If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, bank or nominee, it will have the same effect as a vote against the proposal to adopt the merger agreement and will have no effect on the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if such a proposal to adjourn is necessary.

Q:             Can I change my vote after I have delivered my proxy?

A:             Yes, you may revoke and change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways:

•       first, you can provide a written notice to our corporate secretary prior to the special meeting stating that you would like to revoke your proxy;

•       second, you can complete and submit a later dated proxy in writing; or

•       third, if you are a holder of record, you can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person; your attendance alone, however, will not revoke any proxy that you have previously given.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow the directions received from your broker, bank or other nominee to change those instructions.

Q:             What should I do if I receive more than one set of voting materials?

A.              You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:             What rights do I have if I oppose the merger?

A:             Under Section 262 of the General Corporation Law of the State of Delaware, holders of our common stock  who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they deliver a written demand for an appraisal to us prior to the vote on the adoption of the merger agreement and they comply with the Delaware law procedures explained in this proxy statement, including by not voting in favor of the adoption of the merger agreement. Dissenting stockholders who properly perfect their appraisal rights will receive only the judicially-determined fair value of their shares if one or more dissenting stockholders files suit in the Delaware Court of Chancery and litigates the resulting appraisal case to a decision. The judicially-determined appraisal amount could be more than, the same as or less than the amount the dissenting stockholder would be entitled to receive under the terms of the merger agreement. For additional information about appraisal rights, see “Appraisal Rights” on page 49.

Q:             Is the merger expected to be taxable to me?

A:             Generally, yes. The receipt of cash in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, generally you will recognize gain or loss as a result of the merger measured by the difference, if any, between the amount of cash received in exchange for shares of our common stock pursuant to the merger and your adjusted tax basis in such shares.

You should read “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 46 for a more complete discussion of the federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We urge you to consult your tax advisor regarding the tax consequences of the merger to you.

Q:             Should I send in my share certificates now?

A:             No. Promptly after the merger is completed, you will be sent a letter of transmittal with written instructions for exchanging your share certificates for the cash consideration. These instructions will tell you how and where to send in your certificates for your cash consideration. You will receive your cash payment after the paying agent receives your stock certificates and any other documents requested in the instructions.

Q:             How will iVillage stockholders receive the merger consideration?

A:             Following the merger, you will receive a letter of transmittal and instructions on how to obtain the merger consideration in exchange for your shares of our common stock. You must return the completed letter of transmittal and your iVillage stock certificates as described in the instructions, and you will receive the merger consideration as soon as practicable after the paying agent receives your completed letter of transmittal and iVillage stock certificates. If you hold shares through a brokerage account, your broker will handle the surrender of iVillage stock certificates to the paying agent.

Q:             When do you expect the merger to be completed?

A:             We are working to complete the merger as quickly as possible. We currently expect to complete the merger on or about         , 2006.

Q:             Who can help answer my questions?

A:             If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, please call our proxy solicitor, Georgeson Shareholder Communications Inc. at          (banks and brokers) or               (all others, toll free). If you would like additional copies, without charge, of this proxy statement you should contact:

iVillage Inc.
Attn: Investor Relations
500-512 Seventh Avenue
New York, NY 10018
(212) 600-6000
pr@mail.ivillage.com

OR

Georgeson Shareholder Communications Inc.
17 State Street, 10th Floor
New York, NY 10004
Banks and Brokers Call:
All Others Call Toll Free:

SUMMARY TERM SHEET

This summary term sheet, together with the section of this proxy statement entitled “Questions and Answers About the Merger,” highlights selected information from this proxy statement and may not contain all of the information that is important to you as an iVillage stockholder or that you should consider before voting on the proposal to adopt the merger agreement. To better understand the merger, you should read carefully this entire proxy statement and all of its annexes, including the merger agreement, which is attached as Annex A, before voting on the proposal to adopt the merger agreement. Each item in this summary includes a page reference directing you to a more complete description of that item.

Information about iVillage Inc., NBC Universal, Inc. and iVillage Acquisition Corp. (page 21)

iVillage Inc.
500-512 Seventh Avenue
New York, New York 10018
(212) 600-6000

iVillage is “the Internet for women” and consists of several online and offline media-based properties that seek to enrich the lives of women, teenage girls, patients and parents through the offering of unique content, community applications, tools and interactive features. iVillage Inc. (NASDAQ: IVIL) was established in 1995 and is headquartered in New York City.

NBC Universal, Inc.
30 Rockefeller Plaza
New York, New York  10112
(212) 664-4444

NBC Universal is one of the world’s leading media and entertainment companies in the development, production, and marketing of entertainment, news, and information to a global audience. Formed in May 2004 through the combining of NBC and Vivendi Universal Entertainment, NBC Universal owns and operates a valuable portfolio of news and entertainment networks, a premier motion picture company, significant television production operations, a leading television stations group, and world-renowned theme parks. NBC Universal is 80% owned by General Electric and 20% owned by Vivendi Universal.

iVillage Acquisition Corp.
c/o NBC Universal, Inc.
30 Rockefeller Plaza
New York, New York  10112
(212) 664-4444

iVillage Acquisition Corp. (or Merger Sub) is a direct wholly-owned subsidiary of NBC Universal. Merger Sub was created solely for the purpose of merging into iVillage in the merger.

The Merger (page 21)

We have agreed to be acquired by NBC Universal pursuant to the terms of the merger agreement that is described in this proxy statement and attached as Annex A. We encourage you to read the merger agreement carefully and in its entirety. It is the principal document governing the merger.

The merger agreement provides that Merger Sub will merge into iVillage, with iVillage continuing as the surviving corporation and a wholly-owned subsidiary of NBC Universal. At the effective time of the merger, each share of our capital stock outstanding immediately prior to the effective time of the merger (including any shares of common stock issued prior to the effective time upon exercise of options or warrants), other than shares held by us, NBC Universal or Merger Sub or by holders properly exercising appraisal rights under Delaware law, will be automatically converted into the right to receive $8.50 cash, without interest and less any applicable withholding taxes.

Following the completion of the merger, we will no longer be a public company and you will cease to have any ownership interest in iVillage and will not participate in any future earnings and growth of iVillage.

Stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if they submit a written demand for appraisal to us before the vote is taken on the adoption of the merger agreement at the special meeting and they comply with all requirements of Delaware law. After the merger is effected, each dissenting stockholder will no longer have any rights as a stockholder of iVillage with respect to his or her shares, except for the right to receive payment of the fair value of his or her shares under Delaware law as determined by the Delaware Court of Chancery if the stockholder has validly perfected and not withdrawn this right. Dissenting stockholders will receive only the judicially-determined fair value of their shares if one or more dissenting stockholders files suit in the Delaware Court of Chancery and litigates the resulting appraisal case to a decision. For additional information about appraisal rights, see “Appraisal Rights” on page 49.

Effect of the Merger on Stock Options (page 53)

All unvested options to purchase shares of our common stock will accelerate and vest in full in connection with the merger, and each outstanding option to purchase shares of our common stock that is vested as of the effective time of the merger, including an option that vests as a result of the merger, will be surrendered and cancelled and the holder will be entitled to receive a cash payment, without interest and less any applicable withholding taxes, equal to the product of (i) the excess, if any, of $8.50 over the applicable option exercise price and (ii) the number of shares of common stock subject to such option. Each option with an exercise price equal to or greater than $8.50 per share will be cancelled and no consideration will be paid for such options.

The Special Meeting (page 17)

The special meeting of our stockholders will be held at        , on        , 2006 at 9:00 a.m. local time. At the special meeting, you will be asked to vote on the proposal to adopt the merger agreement and, if necessary, the proposal to adjourn the special meeting to solicit additional proxies.

Stockholders Entitled to Vote; Vote Required (page 17)

Holders of record of our common stock at the close of business on        , 2006, the record date for the special meeting, may vote at the special meeting. For each share of our common stock that you owned on the record date, you are entitled to cast one vote on each matter voted upon at the special meeting.

Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our common stock. Approval of the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary, requires a majority of the votes cast on the proposal.

Voting Agreement (page 39 and Annex C)

Concurrently with the execution of the merger agreement, NBC Universal entered into a voting agreement with Hearst under which Hearst has agreed to vote its shares of our capital stock in favor of the adoption of the merger agreement. The voting agreement is attached to this proxy statement as Annex C. We encourage you to read the voting agreement carefully in its entirety.

As of the close of business on March 15, 2006, Hearst held approximately 25% of the voting power of our outstanding common stock.

Shares Owned by Our Directors and Executive Officers (page 18)

As of March 15, 2006, our directors and executive officers beneficially owned 1,834,011 shares of common stock (excluding options exercisable within 60 days) entitled to vote at the meeting, or approximately 2.5% of our total voting power outstanding on that date.

Market Price and Dividend Data (page 67)

Our common stock is listed on the Nasdaq National Market under the symbol “IVIL.”  On March 3, 2006, the last full trading day prior to the public announcement of the proposed merger, our common stock closed at $7.98. On         , 2006, the last full trading day prior to the date of this proxy statement, our common stock closed at $        . See “Market Price and Dividend Data” on page 68.

Recommendation of Our Board of Directors (page 17)

Our board of directors, by the unanimous vote of all directors:

•       approved the merger agreement and other transactions contemplated by the merger agreement, and declared the merger to be advisable to our stockholders;

•       determined that it was in the best interests of us and our stockholders to enter into the merger agreement and consummate the merger on the terms and conditions set forth in the merger agreement; and

•       determined that the consideration to be paid to our stockholders in the merger was fair.

Our board of directors recommends that our stockholders vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies. To review the background of the merger and the factors that our board of directors considered when deciding whether to approve the merger agreement and the transactions contemplated by the merger agreement, see “The Merger—Background of the Merger” on pages 23 through  31 and “The Merger—Recommendation of Our Board of Directors; Our Reasons for the Merger” on pages 31 through 34.

Interests of Our Directors and Executive Officers in the Merger (page 41)

When considering our board of directors’ recommendation that you vote in favor of the proposal to adopt the merger agreement, you should be aware that members of our board of directors and our executive officers may have interests in the merger that differ from, or are in addition to, those of our other stockholders.

For example:

•       all unvested options to purchase shares of our common stock that are held by our officers and directors will accelerate and vest in full in connection with the merger, and each outstanding option to purchase shares of our common stock that is vested as of the effective time of the merger, including an option that vests as a result of the merger, will be surrendered and cancelled and the holder will be entitled to receive a cash payment, without interest and less any applicable withholding taxes, equal to the product of (i) the excess, if any, of $8.50 over the applicable option exercise price and (ii) the number of shares of common stock subject to such option (see table on page 41);

•       pursuant to the terms of his employment agreement, Douglas W. McCormick, our Chairman and Chief Executive Officer, will receive a payment of $1,785,000 as a result of the accelerated granting and vesting of an aggregate of 210,000 restricted stock units as described below under “The Merger—Interests of our Directors and Executive Officers in the Merger—Change in Control Payments Under Existing Employment Agreements—Douglas W. McCormick”;

•       pursuant to the terms of an existing employment or severance agreement, and provided their employment with us is terminated for a reason other than for cause, death or disability or is, with regards to Messrs. McCormick, Elkes and Haimowitz or Ms. Tollinger, the result of a resignation for good reason (as such terms are defined in their respective agreements) and in each case assuming (1) the merger closes prior to June 30, 2006, (2) (for purposes of calculating the severance payments) their respective employment ceases on June 30, 2006 and (3) certain other assumptions more fully described below under “The Merger—Interests of our Directors and Executive Officers in the Merger”:

•   Douglas W. McCormick would be entitled to $2,230,000 in one lump sum severance payment (assuming his annual target bonus is $540,000);

•   Steven A. Elkes, our Chief Financial Officer and Executive Vice President—Operations and Business Affairs, would be entitled to $907,500 in severance payments;

•   Jane Tollinger, our Executive Vice President – Operations and Strategy, would be entitled to $847,500 in severance payments;

•   Steven Haimowitz, President—Healthology, Inc., would be entitled to $420,000 in severance payments; and

•   Peter Naylor, our Senior Vice President—Sales, would be entitled to $125,000 in severance payments;

•       Section 409A of the Internal Revenue Code of 1986, as amended, imposes an additional income tax on certain payments that are made within six months following the separation from service of certain specified employees (as defined in Section 409A). If any of the individuals entitled to severance payments are specified employees, payments otherwise required under the employment agreements may be delayed in accordance with Section 409A;

•       in accordance with its rights under our stockholder agreement with Hearst, Kenneth A. Bronfin, Alfred Sikes and Cathleen Black were appointed to our board of directors as designees of Hearst. Concurrent with the execution of the merger agreement, Hearst has agreed in a stockholder voting agreement with NBC Universal to vote its shares of our common stock in favor of the adoption of the merger agreement. In addition, under the stockholder voting agreement, Hearst agreed to waive its rights to terminate, upon completion of the merger, the website services agreement, dated as of July 1, 2004, as amended, that it has with us and agreed that instead the website services agreement will automatically terminate six months after the effective date of the merger. In addition, along with our other stockholders, Hearst will receive the per share merger consideration with respect to their shares of common stock upon consummation of the merger;

•       our directors and officers will continue to be indemnified for acts and omissions occurring at or prior to the effective time of the merger and will have the benefit of liability insurance for six years after completion of the merger; and

•       the merger agreement provides that any employees (including our officers) that continue employment with NBC Universal or its subsidiaries following the merger will continue to be provided for a period of 12 months following the effective time of the merger with base salary or wages and annual incentive compensation opportunities, and benefit arrangements that are substantially comparable in the aggregate to such employees’ compensation and benefit arrangements (excluding any equity, retention or change in control compensation or benefits); such continuing employees will also receive credit for the purposes of eligibility, vesting and calculation of severance or vacation benefits, if applicable, for their service with us or any of our subsidiaries under the benefit plans of NBC Universal or its subsidiaries.

The Company’s board of directors was aware of these arrangements and considered them in its decision to approve and adopt the merger agreement.

Opinion of JPMorgan (page 34 and Annex B)

In connection with the merger, our board of directors received a written opinion from J.P. Morgan Securities Inc., or JPMorgan, our financial advisor, as to the fairness, from a financial point of view, of the merger consideration to be received by holders of our common stock. The full text of the written opinion of JPMorgan dated March 3, 2006, is attached to this proxy statement as Annex B. Holders of our equity securities are encouraged to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. JPMorgan’s opinion was directed to our board of directors in connection with its evaluation of the merger consideration, does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act with respect to the merger agreement. We have agreed to pay JPMorgan fees for its services, a portion of which was payable upon the delivery of its fairness opinion and a greater portion of which is payable upon the consummation of the transaction.

Delisting and Deregistration of Our Common Stock (page 46)

If the merger is completed, our common stock will no longer be listed on the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we will no longer file periodic reports with the Securities and Exchange Commission. NBC Universal will own all outstanding shares of our stock.

The Merger Agreement (page 52 and Annex A)

Conditions to the Completion of the Merger (page 62)

Our, NBC Universal’s and Merger Sub’s obligations to effect the merger are subject to the satisfaction of the following conditions:

•       the approval by our stockholders of the plan of merger under the merger agreement;

•       the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act;

•       filings under, compliance with or the expiration or termination of the applicable waiting period under any applicable non-U.S. laws restricting competition; and

•       the absence of any law, order, injunction, statue, rule, regulation or decree of a governmental entity that prohibits or makes illegal the consummation of the merger.

NBC Universal’s and Merger Sub’s obligations to complete the merger are subject to the satisfaction by us or waiver by them of the following conditions:

•       the accuracy of our representations and warranties as of the date of the merger agreement and the date of the closing of the merger, except where such inaccuracy has not and would not result in a material adverse effect on us (other than representations and warranties relating to our authority to approve the merger and changes with respect to us since December 31, 2005, which must be true in all respects, and representations and warranties relating to our outstanding securities, which must be true in all respects, other than immaterial numerical inaccuracies);

•       our performance in all material respects of our obligations under the merger agreement, as specified in the merger agreement;

•       the absence of any action, proceeding or litigation before a governmental entity existing or threatened, or any restraint, that:

•        restrains, enjoins, prevents or prohibits NBC Universal’s acquisition of our stock, or prevents or prohibits the consummation of the merger;

•        limits NBC Universal’s ability to exercise full rights of ownership over our securities;

•        results in a governmental investigation, fines or other payments;

•        limits in any way NBC Universal’s ownership or operation of a material portion of our business or assets; or

•        causes NBC Universal, as a result of the merger, to have to dispose of or hold separate a material portion of our business or assets or its business or assets;

•       the resignation of each of our directors and our subsidiaries’ directors;

•       the exercise of appraisal rights by no more than 15% of the outstanding shares of our capital stock;

•       our delivery of tax certificates to NBC Universal relating to real property interests; and

•       our chief executive and chief financial officers’ delivery of certifications required, under the Sarbanes-Oxley Act of 2002, as amended, to be filed with our periodic reports filed with the SEC.

Our obligation to complete the merger is subject to the satisfaction by NBC Universal and/or Merger Sub or waiver by us of the following conditions:

•       the accuracy of NBC Universal’s and Merger Sub’s representations and warranties as of the date of the merger agreement and the date of the closing of the merger, except where such inaccuracy has not had and would not have a material adverse effect on the ability of NBC Universal or Merger Sub to consummate the merger in a timely manner; and

•       NBC Universal’s and Merger Sub’s performance in all material respects of their obligations under the merger agreement, as specified in the merger agreement.

No Solicitation Covenant (page 58)

The merger agreement contains restrictions on our ability to solicit, initiate, knowingly facilitate or encourage, participate in discussions or negotiations with, furnish or disclose any non-public information to, or enter into an agreement with, a third party with respect to a proposal to acquire more than 15% of our outstanding capital stock or voting securities or a proposal that would be preceded by or result in the acquisition of more than 15% of our assets based on their fair market value, or any combination of the foregoing. The merger agreement does not, however, prohibit us or our board of directors from considering an unsolicited superior proposal from a third party and furnishing non-public information to, and engaging in discussions with, such third party, if we and our board of directors comply with the appropriate provisions of the merger agreement. However, we cannot accept such a proposal until the merger agreement has been simultaneously or previously terminated.

Termination of the Merger Agreement (page 63)

The merger agreement may be terminated at any time before the effective time of the merger, whether before or after the adoption of the merger agreement by our stockholders as follows:

•       by our and NBC Universal’s mutual written consent;

•       by either NBC Universal or us if:

•        there exists any order that is final and nonappealable or law of a governmental entity that prevents or prohibits the consummation of the merger;

•        we do not complete the merger by June 30, 2006, provided that this date will be extended (i) by two months if necessary to obtain required approvals under the HSR Act or similar foreign anti-competition laws and all other conditions to the completion of the merger have been satisfied or remain capable of being satisfied and (ii) by as long as necessary to hold a meeting to obtain our stockholders’ approval of the merger if the meeting has not by that time been held and all other conditions to the completion of the merger have been satisfied or remain capable of being satisfied; or

•        our stockholders do not adopt the plan of merger in the merger agreement at the stockholders meeting (or at any adjournment or postponement thereof) called for such purpose;

•       by NBC Universal if NBC Universal is not in material breach of its obligations under the merger agreement and if we materially breach a material representation, warranty, covenant or agreement so that the related closing conditions cannot be satisfied and such breach is not or cannot be cured within 30 business days after notice from NBC Universal;

•       by us if we are not in material breach of our obligations under the merger agreement and if NBC Universal or Merger Sub materially breaches a material representation, warranty, covenant or agreement so that the related closing conditions cannot be satisfied and such breach is not or cannot be cured within 30 business days after notice from us;

•       by NBC Universal if, prior to the adoption of the merger agreement by our stockholders, our board of directors:

•        withdraws, modifies or changes its recommendation to approve the merger with NBC Universal;

•        approves or recommends another acquisition proposal to our stockholders;

•        fails to reject another acquisition proposal within 10 business days of such proposal;

•        fails to reconfirm publicly its recommendation of the merger within seven days of such request by NBC Universal following another acquisition proposal to acquire us; or

•        fails to include in this proxy statement a recommendation to approve the merger agreement and the merger; or

•       by us if we have not violated the non-solicitation provisions of the merger agreement, have not obtained our stockholders’ approval of the plan of merger in the merger agreement and we, substantially contemporaneously with terminating the merger agreement, enter into an agreement that constitutes a superior proposal to purchase us and pay NBC Universal a termination fee of $23.5 million.

Termination Fees and Other Expenses (page 64)

Each party will pay its own fees and expenses in connection with the merger, whether or not the merger is consummated, except that we and NBC Universal will each pay one-half of the expenses incurred in connection with filing, printing and mailing this proxy statement.

We will be required to pay a termination fee of $23.5 million to NBC Universal if the merger agreement is terminated because:

•       prior to the adoption of the merger agreement by our stockholders, our board of directors:

•        withdraws, modifies or changes its recommendation to approve the merger with NBC Universal,

•        approves or recommends another acquisition proposal to our stockholders,

•        fails to reject another acquisition proposal within 10 business days of such proposal,

•        fails to reconfirm publicly its recommendation of the merger within seven days of such request by NBC Universal following another acquisition proposal to acquire us, or

•        fails to include in this proxy statement a recommendation to approve the merger agreement and the merger; or

•       if we terminate the merger agreement in order to accept a superior acquisition proposal.

In addition:

•  if NBC Universal terminates the merger agreement because we materially breach a material representation, warranty, covenant or agreement so that the related closing condition cannot be satisfied and our breach is willful;

•       if our stockholders do not adopt the plan of merger in the merger agreement at the stockholders meeting (or at any adjournment or postponement thereof) called for such purpose; or

•       if we or NBC Universal terminate the merger agreement because we do not complete the merger by June 30, 2006 or any extension of such date in accordance with the merger agreement then, in each case, we will also be required to pay a termination fee of $23.5 million to NBC Universal upon the consummation of any acquisition proposal if the merger agreement is terminated for any of the reasons listed above and within 12 months after such termination we enter into an agreement with respect to such acquisition proposal made after March 3, 2006 and before termination of the merger agreement.

For purposes of the termination fee payment during the 12 months following the termination of the merger agreement, an “acquisition proposal” means any transaction that would constitute an acquisition of more than 50% of our outstanding capital stock or voting securities or more than 50% of our assets based on their fair market value, or any combination of the foregoing.

Material U.S. Federal Income Tax Consequences (page 48)

The receipt of cash in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, generally you will recognize gain or loss as a result of the merger measured by the difference, if any, between the amount of cash received in exchange for shares of our common stock pursuant to the merger and your adjusted tax basis in such shares.

You should read “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 46 for a more complete discussion of the federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We urge you to consult your tax advisor regarding the tax consequences of the merger to you.

Regulatory Matters (page 48)

Under the HSR Act, we cannot complete the merger until we and NBC Universal have notified the Antitrust Division of the U.S. Department of Justice, or Antitrust Division, and the U.S. Federal Trade Commission, or FTC, of the merger, furnished them with certain information and materials and allowed the applicable waiting period to terminate or expire. We and NBC Universal filed notification and report forms under the HSR Act with the Antitrust Division and the FTC on March 20, 2006. The waiting period will expire on April 19, 2006, unless it is earlier terminated.

In addition to the expiration of the statutory waiting period under the HSR Act, the Antitrust Division, the FTC or any state attorney general could challenge, seek to block or block the merger under the antitrust laws, as it deems necessary or desirable in the public interest, including after completion of the merger. Furthermore, we cannot assure you that other regulatory challenges to the merger will not be made. If a challenge is made, we cannot predict the result. We and NBC Universal have agreed to cooperate with each other and use commercially reasonable efforts to obtain as promptly as reasonably practicable all consents and waivers of any governmental entity or any other person required in connection with the merger. These commitments are subject to limitations as set forth in the merger agreement.

Although we do not believe the transaction requires additional foreign regulatory approvals, the agreement described above to cooperate with each other and use commercially reasonable efforts obtain regulatory approvals includes, if applicable, obtaining additional regulatory approvals from, or making additional regulatory notifications to, any foreign authorities.

Paying Agent (page 54)

NBC Universal will hire an independent agent reasonably acceptable to us to act as the paying agent for the payment of the merger consideration.

Appraisal Rights (page 49 and Annex D)

Under Delaware law, stockholders who do not wish to accept the consideration payable for their shares of common stock pursuant to the merger may seek, under Section 262 of the General Corporation Law of the State of Delaware, judicial appraisal of the fair value of their shares by the Delaware Court of Chancery. This value could be more than, less than or equal to the applicable merger consideration for such shares. This right to appraisal is subject to a number of restrictions and technical requirements. Generally, in order to properly demand appraisal, among other things:

•       you must not vote in favor of the proposal to adopt the merger agreement;

•       you must deliver a written demand to us for appraisal in compliance with the General Corporation Law of the State of Delaware before the vote on the proposal to adopt the merger agreement occurs at the special meeting; and

•       you must hold your shares of record continuously from the time of making a written demand for appraisal through the effective time of the merger; a stockholder who is the record holder of shares of our common stock on the date the written demand for appraisal is made, but who thereafter transfers those shares prior to the effective time of the merger, will lose any right to appraisal in respect of those shares.

Merely voting against, or failing to vote in favor of, the merger agreement will not preserve your right to appraisal under Delaware law. Also, because a submitted proxy not marked “against” or “abstain” will be voted “FOR” the proposal to adopt the merger agreement, the submission of a proxy not marked “against” or “abstain” will result in the waiver of appraisal rights. If you hold shares in the name of a broker, bank or other nominee, you must instruct your nominee to take the steps necessary to enable you to demand appraisal for your shares. If you or your nominee fails to follow all of the steps required by Section 262 of the General Corporation Law of the State of Delaware, you will lose your right of appraisal. See “Appraisal Rights” on page 49 for a description of the procedures that you must follow in order to exercise your appraisal rights.

Dissenting stockholders who properly perfect their appraisal rights will receive only the judicially-determined fair value of their shares if one or more dissenting stockholders files suit in the Delaware Court of Chancery and litigates the resulting appraisal case to a decision.

Annex D to this proxy statement contains the full text of Section 262 of the General Corporation Law of the State of Delaware, which relates to your right of appraisal. We encourage you to read these provisions carefully and in their entirety.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. These forward looking statements include, among other things, statements we make in this proxy statement regarding the timetable for the merger and the effects of the merger. Words or phrases such as “can be, “ “expects,” “may affect,” “may depend,” “anticipates,” “believes,” “estimates,” “plans,” “projects” and similar words and phrases are intended to identify forward-looking statements. These forward-looking statements are subject to various known and unknown risks and uncertainties and we caution you that any forward-looking information provided by or on behalf of us is not a guarantee of future results, performance or achievements. Actual results could differ materially from those anticipated in these forward-looking statements due to a number of factors, some of which are beyond our control. In addition to the risks discussed below and in our other public filings, press releases and statements by our management, factors that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward looking statements include:

•       conflicts of interest of directors and officers of iVillage in recommending the proposed merger;

•       the possibility that the merger may not be completed in a timely manner or at all, which may adversely affect our business;

•       the possibility that a majority of our stockholders may not adopt the merger agreement;

•       the timing of, and legal, regulatory and other conditions associated with, the completion of the merger;

•       the occurrence or non-occurrence of the other conditions to the closing of the merger;

•       the possibility that the merger may adversely affect our results of operations, whether or not we complete the merger;

•       the transaction expenses associated with the merger;

•       loss of key customers, suppliers or strategic partners as a result of our announcement of the merger proposal; and

•       timing of the closing of the merger and receipt by stockholders of the merger consideration.

You should consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. All forward-looking statements in this proxy statement are current only as of the date on which the statements were made. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events.

THE iVILLAGE SPECIAL MEETING

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting.

Date, Time and Place

We will hold the special meeting at                 on                , 2006, at 9:00 a.m. local time.

Purpose of the Special Meeting

At the special meeting, we are asking holders of record of our common stock at the close of business on         , 2006, to consider and vote on the following proposals:

1.   to adopt the Agreement and Plan of Merger, dated as of March 3, 2006, by and among iVillage Inc., NBC Universal, Inc. and Merger Sub, a wholly-owned subsidiary of NBC Universal, Inc.; and

2.   to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Recommendation of Our Board of Directors

Our board of directors has determined that the terms of the merger agreement are fair to and in the best interests of us and our stockholders and has determined the merger to be advisable to our stockholders.

Our board of directors recommends that our stockholders vote “FOR” the adoption of the merger agreement and “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies. See “The Merger—Recommendation of Our Board of Directors; Our Reasons for the Merger.”

Stockholders Entitled to Vote; Vote Required

A quorum of stockholders is necessary to hold the special meeting. The required quorum for the transaction of business at the special meeting is the presence, either in person or represented by proxy, of the holders of a majority of the voting power of our outstanding common stock. Abstentions and “broker non-votes,” discussed below, count as present for establishing a quorum.

You may vote at the special meeting if you owned shares of our common stock at the close of business on            , 2006, the record date for the special meeting. For each share of our common stock that you owned on the record date, you are entitled to cast one vote on each matter voted upon at the special meeting.

Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our common stock. Our largest stockholder, Hearst, which held approximately 25% of our outstanding common stock as of March 15, 2006, has agreed pursuant to a voting agreement with NBC Universal to vote its share in favor of adoption of the merger agreement.

Because the vote on the proposal to adopt the merger agreement is based on the voting power of the total number of shares outstanding, rather than the number of actual votes cast, failure to vote your shares and broker non-votes will have the same effect as voting against the adoption of the merger agreement.

Approval of the proposal to adjourn the special meeting for the purpose of soliciting proxies, if necessary, requires a majority of the votes cast on the proposal. Because the vote on the proposal to adjourn the meeting is based on the number of actual votes cast, failure to vote your shares and broker non-votes will have no effect on the outcome of the proposal.

A list of our stockholders will be available for review for any purpose germane to the special meeting at our executive offices and principal place of business during regular business hours for a period of ten days before the special meeting and will also be available at the special meeting.

Shares Owned by Our Directors and Executive Officers

As of the close of business on March 15, 2006, our directors and executive officers, beneficially owned 1,834,011 shares of common stock (excluding options exercisable within 60 days) entitled to vote at the meeting, or approximately 2.5% of our total voting power outstanding on that date.

Voting Agreement

Concurrently with the execution of the merger agreement, NBC Universal entered into a voting agreement with Hearst under which Hearst has agreed to vote its shares of our capital stock in favor of the adoption of the merger agreement, and to vote against (a) any action or agreement that would result in a breach by the Company under the merger agreement, (b) any alternative merger or similar transaction or alternative acquisition proposals and (c) any action that could prevent, impede or delay the consummation of the merger. Hearst also agreed not to transfer its shares or, subject to certain exceptions, to solicit or cooperate with any person making an alternative proposal. The voting agreement terminates on the earlier of (i) the termination of the merger agreement in accordance with its terms and (ii) the effective time of the Merger. The voting agreement is attached to this proxy statement as Annex C. We encourage you to read the voting agreement carefully in its entirety. See “The Merger—Description of the Voting Agreement.”

As of March 15, 2006, Hearst held approximately 25% of the voting power of our outstanding common stock.

Voting; Proxies

You may vote by proxy or in person at the special meeting.

Voting in Person

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder of the shares (your broker, bank or nominee) authorizing you to vote at the special meeting.

Voting by Proxy

All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the stockholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted “FOR” the proposal to adopt the merger agreement and the proposal to adjourn the special meeting to solicit additional proxies, if necessary, provided that no proxy that is specifically marked “AGAINST” the proposal to adopt the merger agreement will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the adjournment proposal.

Only shares affirmatively voted for the proposal to adopt the merger agreement and the proposal to adjourn the special meeting to solicit additional proxies, if necessary, and properly executed proxies that do not contain voting instructions, will be counted as votes “FOR” the proposals. Shares of our stock held by persons attending the special meeting but abstaining from voting, and shares of our stock for which we received proxies directing an abstention, will have the same effect as votes against the adoption of the merger agreement, but will not have any effect on the outcome of the vote on the proposal to adjourn the special meeting to solicit additional proxies, if necessary. Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists, but those proxies will have the same effect as votes against the proposal to adopt the merger agreement. Broker non-votes will have no effect on the outcome of the vote on the adjournment proposal.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.

Although it is not currently expected, if the proposal to adjourn the special meeting to solicit additional proxies, if necessary, is approved, the special meeting may be adjourned for the purpose of soliciting additional proxies to approve the proposal to adopt the merger agreement. Other than for the purposes of adjournment to solicit additional proxies, whether or not a quorum exists, holders of a majority of the outstanding voting power of our common stock present in person or represented by proxy at the special meeting and entitled to vote thereat may adjourn the special meeting. Any signed proxies received by us in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances.

Any adjournment may be made without notice (if the adjournment is not for more than thirty days), other than by an announcement made at the special meeting of the time, date and place of the adjourned meeting. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Other Business

No business may be transacted at the special meeting other than consideration of the proposal to adopt the merger agreement and the proposal to adjourn the meeting to solicit additional proxies.

Revocation of Proxies

Submitting a proxy on the enclosed form does not preclude a stockholder from voting in person at the special meeting. A stockholder of record may revoke a proxy at any time before it is voted by filing with our corporate secretary a duly executed revocation of proxy, by submitting a duly executed proxy to our corporate secretary with a later date or by appearing at the special meeting and voting in person. A stockholder of record may revoke a proxy by any of these methods, regardless of the method used to deliver the stockholder’s previous proxy. Attendance at the special meeting without voting will not itself revoke a proxy. If your shares are held in street name, you must contact your broker, bank or nominee to revoke your proxy.

Solicitation of Proxies

We and our proxy solicitation firm, Georgeson Shareholder Communications Inc., are soliciting proxies for the special meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders, including payment of a fee of $8,000, plus reasonable expenses, to Georgeson Shareholder Communications Inc. for its services. In addition to the solicitation of proxies by mail, we will request that banks, brokers and other record holders send proxies and proxy materials to the beneficial owners of our common stock held by them and secure their voting instructions, if necessary. We will reimburse those record holders for their reasonable expenses in so doing. We may use several of our executive officers and regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by telephone, Internet, telegram, facsimile or special delivery letter.

Appraisal Rights

Under the General Corporation Law of the State of Delaware, holders of our common stock who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the adoption of the merger agreement and they comply with the provisions of Section 262 of the General Corporation Law of the State of Delaware set forth in full at Annex D  to this proxy statement, including by not voting in favor of the adoption of the merger agreement. Dissenting stockholders who properly perfect their appraisal rights will receive only the judicially-determined fair value of their shares if one or more dissenting stockholders files suit in the Delaware Court of Chancery and litigates the resulting appraisal case to a decision. For more information on appraisal rights see below under “Appraisal Rights”.

Assistance

If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact:

iVillage Inc.
Attn: Investor Relations
500-512 Seventh Avenue
New York, NY 10018
(212) 600-6000
pr@mail.ivillage.com
OR
Georgeson Shareholder Communications Inc.
14 State Street, 10th Floor
New York, NY 10004
Banks and Brokers Call:
All Others Call Toll Free:

PROPOSAL 1—ADOPTION OF THE MERGER AGREEMENT

THE MERGER

Introduction

We are asking our stockholders to adopt the merger agreement. If we complete the merger, we will become a wholly-owned subsidiary of NBC Universal, and our stockholders will have the right to receive $8.50 in cash, without interest and less any applicable withholding taxes, for each share of common stock that they own that is outstanding immediately prior to the effective time of the merger.

The Companies

iVillage Inc.

Founded in 1995, iVillage is “the Internet for women” and consists of several online and offline media-based properties, including the iVillage.com Web site, or iVillage.com, Healthology, Inc., operator of the Healthology.com Web site and distribution network, or Healthology, HealthCentersOnline, Inc., operator of the HealthCentersOnline, Inc. Web site, or HealthCentersOnline, iVillage Limited, operator of the iVillage.co.uk Web site, or iVillage Limited, iVillage Consulting, The Virtual Mirror, Inc., operator of the GardenWeb.com Web site, or GardenWeb.com, the gURL.com Web site, or gURL.com, Promotions.com, Inc., Knowledgeweb, Inc., operator of the Astrology.com Web site, or Astrology.com, iVillage Parenting Network, Inc., or IVPN, Public Affairs Group, Inc., or PAG, Cooperative Beauty Ventures, LLC, and iVillageSolutions. The following is a synopsis of our operational activities and those of our subsidiaries and divisions:

Subsidiary or Division	Operational Activity
iVillage.com	An online destination providing practical solutions on a range of topics and everyday support for women 18 years of age and over.
Healthology

Acquired on January 7, 2005, Healthology distributes physician-generated videos and articles providing health and medical information via the Healthology.com Web site, or Heathology.com, and a syndication network, and provides Web site creation and development services to healthcare related organizations.

HealthCentersOnline

Acquired on April 8, 2005, HealthCentersOnline provides healthcare information on the Internet for patients and their families and helps patients understand the complex nature of various conditions, diagnostic tests, treatment options and preventive care. HealthCentersOnline creates health content through a unique blend of original physician-edited articles, useful health tools and high impact instructional animations and illustrations.

iVillage Limited

On April 29, 2005, iVillage, through its subsidiary iVillage Limited, acquired from iVillage UK Limited, a subsidiary of Tesco Stores Limited, certain assets relating to the iVillage.co.uk Web site, an online destination providing practical solutions on a range of topics and everyday support for women 18 years of age and over.

iVillage Consulting

Assists companies in the creation and development of Web sites, digital commerce platforms and other aspects of technological infrastructures, primarily for Hearst Communications, Inc., and its affiliates, or Hearst, a related party.

GardenWeb.com	An online destination offering an online community and reference tools focused on horticulture.
gURL.com	An online destination catering to teenage girls that offers advice, games and interactive content to girls 13 years of age and older.
Promotions.com, Inc.	Comprised of two divisions: Promotions.com and Webstakes.com, which offer online and offline promotions and direct marketing programs that are integrated with customers’ marketing initiatives.

Astrology.com	An online destination for individuals seeking daily horoscopes, astrological content and personalized forecasts online.
IVPN

A holding company for iVillage Integrated Properties, Inc., or IVIP, the operator of The Newborn Channel and Lamaze Publishing Company, or Lamaze Publishing, publisher of Lamaze Parents, which collectively provide informational and instructional magazines, custom publications, television programming, videos and online properties of interest to expectant and new parents.

PAG

Comprised of three divisions: Business Women’s Network, Diversity Best Practices and Best Practices in Corporate Communications, each offering an extensive database of pertinent information and events to subscribing companies and members, and relevant publications.

iVillage Solutions	Our consumer products offerings, consisting of an iVillage-branded book series.

We organize our online network to address multiple topics of high importance to females at different age levels, and we seek to enrich their lives through our offerings of unique content, community applications, tools and interactive features. We facilitate use across our content areas by providing a similar look and feel within each area and across our network in general, resulting in consistent and strongly branded Web sites. Membership to iVillage.com is free and provides features such as message boards and other community tools.

We believe women are the “Chief Operating Officers” of the household, especially when it comes to decisions about healthcare. We, therefore, believe offerings related to health and wellness are a natural extension of our core content offerings. During 2005, we acquired Healthology and HealthCentersOnline to augment our existing health content appearing on iVillage.com. We refer to the aggregation of these properties as the iVillage Health Network.

We believe we are an industry leader in developing innovative sponsorships that match the desire of marketers to reach women and parents with the needs of our users to obtain relevant information, products and services. We leverage our online brand awareness by offering books, videos, and other consumer products and services under the iVillage, gURL.com, Lamaze, Business Women’s Network and Healthology brands.

Our principal offices are located at 500-512 Seventh Avenue, New York, New York 10018, and our telephone number is (212) 600-6000.

NBC Universal, Inc.

NBC Universal is one of the world’s leading media and entertainment companies in the development, production, and marketing of entertainment, news, and information to a global audience. Formed in May 2004 through the combining of NBC and Vivendi Universal Entertainment, NBC Universal owns and operates a valuable portfolio of news and entertainment networks, a premier motion picture company, significant television production operations, a leading television stations group, and world-renowned theme parks. NBC Universal is 80% owned by General Electric and 20% owned by Vivendi Universal.

NBC Universal delivers its quality content to a variety of new media platforms, giving consumers what they want, where they want it. In 2004, the company launched NBC Mobile and became the first to create customized television programming especially for the cell phone. Today, content includes original newscasts from NBC News, comedy segments from “The Tonight Show with Jay Leno” and entertainment updates from “Access Hollywood.” NBC Universal also makes its video content available on its Web sites. Netcasts of “Meet the Press” and “NBC Nightly News with Brian Williams” are available on MSNBC.com and CNBCWorldTV.com offers free audio podcasts of “Foreign Exchange.” During the 2006 Torino Winter Games, NBCOlympics.com offered its largest coverage to date with video and audio streams, real-time results and photos, scoring the site a record-breaking 338 million page views during the course of the games. NBC Universal has also made a number of new platform distribution deals, most notably as one of the first content providers to offer programming on Apple Computer Inc.’s iTunes. iTunes customers can download popular and classic television shows from NBC, USA, Sci-Fi and, most recently, Bravo.

NBC Universal’s principal offices are located at 30 Rockefeller Plaza, New York, New York 10112 and their telephone number is (212) 664-4444.

iVillage Acquisition Corp.

Merger Sub is a Delaware corporation and a wholly-owned subsidiary of NBC Universal. Merger Sub was organized solely for the purpose of entering into the merger agreement with NBC Universal and completing the merger and has not conducted any business operations other than those incident to its formation. If the merger is completed, Merger Sub will cease to exist following its merger with and into iVillage.

The mailing address of Merger Sub’s principal offices is c/o NBC Universal, Inc., 30 Rockefeller Plaza, New York, New York 10112 and their telephone number is (212) 664-4444.

Background of the Merger

On July 27, 2005, our board of directors held a regularly scheduled meeting at which the board discussed, among other topics, the Internet advertising marketplace, the activities of and business challenges posed by certain of our competitors, our financial performance, our business operations, certain of our Web site offerings, possible future business activities and the risks associated with those activities, and our acquisitions strategy. Representatives of JPMorgan were invited to attend this meeting and they made a presentation to the board concerning current industry dynamics, the competitive landscape, current trends of consolidation in our industry, and possible strategic opportunities, including three core alternatives:  organic growth, growth through mergers and acquisitions and a possible sale of iVillage to a third party. Representatives of JPMorgan then left the meeting, and subsequently our board members engaged in a discussion about whether to retain JPMorgan as a financial advisor for the purpose of evaluating and reporting to the board on strategic alternatives available to iVillage, including contacting third parties on a confidential basis to assess their interest in a possible acquisition of iVillage. The board determined to retain JPMorgan based on a number of factors, including its knowledge of the industry and familiarity with us, particularly due to JPMorgan’s service as a joint lead managing underwriter for our 2004 common stock offering.

On August 9, 2005, Mr. McCormick and Mr. Steven A. Elkes, our Chief Financial Officer, met with representatives of JPMorgan to discuss the strategy and timetable for contacting third parties.

In early September 2005, JPMorgan, on behalf of iVillage, contacted 13 companies (including NBC Universal) with a view to gauging their interest in a possible strategic transaction with, or an acquisition of, iVillage. Each was informed that iVillage was evaluating a number of strategic alternatives aimed at maximizing stockholder value, including a potential sale of iVillage. However, each also was informed that our board had not then determined to proceed with, or authorized, a sale process. Subsequently, during September and October of 2005, eleven of these companies (including NBC Universal on October 14, 2005) signed confidentiality agreements with iVillage, received presentations based upon publicly available information about iVillage and either met with representatives of JPMorgan or spoke with these representatives in conference calls.

NBC Universal’s representatives held their meeting with JP Morgan’s representatives on October 14 2005. The NBC Universal representatives advised that their company is currently analyzing its digital strategy and would be interested in understanding how iVillage might fit strategically within their company’s plans. These representatives also expressed an interest in a potential strategic partnership between NBC Universal, iVillage and Hearst. Hearst is our largest stockholder, with three representatives, or the Hearst Designees, sitting on our board due to a Stockholder Agreement between iVillage and

Hearst. Hearst also is our largest customer, primarily as a result of a website services agreement, dated as of July 1, 2004, as amended, or the website services agreement, between iVillage and Hearst. The website services agreement can be terminated by Hearst if there is a change of control of iVillage.

Hearst also was one of the 13 companies originally contacted by JPMorgan. As a result, Hearst’s representatives held a meeting on October 14, 2005 with representatives of JPMorgan. Prior to this meeting, Hearst entered into a confidentiality agreement with iVillage. The Hearst representatives attending this meeting, which included Mr. Kenneth Bronfin, one of the Hearst Designees, acknowledged that Hearst is very familiar with iVillage and expressed an interest in a potential strategic transaction with iVillage. However, they advised that Hearst was not yet ready to make a decision in that regard. They also indicated that possible options involving Hearst could entail a sale of Hearst’s entire stake in iVillage to a third party, maintaining or increasing its ownership interest in iVillage with a partner or an acquisition by Hearst of all of the shares of iVillage not owned by Hearst.

On October 27, 2005, our board held a regularly scheduled meeting at which the board discussed the status of JPMorgan’s work to date in evaluating our strategic alternatives. A representative of Orrick, Herrington & Sutcliffe LLP, or Orrick, our outside legal counsel, joined the meeting for this discussion and initially made a presentation to the directors concerning their legal duties. Following this presentation, our board concluded that until such time as Hearst disavows any interest in either acquiring iVillage or joining or assisting others in acquiring iVillage, the Hearst Designees should recuse themselves from any meetings or discussions relating to the board’s consideration of strategic alternatives. During the course of an ensuing discussion, the Hearst Designees advised that they were not presently prepared, on behalf of Hearst, to disavow any interest in such strategic alternatives. At the conclusion of this discussion, the Hearst Designees left the meeting and did not participate in future meetings of our board related to its consideration of strategic alternatives until February 25, 2006.

Representatives of JPMorgan then joined the meeting and made a presentation concerning the meetings and calls JPMorgan’s representatives held with the companies they contacted in September and October of 2005. JPMorgan’s representatives advised that some of these companies expressed a significant interest in acquiring iVillage.  Most of them, according to these representatives, acknowledged the value of access to iVillage’s female audience, iVillage’s strategic position and the potential synergies/benefits of combining iVillage with a larger media or Internet company. As a result, JPMorgan recommended that a solicitation process be undertaken whereby a select group of companies, including the eleven companies that held meetings or calls with JPMorgan, would be contacted regarding a potential acquisition of iVillage. Such a process initially would entail two rounds of bidding, with bidders submitting initial indications of interest following receipt of written evaluation materials containing confidential information about iVillage. Bidders would then be asked to submit final, binding bids following meetings with management and completion of due diligence, primarily through access to an electronic data room established by iVillage. At the conclusion of their presentation, the JPMorgan representatives left the meeting. Our board then discussed JPMorgan’s recommendation and voted to authorize the solicitation process outlined by JPMorgan with the proviso that the board had made no decision to engage in a business combination, sale or other extraordinary transaction involving iVillage. Our board also established a transaction committee consisting of Messrs. McCormick, Edward D. Horowitz and Habib Kairouz to oversee the solicitation process.

Commencing October 28, 2005, representatives of JPMorgan contacted, on behalf of iVillage, 22 companies, including the eleven companies which had previously met or held calls with JPMorgan, inviting them to participate in the solicitation process iVillage had now embarked upon. Five of these eleven companies decided to participate in this process and agreed to amendments to their confidentiality agreements with iVillage that contained restrictions on their ability to solicit certain of our employees as well as “standstill” restrictions on their ability to purchase our shares and engage in other actions which might affect control of our company. NBC Universal was one of these five companies. NBC Universal signed a confidentiality agreement amendment of this kind with iVillage on December 2, 2005. Seven companies not previously contacted by JPMorgan also decided to participate and thereafter entered into new confidentiality agreements with iVillage that contained similar restrictions. Following their execution of these amendments or agreements, each of these 12 companies was furnished with a confidential descriptive memorandum containing information about iVillage, including non-public financial information.

On November 2, 2005, a report was published in the media indicating that iVillage might be considering a sale transaction that would value us in excess of $700 million. On November 2, 2005, the closing per share price of our common stock on the Nasdaq National Market had risen to $7.86. Neither JPMorgan nor we received, from any parties other than the companies contacted through the solicitation process conducted by JPMorgan, any indications of interest or proposals for acquiring us following this media report or others that appeared subsequently, including one that was published on February 15, 2006, which stated, among other things, that iVillage had asked for a second round of acquisition bids.

On November 28, 2005, JPMorgan, on behalf of iVillage, sent a letter to each of the 12 companies which had received the confidential descriptive memorandum requesting them to submit a preliminary, non-binding acquisition proposal no later than December 16, 2005. Ultimately, five of these companies, including NBC Universal and Hearst, submitted initial indications of interest on or shortly after this deadline. NBC Universal’s initial indication of interest stated that it would be prepared to pay between $9.00 and $10.00 per share in cash for 100% of iVillage. Hearst’s initial indication of interest stated that it would be interested in purchasing all of the equity of iVillage at a purchase price between $8.00 and $8.50 per share. The other indications of interest included per share values ranging between $8.00 and $9.25 per share. A sixth company, Bidder A, submitted a letter without a valuation range and, instead, requested additional information and the right to hold discussions with Hearst to explore partnering possibilities.

On December 19, 2006, our board of directors held a special meeting to review the six indications of interest. Representatives of JPMorgan and Orrick participated in this meeting. The JPMorgan representatives made a presentation describing and analyzing the terms of the six indications of interest. The directors then discussed possible responses to each of these companies and whether any or all should be invited to participate in the next stage of the solicitation process, which would involve meetings with management and access to the electronic data room for due diligence purposes. After considering the information and advice provided by the JPMorgan representatives, the board decided to allow all six bidders to advance to this next stage, but also directed JPMorgan to go back to some of the bidders, including Bidder A, and encourage them to revise their indicated price range. Specifically, the consensus of our board was that certain bidders should be informed that our board would be unwilling to consider a bid below $8.50 and expected the high end of each bidder’s range to exceed $9.00 per share. The board also decided that it would be premature to allow Bidder A to hold discussions with Hearst, particularly since some of the other bidders had expressed a similar desire and that allowing Hearst to potentially partner with any bidder at this time or learn about their bid could undermine the competitive process then underway.

Over the next few days, representatives of JPMorgan held discussions with certain of the six bidders and all of those requested to revise their indicated price range, other than Hearst, did so as requested. Mr. Bronfin, responding on behalf of Hearst to JPMorgan’s request, informed a representative of JPMorgan that Hearst did not wish to participate further in the solicitation process as a sole buyer of iVillage. Mr. Bronfin further stated that Hearst might be willing to consider under the right circumstances continuing as a stockholder of iVillage with a partner. Mr. Bronfin also acknowledged that it would be appropriate for the Hearst Designees to continue recusing themselves from our board’s discussions and deliberations concerning the solicitation process and consideration of strategic alternatives.

On January 9, 2006, all five remaining bidders, including NBC Universal, were granted access to iVillage’s electronic data room for due diligence purposes. The data room included public and non-public information concerning iVillage. The data room also included a draft merger agreement prepared by Orrick, which specified the terms of a possible acquisition transaction. During the weeks of January 16th and January 23rd, management presentations, led by Mr. McCormick, were made to representatives of all five bidders, including NBC Universal. Representatives of NBC Universal received the presentation on January 27, 2006.

On January 20, 2006, our board’s transaction committee held a meeting to receive an update on the solicitation process from representatives of JPMorgan. The committee also discussed requests made by some of the bidders that they be allowed to explore the involvement of Hearst in iVillage on a post-acquisition basis. In this regard, the committee evaluated, and approved, a proposed letter to be sent to the bidders asking them to provide in writing, by January 30, 2006, a description of any elements of their final bid that would depend upon (a) participation or cooperation by Hearst or (b) continuation of or changes to the existing business arrangement between Hearst and iVillage. By January 30, 2006, all five bidders had responded. NBC Universal’s response advised JPMorgan that NBC Universal was unable to specify at that time whether Hearst’s participation would be a condition to their offer and that NBC Universal reserved the right to include terms related to Hearst in its final bid.

On January 27, 2006, one of the companies which had met with representatives of JPMorgan in September 2005 contacted JPMorgan and requested a copy of the confidential descriptive memorandum circulated in November 2005 and an opportunity to receive a management presentation. Although this company agreed to an amendment of its confidentiality agreement with us which included a “standstill” restriction and a restriction on soliciting certain of our employees and received the memorandum, no meetings with our management were held with this company and it did not participate further in the solicitation process.

On January 31, 2006, our board of directors held a regularly scheduled meeting. Representatives of JPMorgan summarized for our board developments in the solicitation process since the board last met to discuss the process in late December 2005. JPMorgan also reviewed with the directors the responses submitted by each of the five bidders to iVillage’s request that each bidder address any elements of their final bid that would be dependent upon action or agreement of Hearst. JPMorgan recommended, and after discussion our board authorized, the holding of two hour supervised and structured meetings between Hearst and each bidder interested in such a meeting for the purpose of allowing each such bidder to determine Hearst’s level of interest and role in the solicitation process. The consensus of the board was that although exposing Hearst to each of the bidders could adversely affect the competitive process then underway, it was more important at this stage of the process to allow each such bidder an opportunity to have direct contact with Hearst, although in a setting where a representative of JPMorgan would be present to ensure that the bidders did not share with Hearst the terms of their non-binding acquisition proposals.

On February 2, 2006, a representative of JPMorgan spoke with Mr. Bronfin in order to ascertain Hearst’s willingness to meet only with those bidders who had expressed an interest in such a meeting. JPMorgan also informed Mr. Bronfin that Hearst would be granted access to our electronic data room to facilitate Hearst’s ability to promptly partner with a particular bidder should it choose to do so.  Mr. Bronfin advised JPMorgan that Hearst was willing to hold such meetings. Subsequently, Hearst and these bidders executed amendments to their confidentiality agreements with iVillage to allow these meetings to take place. These meetings were held between February 8 and 10, 2006. NBC Universal held its meeting with Hearst on February 8, 2006.

On February 10, 2006, our board’s transaction committee held a meeting to review and discuss the outcome of the meetings between Hearst and certain bidders. Since those discussions were intended to be confidential as between Hearst and each such bidder, representatives of JPMorgan provided to our board only a general overview of the tone of these meetings. They also informed the committee that one of the five bidders had dropped out of the solicitation process. The committee members then discussed the timing of a response from Hearst to these meetings as well as the optimal deadline which should be established for the receipt of definitive proposals to acquire iVillage.

After this meeting on February 10, 2006, JPMorgan, on behalf of iVillage, sent to the four remaining bidders a letter outlining the procedures for submitting a final definitive proposal to acquire iVillage. The letter instructed the bidders to submit their proposals no later than February 22, 2006, and, among other things, to specify a purchase price and provide a markup of the draft merger agreement which had been made available to the bidders in early January.

On February 14, 2006, Mr. Bronfin contacted a representative of JPMorgan and advised that at that time Hearst was unwilling to select a partner or engage in further discussions with a potential partner. He also stated that Hearst would like to see the solicitation process proceed. Later on that date, a meeting of our board’s transaction committee was held to consider and discuss this development. After receiving an update from representatives of JPMorgan, the committee directed JPMorgan to inform each of the four bidders of Hearst’s position.

Subsequently on that date, representatives of JPMorgan contacted each such bidder, including NBC Universal, as instructed by the committee. NBC Universal advised JPMorgan that Hearst’s position did not influence its interest in submitting an acquisition proposal for iVillage. Bidder A, which was one of the bidders contacted that day by JPMorgan, expressed surprise at Hearst’s response and repeated its desire, which it had expressed previously in its December acquisition proposal and on other occasions to JPMorgan, to develop a joint ownership strategy with Hearst. Another one of the bidders, Bidder B, advised that it had not yet decided whether to acquire iVillage on its own and without Hearst. The final bidder, Bidder C, advised that it would not be able to acquire iVillage without a strategic partner like Hearst and, therefore, it would have to drop out of the process unless it could identify another possible strategic partner.

On February 16, 2006, a representative of JPMorgan contacted, with the support of Bidder C,  a possible strategic partner for Bidder C. However, later that day this possible partner informed JPMorgan that it would not have enough time to conduct due diligence before the February 22nd bid deadline. Subsequently, Bidder C informed JPMorgan that it would not submit a definitive proposal to acquire iVillage.

On February 21, 2006, counsel for NBC Universal spoke by telephone with Orrick attorneys about the draft merger agreement. Among other things, NBC Universal’s counsel expressed the view that should NBC Universal prevail in the solicitation process, NBC Universal expected the final merger agreement to include meaningful “deal protection” provisions.

Also on February 21, 2006, Bidder A informed JPMorgan that it would not submit a definitive proposal to acquire iVillage.

On February 22, 2006, NBC Universal provided its proposal to acquire 100% of the equity of iVillage for $8.25 per share in cash. The NBC Universal proposal was not contingent on financing and included a markup of the draft merger agreement. This proposal was conditioned, among other things, upon Hearst entering into a voting agreement with NBC Universal, a form of which accompanied the proposal. The proposal included a list of open due diligence items. The proposal stated that it would remain open until 5:00 p.m., Eastern time, on March 3, 2006.

Also on February 22, 2006, Bidder B provided to JPMorgan a letter expressing Bidder B’s continuing interest in a transaction with iVillage. Contrary to the bidding instructions letter sent by JPMorgan on February 10th, the letter did not specify the terms upon which Bidder B might be willing to acquire iVillage nor did it include a markup of the draft merger agreement. The letter stated that Bidder B’s “valuation of iVillage varies significantly between scenarios involving Hearst and those that do not.” The letter requested that iVillage arrange or allow further discussions between Bidder B and Hearst to enable Bidder B to “value fully” iVillage. The letter also stated that “before our discussions with Hearst, we cannot be sure what price or terms will be possible to consider.”  Lastly, the letter referenced certain due diligence items that Bidder B desired to review which, in Bidder B’s opinion, might affect the price it could offer.

On February 22, 2006, in connection with Bidder B’s submission of its letter to JPMorgan, a representative of Bidder B’s financial advisor twice contacted JPMorgan in an effort to further explain its reasons for furnishing an expression of continuing interest. In both instances, JPMorgan urged Bidder B to make a final definitive proposal to acquire iVillage as specified by the February 10th bidding instructions letter.

On February 24, 2006, Bidder B sent JPMorgan another letter in which Bidder B again sought to explain why it viewed discussions with Hearst as being important to its formulation of a value for iVillage. Referring to its prior letter, Bidder B also reminded JPMorgan of its continuing interest in iVillage. However, Bidder B did not specify in this letter any terms for a possible acquisition of iVillage. Also on February 24, 2006, an Orrick attorney received a telephone call from counsel for Bidder B in which such counsel expressed similar views on behalf of Bidder B.

Later during the morning of February 24, 2006, our board held a special meeting to receive an update on the solicitation process. Members of management and representatives of JPMorgan and Orrick and a representative of Hughes Hubbard & Reed, or Hughes, participated in this meeting. Initially, our board approved the retention of Hughes to act as counsel to our independent directors in connection with the board’s exploration of strategic alternatives. JPMorgan then reviewed in detail the latest developments in the solicitation process. In particular, JPMorgan summarized from a financial perspective the acquisition proposal submitted by NBC Universal and the expression of continuing interest submitted by Bidder B. JPMorgan also presented to our board a valuation analysis in light of the value placed on iVillage by NBC Universal. In addition, JPMorgan updated the board on the positions of both Bidder A and Bidder C, neither of whom had submitted proposals to acquire iVillage. Orrick then reviewed with the board the NBC Universal acquisition proposal from a legal perspective. Thereafter, our board held a lengthy discussion concerning both the NBC Universal acquisition proposal and the expression of continuing interest from Bidder B. The board also discussed possible responses to, and the benefits and risks of, the differing opportunities presented by both alternatives. The board then instructed its advisors to propose a $9.00 per share cash purchase price to, and seek improved contract terms from, NBC Universal and to strongly urge Bidder B to make a specific acquisition proposal consistent with the February 10th bidding instructions letter. The board further instructed its advisors to inform Hearst of the details of the two opportunities presented by NBC Universal and Bidder B and ascertain Hearst’s level of interest in these opportunities as well as Hearst’s possible interest in partnering with Bidder A despite the unwillingness that Hearst expressed on February 14th to engage in further discussions with a potential partner.

During the afternoon of February 24, 2006, Mr. McCormick and representatives of JPMorgan and Orrick met with representatives of Hearst at Hearst’s offices in New York City. Both the JPMorgan representatives and the Orrick representatives summarized the alternative opportunities presented by the NBC Universal acquisition proposal and Bidder B’s expression of continuing interest. They also provided Hearst with copies of the letters and documents submitted by NBC Universal and Bidder B. During the course of an ensuing discussion, the Hearst representatives, on behalf of Hearst, advised JPMorgan and Orrick that Hearst did not wish to consider continuing as a stockholder of iVillage and did not wish to discuss with either Bidder A or Bidder B a possible partnering arrangement or other strategic arrangements relating to the ownership of iVillage. These representatives also expressed a view on behalf of Hearst that Hearst would be willing to sell its shares in a transaction of the kind proposed by NBC Universal, although it desired that iVillage secure the highest possible price from NBC Universal. The Hearst representatives also stated that Hearst was agreeable in principle to signing the type of voting agreement proposed by NBC Universal, assuming that certain contract terms proposed by NBC Universal were modified.

During early evening on February 24, 2006, representatives of JPMorgan and Orrick made calls to NBC Universal and Bidder B’s financial and legal advisors in furtherance of our board’s instructions. JPMorgan first informed NBC Universal that iVillage was proceeding down two alternative paths and that one path would be a negotiation of NBC Universal’s acquisition proposal. JPMorgan explained that this proposal was viewed by iVillage as a relatively clean bid, offering several advantages. JPMorgan also stated that iVillage would be interested in pursuing a transaction with NBC Universal at a valuation of $9.00 per share, provided that NBC Universal was prepared to quickly conclude its due diligence investigation and contract negotiations and that certain contract terms proposed by NBC Universal were modified. These terms that iVillage desired modified included (as proposed by NBC Universal) a covenant that would require iVillage to submit the proposed transaction to a stockholder vote even if our board withdrew its recommendation of the transaction; a termination fee equal to 4.9% of the aggregate consideration paid in the acquisition; a material adverse change definition that iVillage viewed as unfavorable; and a covenant contained in the voting agreement proposed by NBC Universal that would require Hearst to waive its right to terminate its website services agreement with iVillage as a result of NBC Universal’s acquisition of control of iVillage.

During the call to Bidder B’s advisors, JP Morgan stated that although Bidder B had failed to submit a bid and otherwise had failed to adhere to the specific bidding guidance set forth in the February 10th letter, Bidder B still had a narrow window in which to provide a specific acquisition proposal that included a valuation of iVillage. JPMorgan further stated that Hearst was not interested in partnering with Bidder B. As a result, JPMorgan explained, Bidder B needed to submit a bid which placed a value on iVillage in order to warrant further consideration.

Later during the evening of February 24, 2006, our board held a special meeting to receive an update from its financial and legal advisors concerning the conversations held earlier in the day with Hearst, NBC Universal and Bidder B’s advisors.

During the afternoon of February 25, 2006, representatives of JPMorgan and Orrick spoke by telephone with representatives of NBC Universal. NBC Universal informed iVillage’s advisors that NBC Universal would be willing to acquire 100% of the equity of iVillage for $8.40 per share in cash. NBC Universal also expressed a willingness to move as quickly as possible to conclude a negotiated transaction on the schedule proposed by iVillage. NBC Universal further stated a willingness to modify certain contract provisions in its merger agreement markup, but did not make any specific proposals in this regard. NBC Universal also stressed the importance to NBC Universal of knowing, at the signing of a definitive agreement to acquire iVillage, Hearst’s intentions as to the website services agreement since Hearst’s intentions had value implications from NBC Universal’s perspective.

Later on the afternoon of February 25, 2006, representatives of JPMorgan and Orrick spoke by telephone with a representative of Hearst and outlined the discussions that had taken place with NBC Universal. A discussion then ensued concerning NBC Universal’s position on the website services agreement. Hearst expressed a willingness to work with NBC Universal on alternative business arrangements as well as a transition period for bringing certain business activities to an end, but Hearst presently desired to exercise its right to terminate this agreement upon a change in control of iVillage and then seek a renegotiation of the business relationship defined by this agreement.

Immediately after this discussion, our board held a special meeting to consider and review the status of negotiations with NBC Universal and the discussions that had been held with Bidder B. Members of management and representatives of JP Morgan, Orrick and Hughes attended this meeting as did two of the Hearst Designees. The financial and legal advisors updated our board on the various conversations that had taken place since the directors met during the prior evening. The directors then engaged in an extended discussion of certain contract issues relating to both the merger agreement and the voting agreement proposed by NBC Universal. The advisors addressed several questions raised by the directors. The board then instructed its advisors to propose an $8.50 per share cash purchase price to NBC Universal and a deadline for the signing of a definitive merger agreement. The board also directed its advisors to condition this proposal upon NBC Universal’s agreement to drop its proposed covenant that would require iVillage to submit the proposed transaction to a stockholder vote even if our board withdrew its recommendation of the transaction; to lower the termination fee percentage to 2.75%; and to a more favorable material adverse change definition.

During the early evening on February 25, 2006, representatives of JPMorgan and Orrick again spoke by telephone with representatives of NBC Universal in order to convey both the proposal authorized by our board and the position of Hearst with respect to the website services agreement.

Subsequently, a representative of each of JPMorgan and NBC Universal held a conversation during which NBC Universal expressed a willingness to acquire 100% of the equity of iVillage for $8.45 per share in cash. NBC Universal again indicated that knowing Hearst’s intentions as to the Website Services Agreement when a definitive merger agreement is signed had value implications from NBC Universal’s perspective.

Around midnight on February 25, 2006, Mr. McCormick and a representative of Hearst spoke by telephone to discuss NBC Universal’s concerns regarding the website services agreement. Mr. McCormick suggested, and after some discussion the Hearst representative authorized, on behalf of Hearst, that a proposal be made to NBC Universal in which Hearst would agree not to terminate this agreement during the first six months following an acquisition of iVillage by NBC Universal so long as NBC Universal agreed to the $8.50 per share acquisition price proposed by iVillage.

During the next morning, February 26, 2006, this proposal was communicated by JPMorgan to, and accepted by, NBC Universal. NBC Universal also agreed to drop its insistence on a covenant requiring us to submit the proposed transaction to a stockholder vote even if our board withdrew its recommendation of the transaction. NBC Universal also agreed to modify its proposed material adverse change definition for the merger agreement. However, NBC Universal did not then express a new position on its termination fee proposal.

During the afternoon of February 26, 2006, representatives of iVillage, JPMorgan and Orrick spoke by telephone with representatives of NBC Universal to discuss possible schedules for completion of open due diligence items and negotiation of the merger agreement between iVillage and NBC Universal.

During the evening of February 26, 2006, representatives of iVillage and Orrick attended a meeting at the offices of Weil, Gotshal & Manges LLP, or Weil, counsel to NBC Universal, to discuss with representatives of Weil and NBC Universal various aspects of NBC Universal’s markup of the draft merger agreement.

On February 27, 2006, our board convened a special meeting to consider and review the status of negotiations with NBC Universal. Members of management and representatives of JP Morgan, Orrick and Hughes attended this meeting as did two of the Hearst Designees. The financial and legal advisors updated our board on the various conversations that had taken place since the directors last met on February 25th. An Orrick attorney reviewed with the directors certain legal considerations. The attorney also summarized for the directors the principal terms and legal aspects of the draft merger agreement and voting agreement, including the remaining primary areas of disagreement between iVillage and NBC Universal. Management and the advisors responded to numerous questions posed by the directors and the directors engaged in a detailed discussion of certain contract issues, including in particular those related to deal protection and certainty of closing. At the conclusion of this meeting, the independent directors met separately with the Hughes attorney to discuss certain terms and legal aspects of the proposed transaction.

Early in the week of February 27th, a representative of the financial advisor to Bidder B informed a representative of JPMorgan that Bidder B had determined not to submit a definitive proposal to acquire iVillage.

Between February 27 and March 3, 2006, iVillage and NBC Universal through legal advisors exchanged several drafts of the merger agreement. Extensive negotiations were held regarding the terms and conditions of the merger agreement. At the same time, NBC Universal and Hearst negotiated the voting agreement. During this time period, our board was kept informed of the progress of the negotiations by means of summaries and draft documents circulated by counsel for iVillage. By the afternoon of March 3, 2006, the parties had substantially completed their negotiations and the related documentation.

During the afternoon of March 3, 2006 our board held a special meeting to consider whether to approve the proposed transaction. Members of management and representatives of JP Morgan, Orrick and Hughes attended this meeting as well as all three Hearst Designees. A representative of JPMorgan made a financial presentation to the board.  JPMorgan then delivered its opinion, confirmed later by delivery of a written opinion dated March 3, 2006, to the effect that, as of such date and subject to the various assumptions and qualifications set forth therein, the consideration to be received in the Merger by the common stockholders of iVillage is fair from a financial point of view to such stockholders. An Orrick attorney then reviewed with our board their fiduciary duties as directors and applicable legal considerations. The Orrick attorney also updated our board on changes in the definitive documentation since the previous meeting of our board. Complete drafts of the merger agreement and voting agreement, which had been distributed to each director prior to the meeting, then were reviewed. iVillage management, our board and their legal and financial advisors then further discussed the proposed transaction and the risks that the transaction would not close. They also discussed the interests of certain of our officers and directors in the merger. Following additional questions, answers and discussion, our board unanimously voted to approve the merger agreement, the voting agreement and the transactions contemplated by the merger agreement and voting agreement and resolved to recommend that the stockholders of iVillage vote to adopt the merger agreement.

During the evening of March 3, 2006, the merger agreement was executed by iVillage, NBC Universal and Merger Sub, and the voting agreement was executed by Hearst and NBC Universal.

Before the opening of the market on Monday, March 6, 2006, iVillage and NBC Universal issued a joint press release announcing the transaction.

Recommendation of Our Board of Directors; Our Reasons for the Merger

Recommendation of Our Board of Directors

Our board of directors, by the unanimous vote of all directors:

•       approved the merger agreement and other transactions contemplated by the merger agreement, and declared the merger to be advisable to our stockholders;

•       determined that it was in the best interests of us and our stockholders to enter into the merger agreement and consummate the merger on the terms and conditions set forth in the merger agreement; and

•       determined that the consideration to be paid to our stockholders in the merger was fair.

Accordingly, our board of directors recommends that you vote “FOR” the adoption of the merger agreement.

Reasons for the Merger

In reaching its determination to approve and adopt the merger agreement and the transactions contemplated thereby and to recommend that you vote in favor of the proposal to adopt the merger agreement, our board of directors consulted with our management, as well as our legal and financial advisors, and considered a number of factors including the following material factors:

Factors Relating to the Transaction Generally:

•       The online business market is rapidly evolving and intensely competitive, and competition is likely to further intensify in the future.

•       Competition for members, users and advertisers, both on Internet Web sites and in more traditional media, is intense; barriers to entry are currently minimal; and current and new competitors can launch new Web sites and online services and features at a relatively low cost.

•       Many of our current competitors, including Time Warner’s AOL service, Microsoft Corporation’s MSN service and Yahoo! Inc., have significantly greater brand recognition, more content, broader service offerings and greater financial resources than we do.

•       The risks and uncertainties of pursuing other strategic options available to us, including the challenges faced by us in remaining independent and continuing to implement our business plan or pursuing other strategic alternatives.

•       The environment for acquisitions in the online business market is very competitive such that we currently represent a valuable strategic opportunity for potential buyers such as NBC Universal, given our ability to attract members, users and advertisers to our Web sites.

Factors Relating to the Specific Terms of the Merger Agreement with NBC Universal:

•       The premium that the merger consideration represents to current and historical market values and various other valuations of us, including the fact that the $8.50 per share to be paid as the consideration in the merger represents a premium of approximately 9.20% over the 30-day trailing average of $7.78 per share as of March 3, 2006, a premium of approximately 12.58% over the $7.55 closing sale price of our common stock on The Nasdaq National Market on November 1, 2005, the last trading day before reports began to appear in the financial press that we might be considering a potential transaction, a premium of approximately 10.93% over the 6-month trailing average of $7.66 per share as of March 3, 2006, a premium of approximately 25.40% over the 12-month trailing average of $6.78 per share as of March 3, 2006, and a premium of approximately 6.52% over the $7.98 closing sale price per share of our common stock on The Nasdaq National Market on March 3, 2006, the last trading day prior to the public announcement of the execution of the merger agreement.

•       The strategic review process conducted under the direction of our board, including the solicitation process conducted by JPMorgan, including, in particular, that JPMorgan contacted 22 potential acquirers regarding a possible acquisition of iVillage, 13 potential acquirers entered into confidentiality agreements and received an information memorandum, six of such potential acquirers submitted indicative non-binding proposals, five of such potential acquirers participated in management presentations and conducted due diligence, only NBC Universal ultimately submitted a final definitive proposal to acquire us, and NBC Universal’s bid was increased and its initially proposed contract terms were modified during negotiations related to the transaction.

•        Additionally, following reports that began to appear in the financial media on November 2, 2005 indicating that we might be considering a potential transaction, no proposals were received by JPMorgan or us from parties other than those that had been previously contacted by JPMorgan.

•       Our board of directors’ business judgment, in light of the solicitation process, the arms length negotiations with NBC Universal, the reports in the financial media and the willingness of Hearst, our largest stockholder, to sign a voting agreement, that the merger consideration is likely the highest price reasonably attainable for our stockholders in a merger or other acquisition transaction.

•       The merger consideration consists solely of cash, which provides certainty of value to our stockholders.

•       The absence of any financing condition to completion of the merger and our board’s belief regarding the adequacy of the capital resources available to NBC Universal to pay the merger consideration.

•       The merger agreement, subject to specified limitations and requirements, allows our board of directors to furnish information to and conduct negotiations with third parties under certain circumstances.

•       The merger agreement, subject to specified limitations and requirements (including payment of a termination fee to NBC Universal), allows our board of directors to terminate the merger agreement in order to accept a superior proposal.

•       The stockholder voting agreement with Hearst terminates in the event that the merger agreement terminates, which permits Hearst to support a transaction involving a superior offer in such a case.

•       The terms of the merger agreement, including that the conditions to closing the merger are limited to our stockholders’ approval, antitrust clearance and other customary conditions.

•       The likelihood that regulatory approvals necessary to complete the proposed merger will be obtained.

•       The relatively short time period that is likely necessary to close the transaction.

•       NBC Universal is generally obligated to close the merger notwithstanding any breaches of our representations and warranties, unless those breaches would result in a material adverse effect on us and our subsidiaries, taken as a whole.

•       Under the merger agreement, changes to our business arising from the following will not be taken into account when determining whether NBC Universal may terminate the merger agreement due to a breach of a representation or warranty resulting in a material adverse effect on us and our subsidiaries, taken as a whole:

•        the public announcement of the merger agreement, including the loss of customers, suppliers, employees or independent contractors as a result of the announcement of the merger;

•        the execution and delivery of the merger agreement, including the loss of customers, suppliers, employees or independent contractors as a result of the execution and delivery of the merger agreement;

•        any change in the market price or trading volume of our common shares taken by itself (but excluding therefrom any underlying cause of such effect);

•        any failure by us to meet any projections or forecasts for any period ending (or for which revenues or earnings are released) on or after March 3, 2006 (but excluding therefrom any underlying cause of such effect);

•        changes in laws or regulations or generally accepted accounting principles (or any interpretation thereof);

•        any expiration or any breach by Hearst of its website services agreement with us dated July 1, 2004, as amended;

•        changes generally affecting the industries in which we or our subsidiaries operate, so long as such changes do not disproportionately affect us and our subsidiaries;

•        changes in economic conditions in the United States, in any region thereof, or in any non-U.S. or global economy, except changes that disproportionately affect us or our subsidiaries; and

•        any attack on, or by, outbreak or escalation of hostilities or acts of terrorism involving the United States, or any declaration of war by the United States Congress or any hurricane or other natural disaster that does not disproportionately affect us and our subsidiaries.

•       The presentation by JPMorgan and its opinion that, as of March 3, 2006, and subject to the various assumptions and qualifications set forth therein, the consideration to be received in the Merger by common stockholders is fair from a financial point of view to such stockholders.

Potential Negative Factors Relating to the Transaction:

Our board of directors also considered potential drawbacks or risks relating to the merger, including the following material risks and factors:

•       We will no longer exist as an independent company and our stockholders will no longer participate in our growth as an independent company and also will not participate in any synergies resulting from the merger.

•       The merger agreement precludes us from actively soliciting alternative proposals.

•       We would be obligated to pay NBC Universal a termination fee of $23.5 million if we or NBC Universal terminates the Merger Agreement under certain circumstances, which may deter others from proposing an alternative transaction that might be more advantageous to our stockholders.

•       While the merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied and, as a result, it is possible that the merger may not be completed even if the merger agreement is adopted by our stockholders.

•       If the merger does not close, we may incur significant risks and costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and potentially negative effects on our business, advertiser and customer relationships.

•       Certain directors and officers may have conflicts of interest in connection with the merger, as they may receive certain benefits that are different from, and in addition to, those of our other stockholders.

•       The gain from an all-cash transaction would be taxable to our tax-paying stockholders for United States federal income tax purposes.

After taking into account all of the factors set forth above, as well as others, our board of directors unanimously agreed that the benefits of the merger outweigh the risks and that the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of us and our stockholders. Our board of directors has unanimously approved the merger agreement and the merger and recommends that our stockholders vote to adopt the merger agreement at the special meeting.

The foregoing discussion is not intended to be exhaustive, but we believe it addresses the material information and factors considered by our board of directors in its consideration of the merger. In view of the number and variety of factors and the amount of information considered, our board of directors did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of our board of directors may have given different weights to different factors.

Opinion of JPMorgan

Pursuant to an engagement letter dated September 20, 2005, we retained JPMorgan as our financial advisor and to deliver a fairness opinion in connection with the proposed merger.

At the meeting of our board of directors on March 3, 2006, JPMorgan rendered its oral opinion, subsequently confirmed in writing, to our board of directors that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid to our common stockholders in the proposed merger was fair, from a financial point of view, to such stockholders.

The full text of the written opinion of JPMorgan dated March 3, 2006, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Appendix B to this Proxy Statement and is incorporated herein by reference. Our stockholders are urged to read the opinion in its entirety. JPMorgan’s written opinion is addressed to our board of directors, is directed only to the fairness from a financial point of view of the consideration to be paid in the merger and does not constitute a recommendation to any of our stockholders as to how such stockholder should vote at the special meeting. The summary of the opinion of JPMorgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

In arriving at its opinion, JPMorgan, among other things:

•       reviewed a draft, dated March 3, 2006, of the merger agreement;

•       reviewed a draft, dated March 2, 2006, of the stockholder voting agreement entered into between Hearst and NBC Universal;

•       reviewed certain publicly available business and financial information concerning us and the industry in which we operate;

•       compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies JPMorgan deemed relevant and the consideration received for such companies;

•       compared our financial and operating performance with publicly available information concerning certain other companies JPMorgan deemed relevant;

•       reviewed the current and historical market prices of our common stock and certain publicly traded securities of such other companies;

•       reviewed certain internal financial analyses and forecasts prepared by our management relating to our business;

•       reviewed certain third party analyses relating to the utilization of and limitations on our net operating loss carryforwards; and

•       performed such other financial studies and analyses and considered such other information as JPMorgan deemed appropriate for the purposes of its opinion.

JPMorgan also held discussions with certain members of our management with respect to certain aspects of the merger, and past and current business operations, our financial condition and future prospects and operations, and certain other matters JPMorgan believed necessary or appropriate to its inquiry.

JPMorgan relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with JPMorgan by us or otherwise reviewed by or for JPMorgan. JPMorgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did it evaluate our solvency or NBC Universal’s solvency under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to it, JPMorgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by our management as to our expected future results of operations and financial condition to which such analyses or forecasts relate, and JPMorgan has assumed the accuracy of the third party analyses relating to our net operating loss carryforwards. JPMorgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. JPMorgan also assumed that the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement and this proxy statement, and that the definitive merger agreement and the definitive stockholder voting agreement would not differ in any material respect from the drafts of such agreements provided to JPMorgan. JPMorgan relied as to all legal matters relevant to the rendering of its opinion upon the advice of counsel. JPMorgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on us.

JPMorgan’s opinion is based on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of, the date of such opinion. Subsequent developments may affect JPMorgan’s written opinion dated March 3, 2006, and JPMorgan does not have any obligation to update, revise, or reaffirm such opinion. JPMorgan’s opinion is limited to the fairness, from a financial point of view, of the consideration to be paid to our common stockholders in the proposed merger, and JPMorgan has expressed no opinion as to the fairness of the merger to, or any consideration of, the holders of any other class of securities, creditors or other of our constituencies or the underlying decision by us to engage in the merger. JPMorgan expressed no opinion as to the fairness of any other agreements or arrangements between us and Hearst or any of its affiliates, including without limitation any agreements or arrangements related to that certain website services agreement, entered into as of July 1, 2004, as amended, by and between iVillage and Hearst.

In accordance with customary investment banking practice, JPMorgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by JPMorgan in connection with providing its opinion:

Comparable Publicly Traded Companies

Using publicly available information, JPMorgan compared our selected financial data with similar data for selected publicly traded companies engaged in businesses which JPMorgan judged to be analogous to us. The companies selected by JPMorgan were:

•       Bankrate, Inc.

•       CNET Networks, Inc.

•       Homestore, Inc.

•       The Knot Inc.

•       ValueClick, Inc.

•       WebMD Health Corp.

•       Yahoo! Inc.

Publicly available Wall Street consensus estimates for each comparable company were used. JPMorgan reviewed multiples of total firm value, or FV, which consists of the market value of the particular company’s equity, referred to as equity value, or EV, plus the book value of the particular company’s total debt (and certain unfunded liabilities), minus cash, cash equivalents and marketable securities, to Wall Street consensus projected earnings before interest, taxes, depreciation and amortization, referred to as EBITDA. JPMorgan also reviewed growth adjusted multiples of FV to projected EBITDA, calculated by dividing the FV to projected EBITDA multiple by the 2005 to 2007 projected EBITDA compound annual growth rate, or CAGR. JPMorgan reviewed multiples of the price per share to Wall Street consensus projected earnings per share, referred to as EPS. JPMorgan also reviewed growth adjusted multiples of the price per share to EPS, calculated by dividing the price per share to EPS multiple by the 2005 to 2007 EPS CAGR. The following table reflects the results of the analysis:

Comparable publicly traded companies	Range	Median		Mean
FV to 2006 projected EBITDA	12.6–42.8x	23.2	x	27.1	x
FV to growth adjusted 2006 projected EBITDA	0.3–1.0x	0.6	x	0.6	x
FV to 2007 projected EBITDA	10.5–35.5x	17.7	x	18.9	x
FV to growth adjusted 2007 projected EBITDA	0.2–0.8x	0.4	x	0.4	x
2005-2007 EBITDA CAGR	28.3–108.3%	40.8%		54.1%
Price per share to 2006 projected EPS	29.6–91.2x	39.8	x	46.1	x
Price per share to growth adjusted 2006 projected EPS	0.2–1.8x	1.0	x	1.0	x
Price per share to 2007 projected EPS	19.0–69.4x	30.0	x	33.0	x
Price per share to growth adjusted 2007 projected EPS	0.1–1.3x	0.8	x	0.7	x
2005-2007 EPS CAGR	26.0–186.0%	45.5%		73.3%

JPMorgan applied a range of multiples derived from such analysis to management’s estimate of our projected 2006 EBITDA of $27.0 million, yielding implied per share values for our common stock of approximately $6.35 to $8.70. JPMorgan also applied a range of multiples derived from such analysis to the Wall Street consensus projected 2006 EBITDA of $24.6 million, yielding implied per share values for our common stock of approximately $5.87 to $8.01. JPMorgan adjusted both management and Wall Street’s estimates to reflect the scheduled expiration of the website services agreement, entered into as of July 1, 2004, as amended, by and between iVillage and Hearst.

Discounted Cash Flow Analysis

JPMorgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for our common stock. JPMorgan calculated the unlevered free cash flows that we are expected to generate during fiscal years 2006 through 2015 based upon financial projections prepared by management and based on Wall Street consensus estimates.

In the discounted cash flow analysis JPMorgan used: (i) discount rates ranging from 11.0% to 13.0%, based upon an analysis of the weighted average cost of our capital as well as selected publicly traded comparable companies and a range of betas (which are coefficients measuring a stock’s relative volatility in relation to the rest of the stock market), and (ii) terminal revenue growth rates ranging from 4.0% to 5.0%. The present value of the unlevered free cash flows and the range of terminal values were then adjusted for our net cash as of December 31, 2005. As part of the total equity value calculated for iVillage, JPMorgan included the present value of the tax benefit from our estimated net operating loss carryforwards, referred to as NOLs, based on the ending balance as of December 31, 2005. JPMorgan adjusted both management and Wall Street’s estimates to reflect the scheduled expiration of the website services agreement, entered into as of July 1, 2004, as amended, by and between iVillage and Hearst.

The analysis yielded the following share prices:

Implied Share Prices

	iVillage	iVillage
	Management Projections	Wall Street Projections
Highest estimated valuation	$10.40	$7.19
Lowest estimated valuation	$7.63	$5.27

Selected Transaction Analysis

JPMorgan reviewed the publicly available financial terms of certain transactions involving companies JPMorgan deemed relevant and the consideration received for such companies. The following is a list of the referenced transactions and their respective dates of announcement:

Date Announced	Acquirer	Target
09/08/05	News Corporation	IGN Entertainment, Inc.
07/18/05	News Corporation	Intermix Media, Inc.
06/06/05	The E.W. Scripps Company	Shopzilla, Inc.
06/01/05	eBay Inc.	Shopping.com Ltd.
03/21/05	IAC/InterActiveCorp	Ask Jeeves, Inc.
02/17/05	The New York Times Company	About, Inc.
11/14/04	Dow Jones & Company, Inc	MarketWatch, Inc.
03/26/04	Yahoo! Inc	Kelkoo S.A.
05/05/03	IAC/InterActiveCorp	LendingTree, Inc.

JPMorgan chose the selected transactions because they were business combinations that, for the purposes of the analysis, JPMorgan considered to be reasonably similar to the merger. The selected transactions may differ significantly from the merger based on, among other things, the size of the transactions, the structure of the transactions, the financial and other characteristics of the parties to the transactions, and the dates that the transactions were announced or consummated. JPMorgan reviewed the multiples of firm value to one year forward EBITDA for each of the target companies in the selected transactions. The following table reflects the results of the analysis:

Multiple Analysis	Range	Median	Mean
Firm value to one year forward EBITDA	15.6—32.5x	22.8	22.8

JPMorgan applied a range of multiples derived from such analysis to management’s estimate of our projected 2006 EBITDA of $27.0 million, yielding implied per share values for our common stock of approximately $7.36 to $10.36. JPMorgan also applied a range of multiples derived from such analysis to the Wall Street consensus projected 2006 EBITDA of $24.6 million, yielding implied per share values for our common stock of approximately $6.79 to $9.53. JPMorgan adjusted both management and Wall Street’s estimates to reflect the scheduled expiration of the website services agreement, entered into as of July 1, 2004, as amended, by and between iVillage and Hearst.

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by JPMorgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. JPMorgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, JPMorgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, JPMorgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by JPMorgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, JPMorgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to us, and none of the selected transactions reviewed was identical to the merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of JPMorgan’s analysis, may be considered similar to ours. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of JPMorgan’s analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to us and the transactions compared to the merger.

As a part of its investment banking business, JPMorgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. JPMorgan was selected to advise us with respect to the merger and deliver an opinion to our board of directors with respect to the merger on the basis of such experience and its familiarity with us.

JPMorgan acted as a financial advisor to iVillage with respect to the merger and we have agreed to pay fees to JPMorgan for its services (including for delivery of the JPMorgan opinion) in an aggregate amount equal to $7.1 million, a substantial portion of which will become payable only if the merger is consummated. The amount of the fees was agreed upon following negotiation. We have agreed to reimburse JPMorgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel. In addition, we have agreed to indemnify JPMorgan for certain liabilities arising out of its engagement. In addition, JPMorgan and its affiliates (a) have in the past provided investment banking and financial services to iVillage, NBC Universal and their respective affiliates (including NBC Universal’s parent company, General Electric), including acting as financial advisor in connection with various potential acquisitions and dispositions of businesses by General Electric and its affiliates; (b) have acted as lead managing underwriter and bookrunner for various public offerings of equity and debt securities of General Electric and its affiliates for which services JPMorgan has received compensation; (c) have acted as lead arranger and bookrunner for an existing revolving credit facility of General Electric; and (d) have acted as a significant lender to General Electric and certain of its affiliates and acted as agent bank under certain of its existing credit facilities. In the past two years, the aggregate compensation received by JPMorgan and its affiliates from iVillage was approximately $2.4 million (which includes the $1 million payable by us upon delivery by JPMorgan of its opinion dated March 3, 2006 relating to this transaction). JPMorgan and its affiliates maintain banking and other business relationships with us and our affiliates, for which it receives customary fees. In the ordinary course of their businesses, JPMorgan and its affiliates may actively trade the debt and equity securities of iVillage, NBC Universal, General Electric or their respective affiliates for their own account or for the accounts of customers and, accordingly, JPMorgan and its affiliates may at any time hold long or short positions in such securities.

Description of the Voting Agreement

Concurrently with the execution of the merger agreement, NBC Universal entered into a voting agreement with Hearst, which beneficially owned, as of March 15, 2006, 18,184,653 shares of our common stock, or approximately 25% of the voting power of our outstanding common stock.

Agreement to Vote and Proxy

Pursuant to the voting agreement, Hearst has agreed, until the termination of the voting agreement, to vote all of its shares of our common stock:

•       in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby;

•       against any action or agreement that would result in a breach of any representation, warranty, covenant, agreement or other obligation of ours in the merger agreement;

•       against any merger agreement or merger (other than the merger agreement with NBC Universal and the merger with Merger Sub), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by iVillage or any other proposed acquisition; and

•       against any agreement, amendment of our charter documents or other action that is intended or could reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage the consummation of the merger.

Pursuant to the voting agreement, Hearst has delivered to NBC Universal a proxy, irrevocably appointing NBC Universal and NBC Universal’s designees, as Hearst’s proxy and attorney-in-fact, with full power of substitution, to vote all shares of our common stock owned by Hearst for the purpose of complying with the provisions of the voting agreement as described in the preceding paragraph.

Transfer Restrictions

While the voting agreement is in effect, Hearst has also agreed not to:

•       sell, transfer (including by operation of law), give, pledge, encumber, assign or otherwise dispose of (collectively, transfer), or enter into any contract, option or other arrangement (including any profit sharing arrangement) or understanding with respect to the transfer of, any of our shares owned by Hearst (or any interest therein);

•       deposit any of our shares owned by Hearst into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any of our shares owned by Hearst;

•       commit to do any of the foregoing; or

•       take any action that would make any representation or warranty of Hearst set forth in the voting agreement untrue or incorrect in any material respect or have the effect of preventing, disabling or delaying Hearst from performing any of its obligations under the voting agreement.

No Solicitation

Hearst has agreed to, and has agreed to cause its subsidiaries and its subsidiaries’ respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives, or, collectively, the Hearst stockholder representatives, to, immediately cease any existing discussions or negotiations, if any, with any person that may be ongoing with respect to any other acquisition proposal (as defined in the merger agreement). In addition, except as permitted under the stockholder voting agreement, Hearst will not authorize or permit any Hearst stockholder representative to, directly or indirectly:

•       solicit, initiate or knowingly facilitate or encourage any other acquisition proposal or any proposal that is reasonably likely to lead to any other acquisition proposal;

•       furnish or disclose to any person non-public information with respect to or in furtherance of any other acquisition proposal;

•       negotiate or engage in discussions with any person with respect to or in furtherance of any other acquisition proposal; or

•       enter into any agreement (whether or not binding) or agreement in principle with respect to any other acquisition proposal.

Notwithstanding the foregoing, if and to the extent that, pursuant to the terms of the merger agreement, we are permitted to and are providing (or have provided) information to and are permitted to and are engaging in (or have engaged in) substantive discussions and negotiations with any person regarding an acquisition proposal, then Hearst may provide information to, engage in substantive discussions and negotiations with, and provide draft documents and agreements to and exchange the same with, such person and its representatives. However, prior to the termination of the voting agreement, Hearst may not enter into any agreement (except for a customary confidentiality agreement) with such persons relating to the merger agreement or the transactions contemplated thereby, other than agreements entered into substantially contemporaneously with termination of the merger agreement at a time when we have not obtained our stockholders’ approval of the plan of merger in the merger agreement and we, substantially contemporaneously with terminating the merger agreement, have entered into an agreement that constitutes a superior proposal to purchase us and pay NBC Universal a termination fee of $23.5 million.

Website Services Agreement

The voting agreement provides that Hearst waived its rights to terminate our website services agreement, entered into as of July 1, 2004, as amended, between us and Hearst, and agreed that the website services agreement would automatically terminate six months following the effective date of the merger.

Termination

The voting agreement will terminate upon the earlier to occur of:

•       the termination of the merger agreement in accordance with its terms; or

•       the effective time of the merger.

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors with respect to the merger agreement, you should be aware that our directors and executive officers may have interests in the merger and have arrangements that are different from, or in addition to, those of our stockholders generally. Our board of directors was aware of these interests and considered them, among other matters, in reaching its decisions to approve the merger agreement and to recommend that our stockholders vote in favor of the adoption of the merger agreement.

Payments for Common Stock and Options

As described below under “—Change of Control Payments Under Existing Employment and Severance Agreements,” we have employment and other agreements with our executive officers that would provide for the acceleration of vesting of certain unvested options held by them upon the occurrence of a change of control, as defined in those agreements. The merger would constitute such a change of control. In addition, pursuant to the merger agreement, our board of directors agreed to accelerate the vesting of all our outstanding unvested stock options.

Accordingly, all unvested options to purchase shares of our common stock held by our executive officers and directors will accelerate and vest in full in connection with the merger, and each outstanding option to purchase shares of our common stock that is vested as of the effective time of the merger, including an option that vests as a result of the merger, will be surrendered and cancelled and the holder will be entitled to receive a cash payment, without interest and less any applicable withholding taxes, equal to the product of (i) the excess, if any, of $8.50 over the applicable option exercise price and (ii) the number of shares of common stock subject to such option.

The following table sets forth the amount of cash each of our executive officers and directors will receive for shares of our common stock and stock options to purchase our common stock held by such individual as of March 15, 2006, based on the following:

•       The number of shares of our stock owned;

•       The number of vested options held;

•       The number of unvested options, that will vest at the effective time of the merger as a result of acceleration of vesting of all options pursuant to the merger agreement; and

•       The total of the foregoing.

Name	Our Shares		Vested Options	Unvested Options, which will vest as a result of the merger agreement	Total
Douglas W. McCormick	$68,000		$21,207,864	$2,662,886	$25,723,750	(1)
Habib Kairouz	1,697,832	(2)	504,191	141,779	2,343,803
Jane Tollinger	510,000		1,882,386	359,264	2,751,650
Steven A. Elkes	150,382		1,280,272	359,264	1,789,918
Edward T. Reilly	212,500		727,700	141,779	1,081,979
John T. Healy	—		631,514	141,779	773,293
Peter Naylor	—		382,668	271,857	654,525
Edward D. Horowitz	170,000		232,413	262,988	665,400
Steven Haimowitz	—		85,938	257,813	343,750
Lennert J. Leader	1,700		31,191	33,779	66,670
Alfred Sikes	94,869		—	—	94,869
Cathleen P. Black	94,860		—	—	94,860
Ajit M. Dalvi	—		10,419	31,081	41,500
Kenneth A. Bronfin	1,369		—	—	1,369

(1)           Total includes $1,785,000.00 to be received as a result of the accelerated granting and vesting of an aggregate of 210,000 restricted stock units as described below under “—Change in Control Payments Under Existing Employment Agreements—Douglas W. McCormick”.

(2)           Excludes 1,480,892 shares beneficially owned by Rho Capital Partners. Based on information provided by Rho Capital Partners, Rho Capital Partners may be deemed to be the beneficial owner of 1,480,892 shares pursuant to an investment advisory relationship by which Rho Capital Partners exercises voting and investment control over the 1,480,892 shares registered in the name of a number of investment vehicles. Mr. Kairouz is a stockholder of Rho Capital Partners. In such capacity, Mr. Kairouz may be deemed to share voting and investment control of the 1,480,892 shares beneficially owned by Rho Capital Partners, but Mr. Kairouz disclaims beneficial ownership of these shares and has no pecuniary interest in any such shares.

No payment will be made for outstanding options with exercise prices at or above $8.50 per share. Accordingly, the table does not include options with an exercise price equal to or in excess of $8.50 per share.

Change of Control Payments Under Existing Employment and Severance Agreements

We have entered into employment agreements with certain officers that provide for certain severance benefits upon or after a change of control, among other terms and conditions.

Douglas W. McCormick

On August 9, 2005, we entered into an employment agreement with Douglas W. McCormick, our Chairman and Chief Executive Officer, for the period May 31, 2005 to May 31, 2008, which was subsequently amended on December 30, 2005. The agreement provides for an annual base salary of $600,000 and eligibility to receive a target bonus of ninety percent (90%) of his base salary under our bonus plan, with the amount of each bonus to be determined based upon the satisfaction of specified criteria. Pursuant to the amendment to the agreement, Mr. McCormick waived his right to receive a bonus for 2005 and the share price conditions in the performance units were modified to provide that no value from the performance units will be received by Mr. McCormick if our share price is less than $9.00 on the date of vesting of the performance units. In return, the amount of restricted stock units to be awarded to Mr. McCormick in January 2006, June 2006 and June 2007, respectively, was increased from 50,000 to 70,000 per grant. The bonus criteria for fiscal years 2006 and 2007 will be set by our Compensation Committee. Pursuant to the terms of the employment agreement, in the event of a change in control during the term of the employment agreement, any restricted stock units and performance units not yet granted are to be granted as of the effective date of the change in control and all the restricted stock units may be exchanged for cash in an amount equal to the number of restricted stock units granted multiplied by the fair market value, as defined in the underlying agreement, of our common stock on that date.  No value will be paid on the performance units if the fair market value of our  common stock on the date of vesting is less than $9.00 per share. Accordingly, upon consummation of the merger, Mr. McCormick will receive a payment of $1,785,000 as a result of the accelerated granting and vesting of an aggregate of 210,000 restricted stock units.

If Mr. McCormick is terminated without cause or he resigns for good reason (which includes upon a change in control (as defined in the employment agreement) unless he does not become the Chief Executive Officer or its equivalent of the successor entity) prior to the expiration of the term of the employment agreement, then Mr. McCormick will be entitled to severance, including:

•       accrued base compensation and benefits through the effective date of termination;

•       a lump-sum cash payment equal to Mr. McCormick’s base salary for the remainder of the term of the employment agreement;

•       a lump sum cash payment equal to any bonus Mr. McCormick would have earned (at the ninety percent (90%) of base salary target) had he remained employed through the end of the term; provided that if the termination occurs in 2008, then the payment will be prorated to reflect the portion of the year he was employed;

•       continued insurance coverage for up to the remainder of the term of the employment agreement (subject to applicable law and employee contributions);

•       immediate acceleration of the vesting of any unvested stock options, restricted stock units and performance units; and

•       a post-termination exercise period for Mr. McCormick’s then outstanding stock options ending on the earlier of three (3) years after the effective date of termination or their scheduled termination dates.

The employment agreement provides that in no event shall the amount of the lump-sum cash payments of salary (excluding accrued, but unpaid salary) and bonus described above that are payable to Mr. McCormick as severance be less than the greater of $870,000 or an amount equal to his base salary and highest paid bonus for any completed year during the term of the employment agreement. Accordingly, if the merger is consummated and his employment with us is terminated for a reason other than for cause, death or disability or is the result of a resignation for good reason, as such terms are defined in his employment agreement, Mr. McCormick will be entitled to $2,230,000 in one lump sum severance payment and up to twenty-three months of continued health coverage (subject to employee contributions), assuming, for purposes of calculating the severance payment, his employment ceases on June 30, 2006 and his annual target bonus remains at $540,000.

Steven Haimowitz

On January 7, 2005, in connection with our acquisition of Healthology, Inc., we entered into an employment agreement with Dr. Steven Haimowitz through our subsidiary, Healthology. Pursuant to this employment agreement, Dr. Haimowitz was appointed to the position of President—Healthology, Inc. The employment agreement provides for an annual salary of $300,000 and has a term of two years. In connection with the acquisition of Healthology, and pursuant to his employment agreement, Dr. Haimowitz was also granted options to purchase 125,000 shares of iVillage common stock. These options vest as follows: 25% on the first anniversary of the grant date and the remaining 75% ratably on a quarterly basis over the three years thereafter. The options granted to Dr. Haimowitz were granted under the Healthology, Inc. Stock Option Plan. By the execution of the merger agreement, our board of directors agreed to accelerate the vesting of all our outstanding unvested stock options, which includes the unvested options of Mr. Haimowitz.

Pursuant to the employment agreement, we are required to pay Dr. Haimowitz severance payments if he is terminated without cause within two years of the date of the agreement or resigns for good reason. The severance payments are equal to the greater of 100% of Dr. Haimowitz’s annual salary, or the salary for the period remaining in the two year Employment Agreement plus a pro rata share of his target bonus plus health coverage continuation.

Accordingly, if the merger is consummated and his employment with us is terminated for a reason other than for cause, death or disability or is the result of a resignation for good reason, as such terms are defined in his employment agreement, Mr. Haimowitz will be entitled to $420,000 in severance payments and up to twelve months of health continuation benefits (subject to employee contributions), assuming, for purposes of calculating the severance payment, his employment ceases on June 30, 2006.

Other Agreements

We have also entered into severance agreements with Messrs. Elkes and Naylor and Ms. Tollinger, as well as other non-senior executive level employees. These agreements provide that if the such employee’s employment is terminated “without cause”, as defined in the agreements, or the employee resigns for “good reason”, as defined in the agreements, we will pay that employee his or her base compensation and benefits for up to twenty-four months plus the maximum bonus or incentive the executive officer would have earned under any of our bonus or incentive plans for the year in which they are terminated plus health coverage continuation.

Accordingly, if the merger is consummated and the following executive officers’ employment with us is terminated for a reason other than for cause, death or disability or is, with regards to Messrs. Elkes and Haimowitz and Ms. Tollinger, the result of a resignation for good reason, as such terms are defined in their respective agreements and further assuming no change in their respective salaries or target bonuses:

•  Steven A. Elkes, our Chief Financial Officer and Executive Vice President—Operations and Business Affairs, will be entitled to $907,500 in severance payments and up to twenty-four months of health continuation benefits (subject to employee contributions) if he ceases to be an employee within twelve months of the merger, or $544,500 in severance payments and up to twelve months of health continuation benefits (subject to employee contributions) if he ceases to be an employee more than twelve months after the merger;

•  Jane Tollinger, our Executive Vice President—Operations and Strategy, will be entitled to $847,500 in severance payments and up to twenty-four months of health continuation benefits (subject to employee contributions) if she ceases to be an employee within twelve months of the merger, or $508,500 in severance payments and up to twelve months of health continuation benefits d up to twenty-four months of health continuation benefits (subject to employee contributions) if she ceases to be an employee more than twelve months after the merger; and

•  Peter Naylor, our Senior Vice President—Sales, will be entitled to $125,000 in severance payments and up to six months of health continuation benefits (subject to employee contributions).

These agreements also provide that any unvested stock options under our stock option plans held by the officer will immediately vest upon a “change of control”, as defined in such agreements, of iVillage. In addition, by the execution of the merger agreement, our board of directors agreed to accelerate the vesting of all our outstanding unvested stock options, which includes the unvested options of these employees.

Stock Ownership

Many of our officers and directors beneficially own shares of common stock. For a further description of these stock holdings, see “Security Ownership of Certain Beneficial Owners and Management,” beginning on page 69.

Arrangements with Hearst

As of March 15, 2006, Hearst owned approximately 25% of our outstanding common stock, and had three designees, Messrs. Bronfin and Sikes and Ms. Black, serving on our board of directors.

Voting agreement

As discussed above in “The Merger—Description of the Voting Agreement,” on March 3, 2006, Hearst entered into a stockholder voting agreement with NBC Universal providing that Hearst will vote its shares of common stock in favor of the adoption of the merger agreement, subject to certain terms and conditions.

Hearst stockholder agreement

On June 20, 2001, we entered into a stockholder agreement with Hearst pursuant to which we are required to appoint three representatives of Hearst to separate classes of our board of directors. We must also appoint one of these representatives to our nominating and governance committee and one to our compensation committee. In addition, the Hearst stockholder agreement requires that we appoint five independent directors to our board of directors. The Hearst stockholder agreement defines an independent director as any person who is not, and has not been for the past three years, affiliated with Hearst or its affiliates or an employee of iVillage or any of its subsidiaries. Pursuant to the Hearst stockholder agreement, Messrs. Bronfin and Sikes and Ms. Black were appointed to our board of directors as designees of Hearst. Mr. Sikes was also appointed as a member of our compensation committee and Mr. Bronfin appointed as a member of our nominating and governance committee based upon the terms of the Hearst stockholder agreement.

Under the Hearst stockholder agreement, so long as Hearst or its affiliates holds at least 10% of our outstanding voting securities, Hearst may recommend and our nominating and governance committee must recommend to our board of directors that number of nominees of Hearst or its affiliates as follows:

•       so long as Hearst holds at least 14,547,723 shares of our common stock, Hearst may designate three nominees;

•       so long as Hearst holds at least 12,001,871 shares of our common stock, but less than 14,547,723 shares of our common stock, Hearst may designate two nominees; and

•       so long as Hearst holds at least 1,818,466 shares of our common stock, but less than 12,001,871 shares of our common stock, Hearst may designate one nominee.

If the number of voting securities held by Hearst decreases below the stated thresholds, any Hearst designees serving on our board of directors must immediately resign. If the number of voting securities held by Hearst falls below 1,818,466 shares of our common stock, all Hearst designated directors must immediately resign. However, if the number of voting securities held by Hearst returns to 1,818,466 shares or more of our common stock, all rights and obligations under the Hearst stockholder agreement revive for the duration of the term of the agreement. The Hearst stockholder agreement terminates on June 20, 2006 unless earlier terminated by either party. Upon any early termination, any Hearst designees serving on our board of directors must immediately resign.

Website services agreements

In July 2004, we entered into a website services agreement with Hearst that superseded and replaced our previous amended and restated magazine content license and hosting agreement. Pursuant to the July 2004 website services agreement, which has a three-year term, Hearst will pay iVillage approximately $12.5 million over three years for hosting and production services related to the following Hearst magazine Web sites, all of which will continue to be incorporated into our network of Web sites: Cosmopolitan, Country Living, Good Housekeeping, Redbook, House Beautiful, Marie Claire and Town & Country. In addition, we will receive a commission on Hearst magazine subscription sales. Hearst will receive a revenue share from us on a percentage of the advertising sales from the Hearst magazine Web sites we host. The commissions to and from Hearst will vary based on performance. The July 2004 website services agreement provides Hearst with a termination right upon a “change in control” of iVillage (as such term is defined in the agreement) upon 10 days notice by Hearst.

Pursuant to the terms of the stockholder voting agreement between Hearst and NBC Universal dated March 3, 2006 (under which Hearst has agreed to vote its shares of its capital stock in favor of the adoption of the merger agreement), Hearst has waived any rights it may have to terminate the July 2004 website services agreement due to the merger, provided that iVillage agrees that the July 2004 website services agreement shall automatically terminate and be of no further force and effect from and after the date that is six months following the effective time of the merger.

In addition, we had previously entered into a website services agreement (a different agreement from the July 2004 website services agreement referenced above) in December 2003, pursuant to which Hearst will pay approximately $1.8 million for maintenance and hosting services for three teen Web sites: Seventeen.com, CosmoGirl.com and Teen.com. In February  2006, we amended the December 2003 website services agreement for services related to the three teen sites. The amendment became effective as of December 20, 2005 and, among other things, (i) extended the term of the December 2003 website services agreement to December 31, 2006, which may be further extended at Hearst’s option to June 30, 2007 upon certain conditions, (ii) provided for a termination right for convenience upon 120 days notice by either party and a termination right upon a “change in control” of iVillage (as such term is defined in the agreement) upon 10 days notice by Hearst, (iii) added another Hearst Web site to which we shall provide services, and (iv) increased the maintenance fees we receive for providing the contemplated services. Pursuant to the December 2003 website services agreement, Hearst is expected to pay approximately $0.9 million for services rendered through December 31, 2006.

Additionally, we have provided, from time to time, other production services to Hearst outside the scope of the July 2004 website services agreement and the December 2003 website services agreement at negotiated rates.

Indemnification, Insurance and Employee Benefits

The merger agreement provides for director and officer indemnification and insurance, and for the continuation of certain employee benefits. We describe these provisions in “The Merger Agreement—Indemnification and Insurance” and “The Merger Agreement—Employee Benefits.”

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will be delisted from the Nasdaq National Market and deregistered under the Exchange Act, and iVillage will no longer file periodic reports with the Securities and Exchange Commission.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material United States federal income tax consequences of the merger to United States Holders (as defined below) of our common stock whose shares are converted into the right to receive cash pursuant to the merger. This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which may change, possibly with retroactive effect. This summary assumes that shares of our common stock are held as capital assets. It does not address all of the tax consequences that may be relevant to particular holders in light of their personal circumstances, or to other types of holders, including, without limitation:

•       banks, insurance companies or other financial institutions;

•       broker-dealers;

•       traders;

•       expatriates;

•       tax-exempt organizations;

•       Non-United States Holders (as defined below);

•       persons that are, or are holding our common stock through, S-corporations, partnerships or other pass through entities;

•       persons who are subject to alternative minimum tax;

•       persons who hold their shares of our common stock as a position in a “straddle” or as part of a “hedging” or “conversion” transaction;

•       persons deemed to sell their shares of our common stock under the constructive sale provisions of the Code;

•       persons that have a functional currency other than the United States dollar; or

•       persons who acquired their shares of our common stock upon the exercise of stock options or otherwise as compensation.

In addition, this discussion does not address any state, local or foreign tax consequences of the merger, and this summary does not address the tax consequences to holders of our common stock  who exercise appraisal rights under Delaware law.

We urge each holder of our common stock to consult his or her tax advisor regarding the United States federal income or other tax consequences of the merger to such holder.

For purposes of this discussion, a “United States Holder” means a beneficial owner of our common stock that is:

•       an individual citizen or resident of the United States;

•       a corporation or an entity treated as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•       an estate the income of which is subject to United States federal income taxation regardless of its source; or

•       a trust (a) the administration over which a United States court can exercise primary supervision and all of the substantial decisions of which one or more United States persons have the authority to control and (b) certain other trusts considered United States Holders for federal income tax purposes.

A “Non-United States Holder” is a beneficial owner of our common stock other than a United States Holder.

Consequences of the Merger

The receipt of cash in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. In general, a United States Holder who receives cash in exchange for shares of our common stock pursuant to the merger will recognize capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received and the holder’s adjusted tax basis in the shares of our common stock exchanged for cash pursuant to the merger. Any such gain or loss will be long-term capital gain or loss if the holder’s holding period for the shares of our common stock exceeds one year at the effective time of the merger. Long-term capital gains of noncorporate taxpayers are generally subject to tax at a reduced rate. Capital gains of corporate stockholders are generally taxable at the regular tax rates applicable to corporations. The deductibility of capital losses is subject to limitations.

Information Reporting; Backup Withholding

Payments made in connection with the merger will be reported to our stockholders and the Internal Revenue Service to the extent required by the Code and applicable Treasury Regulations. Backup withholding may also apply to payments made in connection with the merger. Backup withholding will not apply, however, to a holder who (1) furnishes a correct taxpayer identification number and certifies it is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to holders of our common stock prior to completion of the merger, or (2) is otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

HOLDERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Regulatory Matters

Antitrust Authorities

Under the HSR Act, we cannot complete the merger until both parties have notified the Antitrust Division and the FTC of the merger, furnished them with certain information and materials and allowed the applicable waiting period to terminate or expire. The HSR Act provides for an initial 30-calendar-day waiting period following the necessary filings by the parties to the merger.

We and NBC Universal have agreed to cooperate with one another and use commercially reasonable efforts to promptly prepare and file all necessary documentation to effect all applications, notices, petitions and filing, to obtain as promptly as practicable all material permits, consents, approvals, and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transaction contemplated by the merger agreement and to comply with such  permits, consents, approvals, and authorizations. We and NBC Universal filed notification and report forms under the HSR Act with the Antitrust Division and the FTC on March 20, 2006. The waiting period will expire on April 19, 2006, unless it is earlier terminated.

Although we do not believe the transaction requires additional foreign regulatory approvals, the agreement described above to cooperate with each other and use commercially reasonable efforts to obtain regulatory approvals would include, if applicable, obtaining additional regulatory approvals from, or making additional regulatory notifications to, any foreign authorities.

In addition to the expiration of the statutory waiting period under the HSR Act, the Antitrust Division, the FTC or any state attorney general or other similar regulatory authority could take action under antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger or seeking the divestiture by NBC Universal of all or part of our shares or assets, or of other business conducted by NBC Universal, or their affiliates, or seeking to subject us, NBC Universal or our respective affiliates to operating conditions, before or after we complete the merger. We cannot assure you that an antitrust challenge to the merger will not be made and, if such a challenge is made, we cannot predict the result.

Commitment to Obtain Approvals

We and NBC Universal have agreed to use commercially reasonable efforts to:

•       take all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on the parties with respect to the merger; and

•       to obtain, and to cooperate with one another to obtain, any consent, authorization, order or approval of, or any exemption by, any governmental entity or third person which is required to be obtained in connection with the merger.

Notwithstanding the foregoing, NBC Universal and its affiliates are not required to propose or agree to accept any undertaking or condition, enter into any consent decree, make any divestiture, accept any operational restriction or take or commit to take any action that would reasonably be expected to limit their ability to retain, us or any of our businesses, product lines or assets, the conduct of their or any of their subsidiaries’ businesses, or alter or restrict in any way the business or commercial practices of NBC Universal or us.

APPRAISAL RIGHTS

Holders of record of our shares of common stock who do not vote in favor of the adoption of the merger agreement or consent thereto in writing and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the General Corporation Law of the State of Delaware, or Section 262.

The following discussion is not a complete statement of the law pertaining to appraisal rights under Section 262 and is qualified in its entirety by the full text of Section 262 which is attached to this proxy statement as Annex D. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to a “stockholder” or “holders of shares of our common stock” are to the record holder or holders of the shares of our common stock entitled to vote as to which appraisal rights are asserted. A person having a beneficial interest in shares of our common stock held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

Under Section 262, a record holder of shares of our common stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the effective time of the merger, who does not vote in favor of the adoption of the merger agreement and who otherwise follows the procedures set forth in Section 262, will be entitled to have his or her shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by the court.

Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the adoption of the merger agreement by our stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement shall constitute the notice, and the full text of Section 262 is attached to this proxy statement as Annex D. Any holder of our common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review the following discussion and Annex D carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of our common stock, we believe that if you consider exercising such rights, you should seek the advice of legal counsel.

Any stockholder wishing to exercise appraisal rights must deliver to us, before the vote on the adoption of the merger agreement at the special meeting on            , 2006, a written demand for the appraisal of the stockholder’s shares, and a holder of shares of our common stock must not vote in favor of the adoption of the merger agreement. A holder of shares of our common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger, since appraisal rights will be lost if the shares are transferred prior to the effective time of the merger. A proxy which is signed and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement or abstain from voting on the merger agreement. Neither voting against the adoption of the merger agreement (in person or by proxy), nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement. The demand must reasonably inform us of the identity of the record holder as well as the intention of the holder to demand an appraisal of the “fair value” of the shares held by the holder. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting of stockholders will constitute a waiver of appraisal rights.

Only a holder of record of shares of our common stock is entitled to assert appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of our common stock should be executed by or on behalf of the holder of record, and must state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, execution of the demand should be by or for the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder or record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all shares of our common stock entitled to vote held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

All written demands for appraisal pursuant to Section 262 should be sent or delivered to iVillage Inc., 500-512 Seventh Avenue, New York, New York 10018, Attention: Secretary.

Within ten days after the effective time of the merger, the surviving corporation must notify each holder of our common stock who has complied with Section 262, and who has not voted in favor of the adoption of the merger agreement that the merger has become effective. Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of our common stock who has so complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery with a copy served on the surviving corporation demanding a determination of the fair value of the shares held by all dissenting holders. If a petition for appraisal is not timely filed, then the right to an appraisal for all dissenting stockholders will cease. The surviving corporation is under no obligation to and has no present intention to file a petition and holders should not assume that the surviving corporation will file a petition or that the surviving corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, the holders of our common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of our common stock within the time and in the manner prescribed in Section 262.

Within 120 days after the effective time of the merger, any holder of our common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request therefor has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is timely filed by a holder of shares of our common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to the stockholder.

After determining the holders of our common stock entitled to appraisal, the Delaware Court of Chancery will determine the “fair value” of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery will take into account all relevant factors.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the common merger consideration ($8.50 per share of common stock) that they would receive pursuant to the merger if they did not seek appraisal of their shares.

The Delaware Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of our common stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable under the circumstances. However, costs do not include attorneys’ and expert witness fees. Each dissenting stockholder is responsible for his or her attorneys’ and expert witness expenses, although upon application of a dissenting stockholder or the surviving corporation, the Court may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

Any holder of shares of our common stock who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares subject to the demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of our common stock as of a record date prior to the effective time of the merger).

If any stockholder who demands appraisal of shares of our common stock under Section 262 fails to perfect, or successfully withdraws or loses, such holder’s right to appraisal, the stockholder’s shares of our common stock will be deemed to have been converted at the effective time of the merger into the right to receive $8.50 in cash per share, without interest and less any applicable withholding taxes. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the merger consideration, except that any attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of the surviving corporation and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent approval by the Delaware Court of Chancery, which approval may be conditioned upon the terms the Court deems just.

Failure to comply with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise those rights.

THE MERGER AGREEMENT

The following description summarizes the material provisions of the merger agreement. Stockholders should read carefully the merger agreement, which is attached as Annex A to this proxy statement.

The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The merger agreement contains representations and warranties that we, on the one hand, and NBC Universal and Merger Sub, on the other hand, have made to one another as of specific dates. These representations and warranties have been made for the benefit of the other parties to the merger agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if those statements prove to be incorrect. In addition, the assertions embodied in the representations and warranties are qualified by information in confidential disclosures letters exchanged by the parties in connection with signing the merger agreement. While we do not believe that these disclosure letters contain information required to be publicly disclosed under the applicable securities laws other than information that has already been so disclosed, the disclosure letters do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached merger agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about us, since they were made as of specific dates, may be intended merely as a risk allocation mechanism between us and NBC Universal and Merger Sub and are modified in important part by the underlying disclosure letters.

The merger agreement provides that Merger Sub, a Delaware corporation and wholly-owned subsidiary of NBC Universal, will merge with and into us. We will survive the merger and continue to exist after the merger as a wholly-owned subsidiary of NBC Universal.

The closing date for the merger will be as soon as practicable after the satisfaction or waiver of all conditions to closing in the merger agreement. We will seek to complete the merger shortly following the special meeting of stockholders on         , 2006 and currently expect to complete the merger on or about         , 2006. However, we cannot assure you when, or if, all of the conditions to completion of the merger will be satisfied. See “The Merger Agreement—Conditions to the Merger.”

The merger will be effective when we file a certificate of merger with the Secretary of State of the State of Delaware, or at such later time as we and NBC Universal specify in the certificate of merger. We expect to make this filing at the time of the closing under the merger agreement.

Merger Consideration

The merger agreement provides that each share of our capital stock outstanding immediately prior to the effective time of the merger (other than shares held by us, NBC Universal or Merger Sub or by holders properly exercising appraisal rights under Delaware law) will be converted at the effective time of the merger into the right to receive $8.50 in cash, without interest and less any applicable withholding taxes.

If any of our stockholders perfects appraisal rights with respect to any of our shares, then we will treat those shares as described under “Appraisal Rights.”

Treatment of Stock Options and Stock-Based Awards

If the merger occurs, all unvested options to purchase shares of our common stock will accelerate and vest in full in connection with the merger, and each outstanding option to purchase shares of our common stock that is vested as of the effective time of the merger, including an option that vests as a result of the merger, will be surrendered and cancelled and the holder will be entitled to receive a cash payment, without interest and less any applicable withholding taxes, equal to the product of (i) the excess, if any, of

$8.50 over the applicable option exercise price and (ii) the number of shares of common stock subject to such option.

Outstanding options with exercise prices at or above $8.50 per share will be cancelled and terminated.

In addition, upon completion of the merger, we expect to provide notice to the holder of an outstanding warrant to purchase 5,282 shares of our common stock. Upon such notice, the warrant will expire pursuant to its terms without any payment being made.

Surrender of Stock Certificates; Payment of Shares; Lost Certificates

Prior to the completion of the merger, NBC Universal will appoint a paying agent for the benefit of the holders of our common stock.

Immediately prior to the filing of the certificate of merger with the Secretary of State of Delaware, NBC Universal or Merger Sub will deliver to the paying agent an amount in cash equal to the merger consideration.

As soon as reasonably practicable after the effective time of the merger, the paying agent will mail to each person who was a holder of record of our capital stock immediately prior to the effective time of the merger a letter of transmittal containing instructions for exchanging certificates representing shares of our capital stock. After the effective time of the merger, each holder of a certificate previously representing shares of our issued and outstanding capital stock will, upon surrender to the paying agent of a certificate, together with a properly completed letter of transmittal, be entitled to receive the applicable cash payment for each share of our capital stock represented by such certificate.

No interest will be paid or shall accrue on the cash payable upon surrender of any certificate.

If any certificate representing our capital stock has been lost, stolen or destroyed, the paying agent will pay the merger consideration with respect to each share of our capital stock formerly represented by such certificate upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen, defaced or destroyed and, if required by NBC Universal, the posting by such person of a bond in such reasonable amount as NBC Universal may direct as indemnity against any claim that may be made against NBC Universal following the effective time of the merger with respect to such certificate.

Directors and Officers

The merger agreement provides that the directors of Merger Sub immediately before the effective time of the merger will be the directors of the surviving corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, and that the officers of the Company immediately before the effective time of the merger will be the officers of the surviving corporation until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified, as the case may be.

Representations and Warranties

We have made a number of representations and warranties in the merger agreement regarding aspects of our business and other matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•       corporate matters, including our and our subsidiaries’ organization, good standing and qualification;

•       our and our subsidiaries’ capitalization and capital structure;

•       our corporate power and authority to enter into the merger agreement and consummate the merger, and the approval of our board of directors of the merger agreement and the voting agreement;

•       the absence of conflicts with, or violations of, our and our subsidiaries’ organizational documents or certain other obligations as a result of the merger;

•       governmental filings and consents necessary to complete the merger;

•       the filing of required company reports and other documents with the Securities and Exchange Commission, compliance of such reports and documents and with applicable requirements of federal securities laws, rules and regulations and the accuracy and completeness of such reports and documents, including the content of our financial statements included in such reports and documents, including Sarbanes-Oxley related matters;

•       financial statements, including the maintenance of disclosure controls and procedures to ensure timely and adequate reporting and compliance with the Sarbanes-Oxley Act of 2002;

•       broker’s fees;

•       the fairness opinion from JPMorgan;

•       the absence of certain events, changes or occurrences since December 31, 2005 that would have a material adverse effect on us;

•       the conduct of our business in the ordinary and usual course and the nonoccurrence of certain events since December 31, 2005;

•       lack of legal proceedings;

•       taxes;

•       ERISA compliance, employee benefits and arrangements;

•       our compliance, and that of our subsidiaries, with all laws and rules of any government;

•       our existing contracts and compliance with our contracts;

•       the absence of certain liabilities not disclosed in our balance sheet for the period ended December 31, 2005 that would have a material adverse effect on us;

•       absence of anti-takeover provisions and inapplicability of takeover statutes;

•       the lack of untrue, material information contained in this proxy statement provided by us;

•       title to our real properties and our right to use leased properties;

•       insurance;

•       environmental matters;

•       intellectual property;

•       labor matters;

•       no other representations and warranties;

•       our Web site traffic metrics; and

•       our employee organizational structure.

Many of our representations and warranties are qualified by a material adverse effect standard. Subject to certain exclusions, a material adverse effect means any change, event occurrence or state of facts that has or would be reasonably expected to result in:

•       a material adverse effect on the business, assets, liabilities, results of operations or the financial condition of us and our subsidiaries taken as a whole;

•       a material adverse effect on our ability to consummate the merger; or

•       a condition that causes the iVillage.com Web site to be completely and substantially disabled for more than 48 consecutive hours.

However, the following shall not be considered when determining if a material adverse effect has occurred:

•       except for purposes of the fourth representation noted above relating to the absence of conflicts, or violations of, our or our subsidiaries’ organizational documents, the execution, delivery,  pendency or public announcement of the merger agreement or the transactions contemplated in the merger agreement or permitted by the merger agreement;

•       any change in the market price or trading volume of our common shares taken by itself (but excluding therefrom any underlying cause of such effect);

•       any failure by us to meet any projections or forecasts for any period ending (or for which revenues or earnings are released) on or after March 3, 2006 (but excluding therefrom any underlying cause of such effect);

•       changes in law or regulations or generally accepted accounting principles (or any interpretation thereof);

•       any expiration or any breach by Hearst of its website services agreement with us dated July 1, 2004, as amended;

•       changes generally affecting the industries in which we or our subsidiaries operate so long as such changes do not disproportionately affect us and our subsidiaries;

•       changes in economic conditions in the United States, in any region thereof, or in any non-U.S. or global economy, except of changes that disproportionately affect us or our subsidiaries; or

•       any attack on, or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States, or any declaration of war by the United States Congress or any hurricane or other natural disaster that does not disproportionately affect us and our subsidiaries.

Some of our representations and warranties are modified by our knowledge. Under the merger agreement, “Knowledge” means actual knowledge of 13 listed individuals at our company of the vice president level and above, after reasonable inquiry within the scope of the listed individuals’ business responsibilities.

NBC Universal and Merger Sub have made a number of representations to us regarding various matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•       corporate matters, including their organization, good standing and qualification;

•       their corporate power and authority to enter into the merger agreement and consummate the merger and the approval of their respective boards of directors of the merger agreement;

•       the absence of conflicts with, or violations of, their charter documents or certain other obligations as a result of the merger;

•       governmental filings and consents necessary to complete the merger;

•       broker’s fees;

•       the lack of legal proceedings;

•       availability of (or access to) sufficient funds to pay the merger consideration;

•       the lack of untrue, material information contained in this proxy statement provided by NBC Universal or Merger Sub;

•       the ownership of Merger Sub and the absence of business activities by Merger Sub other than its entry into the merger agreement and related agreements with us;

•       the lack of ownership of iVillage securities and agreements with iVillage affiliates; and

•       acknowledgement of reliance on the Company representations and warranties contained in the merger agreement.

The representations and warranties of each of the parties to the merger agreement will expire upon completion of the merger.

Covenants

Conduct of Our Business Prior to the Merger

In the merger agreement, we have agreed that we and our subsidiaries will conduct our businesses in the ordinary and usual course, comply with our contracts and applicable law and use commercially reasonable efforts to preserve goodwill of those having significant business relationships with us, retain the services of our key officers and employees, and maintain in effect our insurance policies.

In addition we have agreed, with specified exceptions, to various restrictions, including restrictions on our and our subsidiaries’ ability to:

•       adjust, split, combine or reclassify our outstanding shares of capital stock;

•       set any record date for or declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock (other than dividends from our direct or indirect wholly-owned subsidiaries to us or a wholly-owned subsidiary in the ordinary course of business);

•       redeem, purchase or otherwise acquire any shares of our capital stock or any securities convertible into or exchangeable or exercisable for any shares of our capital stock or permit any of our subsidiaries to purchase or otherwise acquire any shares of our capital stock or any securities convertible into or exchangeable or exercisable for any shares of our capital stock;

•       grant stock appreciation rights, issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of our capital stock of any class which could have a right to vote with our stockholders on any matter;

•       amend, including by reducing an exercise price or extending a term, or waive any of our rights under, or accelerate the vesting under, any provision of our stock option plans or any agreement evidencing any outstanding stock option or other right to acquire our capital stock;

•       sell, transfer, lease, license, mortgage, encumber or otherwise dispose of any material property, assets or debt other than in the ordinary course of business consistent with past practice and other than obsolete or worthless assets, or permit the incurrence of a lien with respect to any of the foregoing;

•       make any acquisition of, or investment in, any business, division, property or assets other than as required by existing contracts, permitted under the merger agreement, in connection with foreclosures and acquisitions of operating assets in the ordinary course of business involving consideration of no more than $2 million in the aggregate;

•       enter into, renew, extend, amend or terminate any permit or company contract (as such term is defined in the merger agreement);

•       enter into or extend any contract restricting us or affiliates or subsidiaries from engaging in any line of business in any geographic area;

•       enter into contracts that would be breached by or require the consent of a third party in order to continue after the consummation of the merger;

•       amend our engagement letter with JPMorgan;

•       release any person from or amend or waive any provision of any confidentiality agreement, standstill or similar agreement;

•       enter into any new lease other than for multi-tenant commercial property;

•       increase the salary, wage, bonus or other compensation or benefits of any directors, officers, employees, consultants or service providers;

•       accelerate the vesting or payment of compensation payable or benefits provided or to become payable or provided to any of our directors, officers, employees, consultants or service providers or otherwise pay any amounts, grant any awards or provide any benefits not otherwise due;

•       amend any company incentive plan or, establish or enter into any pension, retirement, profit-sharing, severance, retention or welfare benefit plan or agreement or incentive or employment, agreement with or for the benefit of any employee, director or independent contractor or accelerate the vesting of any stock options or other stock-based compensation;

•       amend our certificate of incorporation or by-laws or the comparable governing instruments of any of our subsidiaries;

•       introduce (i) any material new products or services, (ii) any material new customer product or sales compensation or incentive programs or arrangements or (iii) any material new product or sales compensation or incentive programs or arrangements for employees, except, in each of preceding items (i) and (ii), (A) those the material terms of which have been fully disclosed in writing to NBC Universal prior to the date hereof or (B) in the ordinary course of business consistent with past practice;

•       enter into any new material line of business or change our lending, investment, risk and asset-liability management and other material operating policies in any material respect;

•       make capital expenditures except in the ordinary course of business or as set forth in our capital expenditure budget and financial projections for 2006 previously provided or made available to NBC Universal;

•       make any investments, loans, advances or capital contributions to, or investments in, any other person other than to a direct or indirect wholly owned subsidiary in the ordinary course of business consistent with past practice or as set forth in our capital expenditure budget and financial projections for 2006 previously provided or made available to NBC Universal;

•       incur any indebtedness for borrowed money, issue any debt securities or assume, guarantee or endorse or otherwise become responsible for any obligations except as set forth in our capital expenditure budget and financial projections for 2006 previously provided or made available to NBC Universal;

•       make, change or revoke any material tax election, settle or compromise any material tax liability, enter into any agreement with respect to taxes or amend any material tax return;

•       change any material accounting method or practice in a manner that is inconsistent with past practice;

•       adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other similar reorganization of us or our subsidiaries;

•       pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than as set forth in the financial statements, in the ordinary course of business consistent with past practice and payments discharges and settlements that do not exceed $500,000 individually or $2,000,000 in the aggregate;

•       settle or compromise any material litigation or proceeding that results in material payment by us;

•       except as permitted by the non-solicitation provisions of the merger agreement, take any action that would cause us to breach our representations, warranties and covenants in the merger agreement;

•       except as permitted by the non-solicitation provisions of the merger agreement, approve an “acquisition proposal” or a “superior proposal;” and

•       agree or make a commitment to do anything prohibited by the foregoing.

Additionally, we and NBC Universal have agreed to promptly notify each other of any written notice from any governmental entity, any action, suit, proceeding, investigation, audit or claim pending against or with respect to us or any of our subsidiaries relating to the transactions under the merger agreement and any material failure to satisfy or comply with a covenant under the merger agreement.

No Solicitation of Acquisition Proposals

We and our subsidiaries have terminated all discussions or negotiations with all third parties regarding any takeover proposal.

We have agreed that we, our subsidiaries, and any of our respective directors, officers, or employees, representatives and agents will not, directly or indirectly:

•       solicit, initiate or knowingly facilitate or encourage an acquisition proposal, or a proposal which would be reasonably likely to lead to an acquisition proposal;

•       furnish or disclose to any third party non-public information with respect to, or in furtherance of an acquisition proposal;

•       negotiate or engage in discussions with any person with respect to an acquisition proposal; or

•       enter into any agreement or agreement in principle with respect to an acquisition proposal.

Despite these general prohibitions, subject to the conditions described below, we may, at any time prior to the adoption of the merger agreement by our stockholders:

•       furnish information to and/or draft agreements with a person making an unsolicited acquisition proposal after the date or the merger agreement; and

•       participate in discussions or negotiations with such person.

We may only take these actions if:

•       we are responding to a bona fide written acquisition proposal that was not solicited by us;

•       we did not breach the non-solicitation provisions in the merger agreement to obtain the acquisition proposal;

•       our board of directors determines in good faith that the acquisition proposal is or could reasonably be expected to lead to a superior proposal;

•       we have given NBC Universal 24 hours prior written notice of our intent to review the acquisition proposal; and

•       the bidder has entered into a confidentiality agreement that is no less favorable to us than the confidentiality agreement between us and NBC Universal and within 24 hours of entering into such agreement we provide a copy of the agreement to NBC Universal.

We are required to cause our officers, directors, employees, representatives and agents to comply with these restrictions.

Subject to the conditions described below, our board of directors may, prior to the adoption of the merger agreement by our stockholders, withdraw, modify or change in a manner adverse to NBC Universal and Merger Sub its recommendation contained in this proxy statement that our stockholders vote in favor of the adoption of the merger agreement proposed in this proxy. Our board of directors may only take these actions if:

•       the third-party acquisition proposal was not received as a result of a breach of the merger agreement;

•       it has resolved that the acquisition proposal is a superior proposal;

•       it has determined in good faith after consulting with outside legal counsel that failure to take such action would be inconsistent with its fiduciary duties to our stockholders;

•       we have given NBC Universal three (3) business days prior written notice of our intention to take such action, describing the acquisition proposal, providing copies of the most recent draft of the related agreements and stating that our board of directors has determined that the acquisition proposal is a superior proposal; and

•       NBC Universal, within three (3) business days of such notice, has not made a proposal that our board of directors determines in good faith, after consulting with our nationally recognized financial advisor, is at least as favorable to our stockholders as the acquisition proposal, and after our negotiation in good faith with NBC Universal.

The covenant in the merger agreement generally prohibiting us from soliciting acquisition proposals does not prevent us from complying with Rule 14e-2 promulgated under the Exchange Act with regard to an acquisition proposal or from making any disclosure to our stockholders if, in the good faith judgment of our board of directors, such disclosure would be necessary under applicable law.

We have agreed to notify NBC Universal within 48 hours of any acquisition proposals, requests for confidential information, and discussions relating to an acquisition proposal. We have also agreed to reveal the identity of the potential acquirer, and the material terms (including copies and/or summaries of any proposal) and status of any such requests, proposals or discussions. We have agreed to provide to NBC Universal, concurrently with provision to the potential acquirer, any information disclosed under the confidentiality agreement with the potential acquirer not already disclosed to NBC Universal.

An “acquisition proposal” means any inquiry, proposal or offer relating to:

•       the acquisition of more than 15% of the outstanding shares of our capital stock or other voting securities;

•       a transaction which would result in, or be preceded by, the acquisition of 15% or more of the fair market value of our assets and our subsidiaries, taken as a whole; or

•       any combination of the foregoing.

A “superior proposal” means any bona fide written offer obtained without a breach of the merger agreement to acquire all of the stock or substantially all of our assets that:

•       is not subject to a financing contingency or is accompanied by firm written financing commitment not subject to a due diligence condition, other than customary confirmatory due diligence, from a recognized source; and

•       our board of directors determines in good faith (after consultation with its nationally recognized financial advisors and legal counsel) to be more favorable than the NBC Universal acquisition, taking into account any revisions made or proposed in writing by NBC Universal or Merger Sub prior to the time of determination, to the holders of common shares or preferred shares than the transactions contemplated by the merger agreement.

In connection with the merger agreement, we have taken all action to exempt the merger agreement and the transactions contemplated thereby from Section 203 of the General Corporation Law of the State of Delaware, which governs transactions between us and interested stockholders.

Board Recommendation; Stockholder Meeting

Under the merger agreement, we have agreed to use commercially reasonable efforts to convene a stockholders’ meeting as promptly as practicable after March 3, 2006 and after the date this proxy statement is cleared by the Securities and Exchange Commission in order to obtain the adoption of the merger agreement by our stockholders. We have agreed that our board of directors will, subject to its fiduciary duties, recommend that our stockholders vote to approve the merger and adopt the merger agreement. If our board of directors withdraws or changes its recommendation, we are still obligated to call and hold a meeting of our stockholders to vote on the merger agreement unless the merger agreement has been terminated in accordance with its terms.

We have agreed to use commercially reasonable efforts to solicit proxies in favor of this merger and to take all other reasonable action necessary or advisable to secure adoption of the merger agreement by our stockholders.

Employee Benefits

NBC Universal has agreed to generally:

•       for a period of 12 months following the effective time of the merger, provide any employees that continue employment with NBC Universal or its subsidiaries following the merger with base salary or wages and annual incentive compensation opportunities, and benefit arrangements that are substantially comparable in the aggregate to such employee’s compensation and benefit arrangements (excluding any equity, retention or change in control compensation or benefits) as of March 3, 2006;

•       provide our employees with credit for their service with us for purposes of eligibility, vesting and calculation of severance and vacation benefits, if applicable, for their service with us or any of our subsidiaries under the benefit plans of NBC Universal or its subsidiaries;

•       waive all limitations as to pre-existing conditions, exclusions and waiting periods under its benefit plans in which our employees are eligible to participate following the merger to the extent waived under our corresponding plans in which the applicable employees participated prior to the merger;

•       give our employees credit for co-payments and deductibles paid prior to the merger in the calendar year in which the merger occurs, toward applicable deductible or out-of-pocket requirements in NBC Universal’s benefit plans in which the employees participate after the merger; and

•       keep in full force and effect, and comply with the terms and conditions of, any agreement in effect on the date of execution of the merger agreement with our employees relating to severance pay or similar benefits (excluding any of our option or stock based compensation plans, which will be terminated).

Efforts to Complete the Merger; Regulatory Matters

We agreed to prepare and file with the Securities and Exchange Commission this proxy statement and to use our commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the Securities and Exchange Commission with respect to this proxy statement. We and NBC Universal have agreed, prior to mailing or filing, to provide each other with a reasonable opportunity to review and comment on certain communications or documents to be provided or filed with the Securities and Exchange Commission relating to the merger, and, to the extent practicable, to consult with each other on all communications with the staff of the Securities and Exchange Commission regarding such documents and the merger.

We and NBC Universal have agreed to cooperate with one another and use commercially reasonable efforts to promptly prepare and file all necessary documentation to effect all applications, notices, petitions and filing, to obtain as promptly as practicable all material permits, consents, approvals, and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transaction contemplated by the merger agreement and to comply with such  permits, consents, approvals, and authorizations, including making the required notification to the Antitrust Division and the FTC of the merger under HSR Act.

Although we do not believe the transaction requires additional foreign regulatory approvals, the agreement described above to cooperate with each other and use commercially reasonable efforts to obtain regulatory approvals would include, if applicable, obtaining additional regulatory approvals from, or making additional regulatory notifications to, any foreign authorities.

We and NBC Universal have agreed to use commercially reasonable efforts to:

•       take all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on the parties with respect to the merger; and

•       to obtain, and to cooperate with one another to obtain, any consent, authorization, order or approval of, or any exemption by, any governmental entity or third person which is required to be obtained in connection with the merger.

Notwithstanding the foregoing, NBC Universal and its affiliates are not required to propose or agree to accept any undertaking or condition, enter into any consent decree, make any divestiture, accept any operational restriction or take or commit to take any action that would reasonably be expected to limit their ability to retain, us or any of our businesses, product lines or assets, the conduct of their or any of their subsidiaries’ businesses, or alter or restrict in any way the business or commercial practices of NBC Universal or us.

Conditions to the Merger

Our, NBC Universal’s and Merger Sub’s obligations to effect the merger are subject to the satisfaction of the following conditions:

•       the approval by our stockholders of the plan of merger under the merger agreement;

•       the expiration or termination of the applicable waiting period under the HSR Act;

•       filings under, compliance with or the expiration or termination of the applicable waiting period under any applicable non-U.S. laws restricting competition; and

•       the absence of any law, order, injunction, statue, rule, regulation or decree of a governmental entity that prohibits or makes illegal the consummation of the merger.

NBC Universal’s and Merger Sub’s obligations to complete the merger are subject to the satisfaction by us or waiver by them of the following conditions:

•       the accuracy of our representations and warranties as of the date of the merger agreement and the date of the closing of the merger, except where such inaccuracy has not and would not result in a material adverse effect on us (other than representations and warranties relating to our authority to approve the merger and changes with respect to us since December 31, 2005, which must be true in all respects, and representations and warranties relating to our outstanding securities, which must be true in all respects, other than immaterial numerical inaccuracies);

•       we have performed in all material respects our obligations under the merger agreement, as specified in the merger agreement;

•       the absence of any action, proceeding or litigation before a governmental entity existing or threatened, or any restraint, that:

•        restrains, enjoins, prevents or prohibits NBC Universal’s acquisition of our stock, or prevents or prohibits the consummation of the merger;

•        limits NBC Universal’s ability to exercise full rights of ownership over our securities;

•        results in a governmental investigation, fines or other payments;

•        limits in any way NBC Universal’s ownership or operation of a material portion of our business or assets; or

•        causes NBC Universal, as a result of the merger, to have to dispose of or hold separate a material portion of our business or assets or its business or assets;

•       the resignation of each of our directors and our subsidiaries’ directors;

•       the exercise of appraisal rights by no more than 15% of the outstanding shares of our capital stock;

•       our delivery of tax certificates to NBC Universal relating to real property interests; and

•       our chief executive and chief financial officers’ delivery of certifications required, under the Sarbanes-Oxley Act of 2002, as amended, to be filed with our periodic reports filed with the SEC.

Our obligation to complete the merger is subject to the satisfaction by NBC Universal and/or Merger Sub or waiver by us of the following conditions:

•       the accuracy of NBC Universal’s and Merger Sub’s representations and warranties as of the date of the merger agreement and the date of the closing of the merger, except where such inaccuracy has not had and would not have a material adverse effect on the ability of NBC Universal or Merger Sub to consummate the merger in a timely manner, and

•       NBC Universal’s and Merger Sub’s performance in all material respects of their obligations under the merger agreement, as specified in the merger agreement.

Termination

The merger agreement may be terminated at any time before the effective time of the merger, whether before or after the adoption of the merger agreement by our stockholders as follows:

•       by our and NBC Universal’s mutual written consent;

•       by either NBC Universal or us if:

•        there exists any order that is final and nonappealable or law of a governmental entity that prevents or prohibits the consummation of the merger;

•        we do not complete the merger by June 30, 2006, provided that this date will be extended (i) by two months if necessary to obtain required approvals under the HSR Act or similar foreign anti-competition laws and all other conditions to the completion of the merger have been satisfied or remain capable of being satisfied and (ii) by as long as necessary to hold a meeting to obtain our stockholders’ approval of the merger if the meeting has not at the time been held and all other conditions to the completion of the merger have been satisfied or remain capable of being satisfied; or

•        our stockholders do not adopt the plan of merger in the merger agreement at the stockholders meeting (or at any adjournment or postponement thereof) called for such purpose;

•       by NBC Universal if NBC Universal and Merger Sub are not in material breach of their obligations under the merger agreement and if we materially breach a material representation, warranty, covenant or agreement so that the related closing conditions cannot be satisfied and such breach is not or cannot be cured within 30 business days after notice from NBC Universal;

•       by us if we are not in material breach of our obligations under the merger agreement and if NBC Universal or Merger Sub materially breaches a material representation, warranty, covenant or agreement so that the related closing conditions cannot be satisfied and such breach is not or cannot be cured within 30 business days after notice from us; and

•       by NBC Universal if, prior to the adoption of the merger agreement by our stockholders, our board of directors:

•        withdraws, modifies or changes its recommendation to approve the merger with NBC Universal;

•        approves or recommends another acquisition proposal to our stockholders;

•        fails to reject another acquisition proposal within 10 business days of such proposal;

•        fails to reconfirm publicly its recommendation of the merger within seven days of such request by NBC Universal following another acquisition proposal to acquire us; or

•        fails to include in this proxy statement a recommendation to approve the merger agreement and the merger; or

•       by us if we have not violated the non-solicitation provisions of the merger agreement, have not obtained our stockholders’ approval of the plan of merger in the merger agreement and we,

substantially contemporaneously  with terminating the merger agreement, enter into an agreement that constitutes a superior proposal to purchase us and pay NBC Universal a termination fee of $23.5 million.

Termination Fees and Other Expenses

Each party will pay its own fees and expenses in connection with the merger, whether or not the merger is consummated, except that we and NBC Universal will each pay one-half of the expenses incurred in connection with filing, printing and mailing this proxy statement.

We will be required to pay a termination fee of $23.5 million to NBC Universal if the merger agreement is terminated because:

•       prior to the adoption of the merger agreement by our stockholders, our board of directors:

•        withdraws, modifies or changes its recommendation to approve the merger with NBC Universal;

•        approves or recommends another acquisition proposal to our stockholders;

•        fails to reject another acquisition proposal within 10 business days of such proposal;

•        fails to reconfirm publicly its recommendation of the merger within seven days of such request by NBC Universal following another acquisition proposal to acquire us; or

•        fails to include in this proxy statement a recommendation to approve the merger agreement and the merger; or

•       if we terminate the merger agreement in order to accept a superior acquisition proposal.

In addition:

•       if NBC Universal terminates the merger agreement because we materially breach a material representation, warranty, covenant or agreement so that the related closing conditions cannot be satisfied and our breach is willful;

•       if our stockholders do not adopt the plan of merger in the merger agreement at the stockholders meeting (or at any adjournment or postponement thereof) called for such purpose; or

•       if we or NBC Universal terminate the merger agreement because we do not complete the merger by June 30, 2006 or any extension of such date in accordance with the merger agreement then, in each case, we  will also be required to pay a termination fee of $23.5 million to NBC Universal upon the consummation of any acquisition proposal if the merger agreement is terminated for any of the reasons listed above and within 12 months after such termination we enter into an agreement with respect to such acquisition proposal made after March 3, 2006 and before termination of the merger agreement.

For purposes of the termination fee payment during the 12 months following the termination of the merger agreement, an “acquisition proposal” means any transaction that would constitute an “acquisition proposal” with all percentages increased to 50%.

Indemnification and Insurance

NBC Universal and the surviving corporation have agreed to indemnify and hold harmless all of our officers and directors to the fullest extent such persons would be entitled to such indemnification under applicable law, our charter documents and existing contractual indemnification agreements. NBC Universal and the surviving corporation have also agreed to continue in full force and effect, after the merger, the indemnification provisions contained in specified agreements in accordance with their terms.

The merger agreement requires that, for a period of six years after the effective time of the merger, NBC Universal maintain in effect a prepaid directors’ and officers’ liability insurance that is no less favorable than our current policy. However, NBC Universal will not be required to pay aggregate annual premiums for insurance in excess of 250% of the annual premium paid by us prior to the merger, but is nevertheless obligated to provide the most advantageous coverage as may be obtained for this amount. NBC Universal is also required to maintain in effect the indemnification provisions of our and our subsidiaries organizational documents with respect to matters occurring before the effectiveness of the merger.

Standstill

Until the merger agreement is either consummated or terminated, neither NBC Universal nor any of its affiliates (other than in the ordinary course of business of the financial services business of General Electric Company and its affiliates) will:

•       purchase any of our capital stock;

•       form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) in connection with respect to the purchase of our stock; or

•       prior to the termination of the merger agreement, commence a tender or exchange offer at a price below $8.50 per share of common stock.

Additional Agreements

Upon reasonable notice, and except as may otherwise be required by applicable law, we have agreed to afford NBC Universal’s officers, directors, employees, counsel, accountants, agents and other representatives reasonable access, during normal business hours, to all of our executive officers, properties, books, contacts and records, and to furnish promptly to NBC Universal all information concerning our business, properties and personnel as may reasonably be requested.

Except as would violate applicable law, we and NBC Universal have agreed to consult with each other prior to issuing any press release or other public announcements with respect to the merger.

We agreed to not register for transfer any certificate that is the subject of the voting agreement with Hearst. Also, we agreed to take all actions to ensure the dispositions of our capital stock by individuals subject to Section 16(a) of the Exchange Act are exempt by virtue of Rule 16b-3 of the Exchange Act.

Amendment

The parties to the merger agreement may amend the agreement by a written instrument signed by us, NBC Universal and Merger Sub, so long as the amendment is approved by each of our boards of directors.

PROPOSAL 2—AUTHORITY TO ADJOURN THE SPECIAL MEETING

The Adjournment Proposal

If at the special meeting of stockholders, the number of shares of our common stock present or represented and voting in favor of adoption of the merger agreement is insufficient to adopt that proposal under the Delaware General Corporation Law, we intend to move to adjourn the special meeting in order to enable our board of directors to solicit additional proxies in respect of such proposal. In that event, we will ask our stockholders to vote only upon the adjournment proposal, and not the proposal regarding the adoption of the merger agreement.

In this proposal, we are asking you to authorize the holder of any proxy solicited by our board of directors to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the special meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the adoption of the merger agreement to defeat that proposal, we could adjourn the special meeting without a vote on the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement.

Vote Required and Board Recommendation

Approval of the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary, requires a majority of the votes cast on the proposal. No proxy that is specifically marked “AGAINST” adoption of the merger agreement will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the adjournment proposal.

Our board of directors believes that if the number of shares of our common stock present or represented at the special meeting and voting in favor of adoption of the merger agreement is insufficient to approve that proposal, it is in the best interests of us and our stockholders to enable our board of directors to continue to seek to obtain a sufficient number of additional votes in favor of adoption of the merger agreement to bring about its approval.

Our board of directors recommends that you vote “FOR” the adjournment proposal.

MARKET PRICE AND DIVIDEND DATA

Our common stock is traded on the The Nasdaq National Market under the symbol “IVIL.” The following table sets forth, for the periods indicated, the high and low sale prices per share of our common stock as reported on The Nasdaq National Market:

	High	Low
Year ended December 31, 2004
First Quarter	$7.26	$3.23
Second Quarter	$9.24	$5.42
Third Quarter	$6.59	$4.20
Fourth Quarter	$6.70	$3.87
Year ended December 31, 2005
First Quarter	$6.90	$5.13
Second Quarter	$7.25	$4.65
Third Quarter	$7.31	$4.95
Fourth Quarter	$8.70	$6.86
Year ending December 31, 2006
First Quarter
Second Quarter (through , 2006)

On March 3, 2006, the last full trading day before pubic announcement of the proposed merger, the closing price per share of our common stock as reported on The Nasdaq National Market was $7.98.

On        , 2006, the latest practicable trading day before the printing of this proxy statement, the closing price per share of our common stock as reported on The Nasdaq National Market was $       .

We have never declared or paid any cash dividends on our capital stock. We presently intend to retain future earnings, if any, to finance the expansion of our business and do not expect to pay any cash dividends in the foreseeable future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the close of business on March 15, 2006, with respect to the beneficial ownership of our voting and equity securities by the following individuals or groups:

•       each person who is known by us to own beneficially more than 5% of our outstanding common stock;

•       each of our directors;

•       our Chief Executive Officer and our four most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers at the end of our last completed fiscal year; and

•       all of our directors and executive officers as a group.

The percentage of beneficial ownership is based on 72,733,710 shares of common stock outstanding as of March 15, 2006. Shares not outstanding but deemed beneficially owned by a person or group by virtue of the right of that person or group to acquire them within 60 days, whether by the exercise of options or warrants, are deemed outstanding in determining the number of shares beneficially owned by the person or group. Unless otherwise indicated, each of the stockholders named in the tables has sole voting and dispositive power with respect to the shares shown as beneficially owned by such stockholder.

This outstanding share amount does not include:

•       1,091,498 shares of stock classified as treasury stock;

•       52,923 shares of common stock reserved for issuance to former stockholders of Women.com in exchange for cancellation of their Women.com stock certificates; and

•       1,650 shares of common stock reserved for issuance to former stockholders of Promotions.com in exchange for cancellation of their Promotions.com stock certificates.

Name and Address of Beneficial Owner	Number of Shares Beneficially Held(1)	Percent of Class(%)(1)
Hearst Communications, Inc.(2)	18,184,653	25.0
959 Eighth Avenue New York, NY 10019
NBC Universal, Inc.(3)	18,184,653	25.0
30 Rockefeller Plaza New York, NY 10112
FMR Corp.(4)	8,586,964	11.8
82 Devonshire Street Boston, MA 02109
Capital Research and Management Company/SMALLCAP World Fund, Inc.(5)	6,440,000	8.9
420 Montgomery Street San Francisco, CA 9410
Wells Fargo & Company(6)	3,657,771	5.0
420 Montgomery Street San Francisco, CA 9410
Douglas W. McCormick(7)	3,324,148	4.6
Habib Kairouz(8)	1,772,977	2.4
Jane Tollinger(9)	432,499	*
Steven A. Elkes(10)	352,985	*
Edward T. Reilly(11)	132,342	*
John T. Healy(12)	96,925	*
Peter Naylor(13)	66,624	*
Edward D. Horowitz(14)	63,593	*
Steven Haimowitz(15)	62,500
Lennert J. Leader(16)	21,447	*
Alfred Sikes(17)	11,161	*
Cathleen P. Black	11,160	*
Ajit M. Dalvi(18)	5,000	*
Kenneth A. Bronfin	161	*
All directors and executive officers as a group (14 persons)(19)	6,353,522	8.7

*                    Less than one percent of the outstanding common stock.

(1)          Unless otherwise indicated, the address for each listed director or officer is c/o iVillage Inc., 500 Seventh Avenue, New York, New York 10018.

(2)          According to an Amended Schedule 13D/A filed on March 8, 2006, each of Hearst Communications, Inc., or Hearst Communications, Hearst Magazines Property, Inc., or Hearst Magazines, Communications Data Services, Inc., or CDS, Hearst Holdings, Inc., or Hearst Holdings, The Hearst Corporation and The Hearst Family Trust, or the Trust, may be deemed to beneficially own the 18,184,653 shares registered in the name of Hearst. Hearst Magazines has the power to direct the voting and disposition of the 18,184,653 shares as the controlling stockholder of Hearst. CDS has the power to direct the voting and disposition of the 18,184,653 shares as the sole stockholder of Hearst Magazines. Hearst Holdings has the power to direct the voting and disposition of the 18,184,653 shares as the sole stockholder of CDS. The Trust and The Hearst Corporation have the power to direct the voting and disposition of the 18,184,653 shares as the direct or indirect sole stockholders of The Hearst Corporation and Hearst Holdings. Accordingly, Hearst shares the power to direct the voting and disposition of the 18,184,653 shares beneficially owned by it, and Hearst Magazines, CDS, Hearst Holdings, The Hearst Corporation and the Trust share the power to direct the voting and disposition of the 18,184,653 shares beneficially owned by Hearst. Contemporaneously with the execution of the merger agreement, NBC Universal and Hearst entered into a voting agreement. See “The Merger—Description of the Voting Agreement”.

(3)          According to a Schedule 13D filed with the SEC on March 13, 2006 by NBC Universal for and on behalf of itself, National Broadcasting Company Holding, Inc., or NBC Holding, and General Electric Company, or GE. Reflects shares over which NBC Universal shares the right to vote pursuant to a voting agreement, dated March 3, 2006, by and among NBC Universal and Hearst. Pursuant to the voting agreement, Hearst agreed to vote all of our securities it beneficially owns, discussed in footnote 2 above, in favor of the adoption of the merger agreement. NBC Universal, NBC Holding and GE disclaim beneficial ownership in the reported securities held by Hearst.

(4)          According to a Schedule 13G filed on January 10, 2006, each of FMR Corp. and Edward C. Johnson 3d, or collectively FMR Corp., may be deemed to beneficially own 8,586,964 shares. FMR Corp. does not possess the sole power to direct the voting of any shares (as such power resides with Fidelity Management & Research Company Funds Boards of Trustees), but has the sole power to direct the disposition of 8,586,964 shares.

(5)          According to a Schedule 13G filed on February 10, 2006, Capital Research and Management Company, or Capital Research may be deemed to beneficially own 6,440,000 shares, of which SMALLCAP World fund, Inc., or SMALLCAP may be deemed to beneficially own 4,690,000 of such shares. Capital Research  possesses  the sole power to direct the voting and disposition of 6,440,000 shares. SMALLCAP does not possess the sole power to direct the voting or disposition of any shares.

(6)          According to a Schedule 13G/A filed on February 14, 2006, each of Wells Fargo & Company and Wells Capital Management Incorporated, or collectively Wells Fargo, may be deemed to beneficially own 3,657,771 shares. Wells Fargo has the sole power to direct the voting of 1,930,159 shares and the sole power to direct the disposition of 3,657,771 shares.

(7)          Includes (a) options to purchase 3,316,148 shares of common stock exercisable within 60 days from March 15, 2006 and (b) 3,000 shares of common stock beneficially owned by Mr. McCormick’s wife. Mr. McCormick disclaims beneficial ownership of the shares of common stock held by his wife.

(8)          Includes 1,480,892 shares beneficially owned by Rho Capital Partners. Based on information provided by Rho Capital Partners, Rho Capital Partners may be deemed to be the beneficial owner of 1,480,892 shares pursuant to an investment advisory relationship by which Rho Capital Partners exercises voting and investment control over the 1,480,892 shares registered in the name of a number of investment vehicles. Mr. Kairouz is a stockholder of Rho Capital Partners. In such capacity, Mr. Kairouz may be deemed to share voting and investment control of the 1,480,892 shares beneficially owned by Rho Capital Partners, but Mr. Kairouz disclaims beneficial ownership of these shares and has no pecuniary interest in any such shares. Includes options to purchase 92,340 shares of common stock exercisable within 60 days from March 15, 2006.

(9)          Includes options to purchase 372,499 shares of common stock exercisable within 60 days from March 15, 2006.

(10)   Includes options to purchase 335,293 shares of common stock exercisable within 60 days from March 15, 2006.

(11)   Includes options to purchase 107,342 shares of common stock exercisable within 60 days from March 15, 2006.

(12)   Includes options to purchase 96,925 shares of common stock exercisable within 60 days from March 15, 2006.

(13)   Includes options to purchase 66,624 shares of common stock exercisable within 60 days from March 15, 2006.

(14)   Includes options to purchase 62,500 shares of common stock exercisable within 60 days from March 15, 2006.

(15)   Includes options to purchase 43,593 shares of common stock exercisable within 60 days from March 15, 2006.

(16)   Includes (a) 200 shares owned by a family trust of which Mr. Leader is the trustee, and (b) options to purchase 21,247 shares of common stock exercisable within 60 days from March 15, 2006.

(17)   Includes (a) 161 shares of common stock beneficially owned by Mr. Sikes’ wife and (b) 1,000 shares of common stock held by the Whitestone Foundation. The Whitestone Foundation is a family owned trust of which Mr. Sikes is a trustee.

(18)   Includes options to purchase 5,000 shares of common stock exercisable within 60 days from March 15, 2006.

(19)   Includes options to purchase 4,519,511 shares of common stock exercisable within 60 days from March 15, 2006.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

We will hold our 2006 annual meeting of stockholders only if the merger is not consummated because, following the consummation of the merger, our common stock will be delisted from the Nasdaq National Market, our common stock will be deregistered under the Exchange Act and we will no longer be a publicly-held company. Any stockholder wishing to have a proposal considered for inclusion in our 2006 annual meeting proxy solicitation materials must set forth such proposal in writing and file it with our secretary a reasonable period of time before we print and mail our 2006 annual meeting proxy materials. We will publicly notify you of the expected date that we plan to print and mail our 2006 annual meeting proxy materials at the time we establish a date for such meeting if the merger is not consummated. Proposals received after such date shall be considered untimely and shall not be included in our annual meeting proxy solicitation materials. Our board of directors will review any timely submitted stockholder proposals which are filed as required and will determine whether such proposals meet applicable criteria for inclusion in our 2006 annual meeting proxy solicitation materials.

If you wish to submit a proposal for consideration at our next annual general meeting of stockholders but that is not to be included in our proxy statement, you must delivery the proposal in writing (and otherwise comply with the requirements in our by-laws relating to the submission of proposals) to: iVillage Inc., Attn: Secretary, 500-512 Seventh Avenue, New York, New York 10018.

OTHER MATTERS

No other matters may be presented for consideration at the special meeting.

NBC Universal and Merger Sub are not participants in the solicitation made by this proxy statement. NBC Universal or Merger Sub do not have any interest in the solicitation other than as a result of NBC Universal’s agreement to acquire all of the outstanding shares of our common stock pursuant to the terms of the merger agreement.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to iVillage Inc., Attn: Investor Relations, 500-512 Seventh Avenue, New York, NY 10018, telephone (212) 600-6000. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the prior sentence.

SOURCES OF ADDITIONAL INFORMATION

Except where we indicate otherwise, we use the name “NBC Universal” in this proxy statement to refer to NBC Universal, Inc., and references to “iVillage,” “iVillage Media,” “us,” “we,” “our,” “ours” and similar expressions used in this proxy statement refer to iVillage Inc. We briefly describe NBC Universal and the other parties to the merger agreement under “The Merger—The Companies” on page 21. We also refer to our common stock, par value $0.01 as the “common stock.”  All information contained in this proxy statement with respect to the parties to the merger agreement other than iVillage has been supplied by and is the responsibility of those other parties.

iVillage and General Electric Company, the parent company of NBC Universal, are each subject to the informational requirements of the Exchange Act. Each company files reports and other information with the Securities and Exchange Commission.

You may read and copy these reports, proxy statements and other information at the Securities and Exchange Commission’s Public Reference Section at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet Web site, located at http://www.sec.gov, that contains reports, proxy statements and other information regarding iVillage, General Electric Company and other registrants that file electronically with the Securities and Exchange Commission.

You may also read reports, proxy statements and other information relating to iVillage at the offices of the Nasdaq National Market at 86 Trinity Place, New York, NY 10006.

If you have questions about the special meeting or the merger with NBC Universal after reading this proxy, or if you would like additional copies of this proxy statement or the proxy card, please contact:

iVillage Inc. Attn: Investor Relations 500-512 Seventh Avenue New York, NY 10018 (212) 600-6000 pr@mail.ivillage.com
OR
Georgeson Shareholder Communications Inc. 17 State Street, 10th Floor New York, NY 10004 Banks and Brokers Call: All Others Call Toll Free:

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the solicitation presented in this document does not extend to you. This proxy statement is dated         , 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. The mailing of this proxy statement to stockholders does not create any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

iVILLAGE INC.,

NBC UNIVERSAL, INC.

and

iVILLAGE ACQUISITION CORP.

Dated as of March 3, 2006

	5.2	Authority; No Violation	A-27
	5.3	Consents and Approvals	A-28
	5.4	Broker’s Fees	A-28
	5.5	Legal Proceedings	A-28
	5.6	Financial Capability	A-28
	5.7	Parent Information	A-29
	5.8	No Business Activities by Merger Sub	A-29
	5.9	Ownership of Company Common Stock; No Other Agreements	A-29
	5.10	Acknowledgement of Parent	A-29
6.	COVENANTS RELATING TO CONDUCT OF BUSINESS		A-30
	6.1	Conduct of Business Prior to the Effective Time	A-30
	6.2	Company Forbearances	A-30
	6.3	No Fundamental Parent Changes	A-32
7.	ADDITIONAL AGREEMENTS		A-33
	7.1	Proxy Statement; Other Filings	A-33
	7.2	Access to Information	A-34
	7.3	Stockholder Meeting	A-34
	7.4	Further Actions	A-35
	7.5	Employees; Employee Benefit Plans	A-35
	7.6	Indemnification; Directors’ and Officers’ Insurance	A-36
	7.7	No Solicitation	A-38
	7.8	Standstill	A-40
	7.9	Section 16 Matters	A-41
	7.10	Voting Agreement	A-41
	7.11	Notification of Certain Matters	A-41
8.	CONDITIONS PRECEDENT		A-41
	8.1	Conditions to Each Party’s Obligation to Effect the Merger	A-41
	8.2	Conditions to Obligations of Parent and Merger Sub	A-42
	8.3	Conditions to Obligations of the Company	A-43
9.	TERMINATION AND AMENDMENT		A-44
	9.1	Termination	A-44
	9.2	Effect of Termination	A-45
	9.3	Amendment	A-46
	9.4	Extension; Waiver	A-46
10.	GENERAL PROVISIONS		A-46
	10.1	Nonsurvival of Representations, Warranties and Agreements	A-46
	10.2	Expenses	A-46
	10.3	Notices	A-47
	10.4	Interpretation	A-47
	10.5	Counterparts; Facsimile	A-48
	10.6	Entire Agreement	A-48
	10.7	Specific Enforcement	A-48
	10.8	Governing Law; Venue	A-48
	10.9	Severability	A-48
	10.10	Publicity	A-49
	10.11	Assignment; Third Party Beneficiaries	A-49
	10.12	Waiver of Jury Trial	A-49

INDEX OF DEFINED TERMS

Page
Acquisition Proposal	A-40
Affiliate	A-10
Agreement	A-6
Balance Sheet Date	A-21
Bankruptcy and Equity Exceptions	A-13
Business Day	A-6
Capitalization Date	A-12
Certificate	A-8
Certificate of Merger	A-6
Closing	A-6
Closing Date	A-6
Code	A-10
Company	A-6
Company Board	A-8
Company Charter Documents	A-11
Company Common Stock	A-7
Company Contract	A-21
Company Disclosure Schedule	A-10
Company Domain Name	A-23
Company Material Adverse Effect	A-11
Company Option	A-8
Company Owned IP	A-26
Company Plans	A-19
Company Preferred Stock	A-12
Company Recommendation	A-35
Company Recommendation Change	A-39
Company Registered IP	A-23
Company Representatives	A-38
Company Required Vote	A-13
Company SEC Reports	A-14
Company Source Code	A-26
Company Stock Plans	A-12
Company Stockholder Meeting	A-34
Confidentiality Agreement	A-34
Continuing Employees	A-35
Delaware Secretary	A-6
DGCL	A-6
Dissenting Shares	A-7
Dissenting Stockholders	A-7
Effective Time	A-6
Employees	A-19
Engagement Letter	A-17
Environmental Laws	A-22
ERISA	A-19
Exchange Act	A-14
Exchange Fund	A-8
Fairness Opinion	A-17

Filed Company SEC Documents	A-16
Foreign Antitrust Laws	A-14
GAAP	A-11
Governmental Damages	A-43
Governmental Entity	A-14
Governmental Investigation	A-43
Hearst	A-11
HSR Act	A-14
Indemnified Parties	A-36
Intellectual Property	A-26
Intellectual Property License	A-26
Intellectual Property Rights	A-26
J.P. Morgan	A-16
Knowledge	A-15
Legal Proceeding	A-26
Liens	A-13
Material Trade Secrets	A-24
Merger	A-6
Merger Consideration	A-7
Merger Sub	A-6
Multiemployer Plan	A-19
Notice	A-39
Off-the-Shelf Software	A-23
Option Consideration	A-8
Other Filings	A-33
Parent	A-6
Parent Material Adverse Effect	A-27
Parent Plans	A-35
Paying Agent	A-8
Permits	A-20
Permitted Liens	A-22
Person	A-9
Policies	A-22
Proxy Statement	A-14
Restraints	A-41
SEC	A-14
Securities Act	A-15
Significant Subsidiary	A-12
Subsidiary	A-12
Subsidiary Documents	A-11
Superior Proposal	A-40
Surviving Company	A-6
Tax Return	A-18
Taxes	A-18
Termination Date	A-44
Termination Fee	A-45
Transaction Expenses	A-46
Voting Agreement	A-14

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of March 3, 2006 (as amended, supplemented or otherwise modified from time to time, and together with all schedules hereto, this “Agreement”), is entered into by and among NBC Universal, Inc., a Delaware corporation (“Parent”), iVillage Inc., a Delaware corporation (the “Company”), and iVillage Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

WHEREAS, the respective Boards of Directors of each of the Company, Parent, and Merger Sub have approved the acquisition of the Company by Parent on the terms and subject to the conditions of this Agreement;

WHEREAS, the Board of Directors of the Company has (a) determined that the Merger (as defined herein) and the other transactions contemplated hereby are fair to and advisable and in the best interests of the Company and its stockholders, (b) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, and (c) recommended that the Company’s stockholders adopt this Agreement; and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe certain conditions to the Merger;

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.                 THE MERGER

1.1   The Merger.   Upon the terms and subject to the conditions of this Agreement, in accordance with Section 251 of the Delaware General Corporation Law (“DGCL”), at the Effective Time (as hereinafter defined), Merger Sub shall merge with and into the Company (the “Merger”). The Company shall be the surviving corporation (hereinafter sometimes called the “Surviving Company”) of the Merger, and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate.

1.2   Effective Time.   The Merger shall become effective as set forth in the certificate of merger (the “Certificate of Merger”) which shall be filed with the Secretary of State of the State of Delaware (the “Delaware Secretary”) as soon as practicable on the Closing Date (as hereinafter defined). As used herein, the term “Effective Time” shall mean the date and time when the Merger becomes effective, which shall be upon the filing of the Certificate of Merger or such later time as is agreed to by the parties hereto and specified in the Certificate of Merger

1.3   Effects of the Merger.   At and after the Effective Time, the Merger shall have the effects and consequences set forth in Section 259 of the DGCL.

1.4   Closing of the Merger.   Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the “Closing”) will take place (a) at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York, at 8:00 a.m., Eastern time, on the date that is the second Business Day after the satisfaction or waiver of the conditions set forth in Section 8 hereof, other than conditions which by their terms are to be satisfied at the Closing, or (b) such other location, date or time as the parties may mutually agree (the “Closing Date”). For purposes of this Agreement, a “Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which the office of the Delaware Secretary is closed.

1.5   Certificate of Incorporation.   At the Effective Time, subject to Section 7.6(c), the certificate of incorporation of the Company shall be amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, except that the name of the Surviving Company shall be “iVillage Inc.,” until thereafter amended as provided therein or in accordance with applicable law.

1.6   Bylaws.   The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, subject to Section 7.6(c), shall be the bylaws of the Surviving Company, until thereafter amended as provided therein or in accordance with applicable law.

1.7   Board of Directors.   The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Company and applicable law, until their respective successors are duly elected or appointed (as the case may be) and qualified.

1.8   Officers.   The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Company until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Company.

2.                 EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

2.1   Conversion of Company Capital Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or the holder of any of the shares of Company Common Stock:

(a)    All shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) owned by the Company (including treasury shares), Merger Sub or Parent (other than shares in trust accounts, managed accounts and the like or shares held in satisfaction of a debt previously contracted) automatically shall be cancelled and retired and shall not represent capital stock of the Surviving Company and shall not be exchanged for the Merger Consideration (as defined below); and

(b)   Each outstanding share of Company Common Stock (other than those cancelled pursuant to Section 2.1(a) and Dissenting Shares (as defined below)) shall be converted into and become the right to receive an amount in cash, without interest, equal to $8.50 (the “Merger Consideration”).

2.2   Effect on Capital Stock of Merger Sub.   At and after the Effective Time, each share of common stock, par value $0.01, per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Company and constitute the only outstanding shares of capital stock of the Surviving Company and shall not be effected by the Merger.

2.3   Appraisal Rights.   Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a stockholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the “Dissenting Stockholders”), shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the “Dissenting Shares”), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting

Shares in accordance with the provisions of Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder’s shares of Company Common Stock shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each such share of Company Common Stock, in accordance with Section 2.1(b), without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders’ rights of appraisal, and (ii) the right to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 3.1 to pay for shares of Company Common Stock for which appraisal rights have been perfected shall be returned to Parent upon demand.

2.4   Treatment of Options and Other Stock-Based Awards.

(a)    As of the Effective Time, each option to purchase shares of Company Common Stock or other right to receive shares of Company Common Stock under any Company Stock Plan (each a “Company Option”) which is outstanding and unexercised immediately prior thereto shall become fully vested as of the Effective Time and shall by virtue of the Merger and without any action on the part of any holder of any Company Option be cancelled and the holder thereof will receive as soon as reasonably practicable following the Effective Time a cash payment (without interest) with respect thereto equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option and (ii) the number of shares of Company Common Stock issuable upon exercise of such Company Option (collectively, the “Option Consideration”). As of the Effective Time, all Company Options, whether or not vested or exercisable, shall no longer be outstanding and shall automatically cease to exist, and each holder of a Company Option shall cease to have any rights with respect thereto, except the right to receive the Option Consideration.

(b)   The Board of Directors of the Company (the “Company Board”) or compensation committee of the Company Board shall make such amendments and adjustments to or make such determinations with respect to the Company Options, as are necessary to implement the provisions of this Section 2.4. Without limiting the foregoing, the Company shall take all actions necessary to ensure that the Company will not following the Effective Time, be bound by any options, SARs, warrants or other rights or agreements which would entitle any Person, other than Parent and its Subsidiaries, to own any capital stock of the Surviving Company or to receive any payment in respect thereof other than with respect to the payment of the Option Consideration as provided in Section 2.4(a). Prior to the Effective Time, the Company shall take all actions necessary to terminate all its Company Stock Plans, such termination to be effective at or before the Effective Time.

3.                 EXCHANGE OF CERTIFICATES FOR MERGER CONSIDERATION

3.1   Parent to Make Merger Consideration Available.   Immediately prior to the Effective Time, Parent shall (a) deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably acceptable to the Company (the “Paying Agent”) in a separate fund (the “Exchange Fund”), for the benefit of the holders of certificates or evidence of shares in book-entry form which immediately prior to the Effective Time evidenced shares of Company Common Stock (each a “Certificate”), an amount in cash sufficient to pay the aggregate Merger Consideration, and (b) instruct the Paying Agent to timely pay the Merger Consideration in accordance with this Agreement. The Merger Consideration deposited with the Paying Agent pursuant to this Section 3.1 shall be invested by the Paying Agent as directed by Parent;

provided, however, that any such investment or any payment of earnings from any such investment shall not delay the receipt by the holders of record of the Certificates of the Merger Consideration or otherwise impair such holders’ rights hereunder. Any interest or income produced by such investments shall be the property of and shall be paid promptly to Parent. In the event that the funds in the Exchange Fund shall be insufficient to make the payments contemplated by Section 2.1(b), Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make such payment. The Paying Agent shall cause the Exchange Fund to be (i) held for the benefit of the holders of shares Company Common Stock and (ii) applied promptly to making the payments provided for in Section 2. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement.

3.2   Exchange of Shares.

(a)    As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and which shall be in customary form and shall have such other provisions as Parent may reasonably specify) and instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon proper surrender of a Certificate for exchange and cancellation to the Paying Agent, together with a properly completed letter of transmittal, duly completed and validly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the amount of the Merger Consideration that such former holder has the right to receive pursuant to the provisions of Section 2, in each case, in respect of the Certificate surrendered pursuant to the provisions of this Section 3, and the Certificate so surrendered shall forthwith be cancelled.

(b)   If payment of the Merger Consideration is to be made to any Person other than the registered holder of the Certificate surrendered in exchange therefor, it shall be a condition of the payment thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the Person requesting such exchange shall pay to the Paying Agent in advance any transfer or other similar taxes required by reason of the payment of the Merger Consideration to any Person other than the registered holder of the Certificate surrendered, or required for any other reason relating to such holder or requesting Person, or shall establish to the reasonable satisfaction of the Paying Agent that such tax has been paid or is not payable. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest will be paid or will accrue on the cash payable upon surrender of any Certificate. As used herein, “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature.

(c)    All cash paid upon the surrender of Certificates in accordance with the terms of this Section 3 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates. At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Paying Agent, they shall be cancelled and exchanged for the Merger Consideration as provided in this Section 3.

(d)   Any portion of the Exchange Fund that remains unclaimed by the Company’s stockholders for one year after the Effective Time shall be paid, at the request of Parent, to Parent. Any stockholders of the Company who have not theretofore complied with this Section 3 shall thereafter look only to Parent for payment of the Merger Consideration payable in respect of each share of Company Common Stock held by such stockholder at the Effective Time as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding anything to the contrary contained herein, none of Parent, the Company, the Paying Agent, Merger Sub or any other Person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(e)    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

(f)    Parent and the Paying Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of Company Common Stock or Company Options such amounts as Parent, or any affiliate (as defined under the Exchange Act (an “Affiliate”)) thereof, or the Paying Agent are required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by Parent or the Paying Agent and paid over to the appropriate taxing authority, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of whom such deduction and withholding were made by Parent or the Paying Agent.

3.3   Adjustments to Prevent Dilution.   Without limiting the other provisions of the Agreement, in the event that the Company changes the number of shares of Company Common Stock issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration and the Option Consideration shall be equitably adjusted to reflect such change.

4.                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedule of the Company delivered to Parent concurrently herewith (the “Company Disclosure Schedule”) (with specific reference to the section of this Agreement to which the information stated in such Company Disclosure Schedule relates; provided that (i) disclosure in any section of such Company Disclosure Schedule shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is readily apparent from the face of such disclosure that such disclosure is applicable to such other Section and (ii) the mere inclusion of an item in such Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Company Material Adverse Effect), the Company hereby represents and warrants to Parent and Merger Sub as follows:

4.1   Corporate Organization.

(a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and corporate authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, is duly licensed or qualified to do business, and is in good standing in each jurisdiction in which the nature of the business currently conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have or result in a Company Material Adverse Effect. As used in this Agreement, the term “Company Material Adverse Effect” means any change, event, occurrence or state of facts that has had or would reasonably be expected to have or result in (i) a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, (ii) a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby on a timely basis or (iii) a condition that causes the iVillage.com web site to be completely and substantially disabled for more than 48 consecutive hours; provided, however, that in determining whether a Company Material Adverse Effect has occurred, there shall be excluded any effect on the Company or its Subsidiaries the cause of which is (A) the execution, delivery, pendency or public announcement of this Agreement or the transactions contemplated hereby or any actions required to be taken in compliance herewith or otherwise with the consent of the other party hereto, including the impact thereof on the relationships of the Company or any of its Subsidiaries with customers, suppliers, distributors, consultants, employees or independent contractors or other third parties with whom the Company or any of its Subsidiaries has any relationship and including any litigation brought by stockholders of Company in connection with the transactions contemplated hereby (provided that the exclusion set forth in this clause (A) shall not apply to Section 4.3(b) hereof), (B) any change in the market price or trading volume of the Company’s securities or any effect resulting from any such change (provided that this clause shall not be construed as providing that the change, event, occurrence or state of facts giving rise to such change does not constitute or contribute to a Company Material Adverse Effect), (C) any failure by the Company to meet any projections or forecasts for any period ending (or for which revenues or earnings are released) on or after the date hereof (provided that this clause shall not be construed as providing that the change, event, occurrence or state of facts giving rise to such failure does not constitute or contribute to a Company Material Adverse Effect), (D) any change in federal or state law or regulations, generally accepted accounting principles (“GAAP”) or regulatory accounting requirements applicable or potentially applicable generally to the industries in which the Company or its Subsidiaries operate, (E) any expiration or any breach or termination by Hearst Communications, Inc. (“Hearst”) of the Website Services Agreement, entered into as of July 1, 2004, as amended, by and between the Company and Hearst, (F) changes generally affecting the industries in which the Company or its Subsidiaries operate (except with respect to changes that disproportionately affect the Company or its Subsidiaries relative to other participants in the industries in which the Company and its Subsidiaries operate), (G) changes in economic conditions (including changes in the prevailing interest rates) in the United States, in any region thereof, or in any non-U.S. or global economy (except with respect to changes that disproportionately affect the Company or its Subsidiaries relative to other participants in the industries in which the Company and its Subsidiaries operate) or (H) any attack on, or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States, or any declaration of war by the United States Congress or any hurricane or other natural disaster that does not disproportionately affect the Company or its Subsidiaries relative to other participants in the industries in which the Company and its Subsidiaries operate.

(b)   The copies of the certificate of incorporation and bylaws of the Company (the “Company Charter Documents”) which have previously been provided or made available to Parent are true, complete and correct copies of such documents as in effect as of the date of this Agreement. The copies of the certificate of incorporation and bylaws (or comparable organizational documents) of each of the Company’s Significant Subsidiaries (the “Subsidiary Documents”) which have previously been provided or made available to Parent are true, complete and correct copies of such documents as in effect on the date of this Agreement. All such Company Charter Documents and Subsidiary

Documents are in full force and effect and neither the Company nor any of its Significant Subsidiaries is in violation of any of their respective provisions. As used herein, “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or any other entity that is consolidated with such Person for financial reporting purposes and, with respect to the Company, “Significant Subsidiary” means  the Subsidiaries listed in Section 4.1(a) of the Company Disclosure Schedule.

(c)    Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing as a corporation, partnership, limited liability company or other entity, as the case may be, under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and is in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so licensed or qualified, except when the failure to be so licensed, qualified or in good standing, individually or in the aggregate, would not have or would not reasonably be expected to have or result in a Company Material Adverse Effect and (iii) has all requisite corporate or other requisite power and authority to own or lease its properties and assets and to carry on its business as now conducted. As of the date hereof, the Company does not have any Subsidiary, other than the Significant Subsidiaries, from which it derived greater than 5% of the Company’s consolidated revenues for fiscal 2005.

(d)   The minute books of the Company and each of its Significant Subsidiaries previously provided or made available to Parent contain true, complete and correct records in all material respects of all meetings and other material corporate actions held or taken from January 1, 2003 through January 31, 2006 of their respective stockholders, members, partners or other equity holders and Boards of Directors or other governing bodies (including committees of their respective Boards of Directors or other governing bodies). Except as previously provided or made available to Parent, from January 31, 2006 through the date hereof, the Company Board of Directors and committees thereof have not taken any action by written consent or by meeting, other than with respect to the Merger and the solicitation process code-named “Project Galaxy.”

4.2   Capitalization.

(a)    The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of Preferred Stock, par value $0.01 per share, (the “Company Preferred Stock”). As of the close of business on February 28, 2006 (the “Capitalization Date”), there were 72,781,679 shares of Company Common Stock outstanding, no shares of Company Preferred Stock outstanding and 1,091,498 shares of Company Common Stock held in the Company’s treasury. As of the close of business on the Capitalization Date, no shares of Company Common Stock or Company Preferred Stock were reserved or to be made available for issuance, except as set forth in Section 4.2(a) of the Company Disclosure Schedule. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement and as of the Closing Date, except (i) as set forth in Section 4.2(a) of the Company Disclosure Schedule, (ii) pursuant to any cashless exercise provisions of any Company Options or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under the Company’s stock plans and arrangements set forth in Section 4.2(a) of the Company Disclosure Schedule (collectively, and in each case as the same may be amended to the date hereof, the “Company Stock Plans”), (iii) a warrant for 5,282 shares of Common Stock with an exercise price of $14.35 per share held by Leasing Technologies International, Inc. and (iv) as set forth elsewhere in this Section 4.2(a), the Company does not and will not have and is not and will not be bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or Company Preferred Stock or any other equity securities of the Company or any securities representing the right to purchase or otherwise receive any shares of the Company capital stock (including any rights plan or agreement). Section 4.2(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of the aggregate number of options or other rights to purchase shares or receive shares of Company Common Stock issuable upon the exercise of each stock option granted under the Company Stock Plans or otherwise that were outstanding as of the Capitalization Date, and the exercise price for each such Option or other right. Since the Capitalization Date, the Company has not (i) issued or repurchased any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than upon the exercise of employee stock options granted prior to such date and disclosed in this Section 4.2(a) or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under the Company Stock Plans, or (ii) issued or awarded any options, restricted shares or other equity-based awards under the Company Stock Plans.

(b)   Section 4.2(b) of the Company Disclosure Schedule lists the name, jurisdiction of organization, authorized and outstanding shares of capital stock and record and beneficial owners of such capital stock for each Significant Subsidiary of the Company. Except as set forth in Section 4.2(b) of the Company Disclosure Schedule, neither the Company nor any of its Significant Subsidiaries own, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable for, any equity or similar interest in, any corporation, partnership, joint venture or other similar business association or entity (other than its wholly owned Subsidiaries). The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other equity interests in each of the Company’s Subsidiaries free and clear of any liens, charges, encumbrances, adverse rights or claims and security interests whatsoever (“Liens”), and all of such shares are duly authorized, validly issued and fully paid, non assessable and free and clear of preemptive rights, with no personal liability attaching to the ownership thereof. Neither the Company nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase, sale or issuance of any shares of capital stock or any other equity security of any Subsidiary of the Company or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of any such Subsidiary.

4.3   Authority; No Violation.

(a)    The Company has full corporate power and corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Company Board at a duly called and held meeting has unanimously (i) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders and declared this Agreement and the Merger to be advisable, (ii) authorized and approved the Merger, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (iii) subject to Section 7.7, recommended that stockholders of the Company adopt this Agreement and directed that such matter be submitted for consideration by the Company’s stockholders at the Company Stockholders Meeting (as hereinafter defined). Except for the adoption of this Agreement by the affirmative vote (by person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock (the “Company Required Vote”), no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Merger Sub) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally (the “Bankruptcy and Equity Exceptions”). The voting agreement entered into by Parent with certain stockholders of the Company simultaneously with the execution and delivery of this Agreement (the “Voting Agreement”) has been approved at a duly called and held meeting of the Company Board and which approval included a Consenting Vote (as defined in that certain Amended and Restated Stockholder Agreement, dated as of June 20, 2001, by and between the Company and Hearst).

(b)   Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (including the Merger), nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Company Charter Documents or Subsidiary Documents or (ii) assuming that the consents, approvals and filings referred to in Section 4.4 are duly obtained or made, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (B) violate conflict with result in a breach of any provision of or require redemption or repurchase or otherwise require the purchase or sale of any securities, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or, except as set forth in Section 4.3(b) of the Company Disclosure Schedule, result in the termination or revocation of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults or other events which, either individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect.

4.4   Consents and Approvals.   No consents or approvals of, or filings or registrations with, any federal or state court, administrative agency or commission or other governmental authority or instrumentality or self-regulatory organization of competent jurisdiction (each a “Governmental Entity”) or with any third Person are necessary in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the Merger and the other transactions contemplated hereby, except for (a) any notices required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (b) the filings required under, and in compliance with, other applicable requirements of non-U.S. laws intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade or harm to competition (collectively, “Foreign Antitrust Laws”), (c) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement in definitive form relating to the Company Stockholder Meeting (as amended or supplemented from time to time, the “Proxy Statement”) as well as any other filings required to be made with the SEC pursuant to the Securities Act or the Exchange Act, (d) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, and (e) consents or approvals of, or filings or registrations with, Governmental Entities or third parties, the failure of which to be obtained or made, individually or in the aggregate, would not have or would not reasonably be expected to have or result in a material adverse effect on the Company’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

4.5   SEC Filings.   The Company has filed all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC since January 1, 2003 (collectively, the “Company SEC Reports”). None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”). Each of the Company SEC Reports, as amended prior to the date of this Agreement, complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Securities Act”) and the Exchange Act, each as in effect on the date so filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such subsequent filing). None of the Company SEC Reports contained, when filed or, if amended or supplemented prior to the date hereof, as of the date of such amendment or supplemented, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the Knowledge of the Company, no investigation by the SEC with respect to the Company or any of its Subsidiaries is pending or threatened. For purposes of this Agreement, “Knowledge” shall mean the actual knowledge, after reasonable inquiry (which shall not require inquiry of persons other than the persons hereinafter referenced in this definition, and with respect to such referenced individuals, shall require inquiry solely within the scope of such individuals’ respective business responsibilities), of the individuals listed on Section 4.5 of the Company Disclosure Schedule. The officers of the Company listed in Section 4.5 of the Company Disclosure Schedule shall not be deemed to have knowledge (actual, constructive or otherwise) of any fact, event, condition or occurrence known or deemed to be known by any other Person, other than as expressly set forth in the foregoing sentence.

4.6   Financial Statements.

(a)    At the time they were filed with the SEC, the consolidated financial statements of the Company included in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as then in effect, had been prepared in accordance with GAAP, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented (including within the meaning of the Sarbanes-Oxley Act of 2002) the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year end audit adjustments, none of which has been or will be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole). At the time they were included in the Company’s Current Report on Form 8-K furnished to the SEC on February 13, 2006, the unaudited consolidated financial statements of the Company for the fiscal year ended December 31, 2005 had been prepared in accordance with GAAP, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented (including within the meaning of the Sarbanes-Oxley Act of 2002) the consolidated financial position of the Company and its Subsidiaries as of the date thereof and the consolidated results of their operations and cash flows for the period then ended (subject to normal year end audit adjustments, none of which has been or will be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole).

(b)   Except as set forth in Section 4.6(b) of the Company Disclosure Schedule, the records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic mechanical or photographic process whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 4.6(b). The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act) and internal control over financial reporting (as such term is defined in Rule 13a-15(f) and Rule 15d-15(f) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, including Section 13(b)(2) thereof, is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. Based on their most recent evaluation, the Company’s principal executive officer and its principal financial officer disclosed, based on their evaluation at that time of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company Board (A) all significant deficiencies and material weaknesses (as such terms are defined in PCAOB Auditing Standard No. 2) in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. A copy of any such disclosures has previously been provided or made available to Parent. As of the date hereof, to the Knowledge of the Company, the Company has no reason to believe that its outside auditors and its chief executive officer and chief financial officer will not be able to give, without qualification, the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 when next due.

(c)    The Company is in compliance in all material respects with the provisions of Section 13(b) of the Exchange Act. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures. Except as set forth in the Company SEC Reports filed by the Company and publicly available prior to the date of this Agreement (the “Filed Company SEC Documents”), since the Company’s proxy statement dated April 29, 2005 through the date hereof, no event has occurred that would be required to be reported pursuant to Item 404 of Regulation S-K promulgated by the SEC.

(d)   To the Knowledge of the Company, between January 1, 2003 and the date hereof, neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees, auditors or accountants has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices. To the Knowledge of the Company, between January 1, 2003 and the date hereof, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.

4.7   Broker’s Fees.   Except for the Company’s engagement of J.P. Morgan Securities Inc. (“J.P. Morgan”), neither the Company nor any of its Subsidiaries has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement. The Company has heretofore delivered or made available to

Parent a correct and complete copy of the Company’s engagement letter with J.P. Morgan, together with any amendment or supplement (the “Engagement Letter”), which letter describes all fees payable to J.P. Morgan in connection with the transactions contemplated by this Agreement, all agreements under which any such fees or any expenses are payable and all indemnification and other agreements related to the engagement of J.P. Morgan.

4.8   Opinion of Financial Advisor.   The Company Board has received and furnished or made available a copy thereof to Parent (for information purposes only), the opinion in writing of J.P. Morgan, dated as of the date of this Agreement, to the effect that, as of such date, and subject to the various assumptions and qualifications set forth therein, the consideration to be received in the Merger by the common stockholders of the Company is fair from a financial point of view to such stockholders (the “Fairness Opinion”).

4.9   Absence of Certain Changes or Events.

(a)    Since the Balance Sheet Date, there have not been any events, changes, occurrences, or state of facts that, individually or in the aggregate, have had or that would reasonably be expected to have or result in a Company Material Adverse Effect.

(b)   Except as contemplated by this Agreement or permitted under Section 6.2, since the Balance Sheet Date, the Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business consistent with past practices.

4.10   Legal Proceedings.

(a)    As of the date of this Agreement, except as set forth in Section 4.10(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of the Company, threatened material, legal, administrative, arbitral or other proceedings, claims, suits, actions or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries.

(b)   Except as set forth in Section 4.10(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries or any of their businesses or properties are subject to or bound by (or, to the Knowledge of the Company, threatened to be subject to or bound by) any material injunction, order, judgment, decree or regulatory restriction of any Governmental Entity.

4.11   Taxes.

(a)    Except as set forth in Section 4.11(a) of the Company Disclosure Schedule: (i) each of the Company and its Subsidiaries has (A) duly and timely filed (including pursuant to applicable extensions granted without penalty) all income, franchise and all other material Tax Returns (as hereinafter defined) required to be filed by it since January 1, 2000, and such Tax Returns are true, correct and complete in all material respects, and (B) paid in full all Taxes (as hereinafter defined) shown as due on such Tax Returns; (ii) no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries which deficiencies have not since been resolved; and (iii) there are no material Liens for Taxes upon the assets of either the Company or its Subsidiaries, except for statutory liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided on the most recent balance sheet contained in the Filed Company SEC Documents. For purposes of this Section 4.11, “other material Tax Returns” means any and all Tax Returns (other than income and franchise Tax Returns) for which Taxes material to the Company and its Subsidiaries taken as a whole are due and payable.

(b)   Except as set forth in Section 4.11(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) is or has ever been a member of an affiliated, combined,

consolidated or unitary group (other than a group the common parent of which is the Company) filing a consolidated tax return, or (ii) has any liability for Taxes of any Person (other than the Company and its Subsidiaries) arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law.

(c)    No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by or with respect to the Company or any of its Subsidiaries.

(d)   None of the Company or any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in any distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

(e)    All Taxes required to be withheld, collected or deposited by or with respect to the Company and each Subsidiary have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority, except for failures to so withhold, collect or deposit that are immaterial, individually and in the aggregate.

(f)    Neither the Company nor any of its Subsidiaries has granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or granted any extension of a period for the assessment of, any Tax, which waiver or extension has not since expired.

(g)    The Federal income Tax Returns of the Company and each of its Subsidiaries have not been examined by and settled with the Internal Revenue Service.

(h)   Except as set forth in Section 4.11(h) of the Company Disclosure Schedule, no audit or other administrative or court proceedings are pending with any taxing authority with respect to Taxes of the Company or any of its Subsidiaries and no written notice thereof has been received.

(i)    The Company has made, or will make within 30 days of the date hereof, available to Parent complete and correct copies of (i) all income and franchise Tax Returns and all other material Tax Returns of the Company and its Subsidiaries for the preceding three taxable years and (ii) any audit report issued within the last three years (or any audit report issued prior to such time with respect to any audit or proceeding in progress) relating to income and franchise and any other material Taxes of the Company or any of its Subsidiaries.

(j)     The Company is not, and has not been at any time during the past five years, a “United States real property holding corporation” within the meaning of Section 897 of the Code.

(k)   As used herein, “Taxes” shall mean (i) all taxes, charges, levies or other assessments imposed by any United States federal, state, local or foreign taxing authority, including income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other similar taxes, including any interest, penalties or additions to tax attributable thereto, and (ii) any amounts in respect of any items described in clause (i) payable by reason of contract, assumption, transferee liability, operation of law, Treasury Regulation Section 1.1502-6(a) (or any analogous provision of state, local or foreign law) or otherwise.

(l)    As used herein, “Tax Return” shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any taxing authority with respect to Taxes, including all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

4.12   Employee Benefit Plans.

(a)    Section 4.12(a) of the Company Disclosure Schedule sets forth a complete and correct list of: (i) all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) all written employment, consulting and individual compensation agreements involving annual compensation in excess of $20,000 and all collective bargaining agreements and (iii) all plans, agreements, policies or arrangements providing for bonus or other incentive compensation, equity or equity-based compensation, retirement, deferred compensation, change in control rights or benefits, termination or severance benefits, stock purchase, disability, welfare, benefit, training, sick leave, leave of absence, vacation, salary continuation, medical, life insurance, fringe benefits, or educational assistance, in each case to which the Company or any of its Subsidiaries has any obligation or liability (contingent or otherwise) thereunder for current or former directors or employees of the Company or any of its Subsidiaries (the “Employees”) (collectively, the “Company Plans”). None of the Company Plans is a “multiemployer plan”, as defined in Section 3(37) of ERISA (a “Multiemployer Plan”), is subject to title IV of ERISA, or is or has been subject to Sections 4063 or 4064 of ERISA.

(b)   The Company has previously provided or made available to Parent true and complete copies of each of the Company Plans and each of the following (if applicable): (i) the most recent actuarial valuation report for each Company Plan, (ii) the most recent determination letter from the Internal Revenue Service for each Company Plan, (iii) any summary plan description by the Company or its Subsidiaries concerning the extent of the benefits provided under a Company Plan, and (iv) the most recent Form 5500, including the attached schedules, required to have been filed with the Internal Revenue Service.

(c)    Neither the Company nor any of its Subsidiaries maintains or is required to contribute to any Company Plan that provides for post-retirement medical, life insurance or other welfare-type benefits coverage (other than as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or under a similar state law, or claims incurred on or before the end of the month on or immediately following the retirement date of any Employee).

(d)   The Company Plans and their related trusts intended to qualify under Sections 401 and 501(a) of the Code are subject to current favorable determination or opinion letters from the IRS and, to the Knowledge of the Company, nothing has occurred that is reasonably likely to result in the revocation of such letter, except where the failure to so comply would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

(e)    The Company Plans have been maintained and administered in all  respects in accordance with their terms and applicable laws except where the failure to so comply would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

(f)    There are no suits, actions, disputes, claims (other than routine claims for benefits), arbitrations, administrative or other proceedings pending or, to the Knowledge of the Company, threatened with respect to any Company Plan or any related trust or other funding medium thereunder or with respect to the Company as the sponsor or fiduciary thereof or to the Knowledge of the Company, with respect to any other fiduciary thereof, which would reasonably be expected to have a Company Material Adverse Effect.

(g)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) except as set forth in Sections 2.1 and 2.4, result in any payment becoming due to any Employee, (ii) increase any benefits otherwise payable under any Company Plan or (iii) except as set forth on Section 4.12(g) of the Company Disclosure Schedule and in Sections 2.1 and 2.4, result in the acceleration of the time of payment or vesting of any rights or benefits under any such plan.

4.13   Compliance with Applicable Law.

(a)    Except as set forth in Section 4.13(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations from Governmental Entities (collectively, “Permits”), or required by Governmental Entities to be obtained, in each case necessary for the lawful conduct of their respective businesses as conducted as of the date hereof under and pursuant to, and have complied in all material respects with and are not and since January 1, 2004, have not been in violation in any material respect under, any applicable law, statute, order, rule or regulation of any Governmental Entity relating to the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has received written notice of any material violations of any of the above.

(b)   Since the enactment of the Sarbanes-Oxley Act of 2002, the Company has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and (ii) the applicable listing standards of NASDAQ, including those related to corporate governance.

4.14   Certain Contracts.

(a)    Except as set forth in Section 4.14(a) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or is bound by any contract, agreement, mortgage, pledge, arrangement, commitment or understanding (whether written or oral) (i) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, (ii) which limits, curtails or restricts the rights of the Company or any of its Subsidiaries (either individually or together with the Company’s Affiliates) to compete in any line of business in any geographic area or with any Person, or which requires exclusive referrals of business or requires the Company or any of its Subsidiaries to offer specified products or services to their customers on a priority or exclusive basis, (iii) with any director, executive officer (as defined in Item 402 of Regulation S-K of the SEC) or Affiliate of the Company, (iv) with or to a labor union or guild (including any collective bargaining agreement), (v) which relates to the incurrence of indebtedness for borrowed money (other than sales of securities subject to repurchase, in each case in the ordinary course of business) by the Company or any of its Subsidiaries or any contract or instrument pursuant to which indebtedness for borrowed money may be incurred or is guaranteed by the Company or any of its Subsidiaries, (vi) which grants any Person a Lien, right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of the Company or its Subsidiaries, (vii) evidencing financial hedging or similar trading activities, (viii) which concerns the voting of capital stock or other equity, other than the Voting Agreement and the Amended and Restated Stockholders Agreement dated June 18, 2001 between the Company and Hearst, (ix) which involves the purchase or sale of assets with a purchase price of $500,000 or more in any single case or $2,000,000 in all such cases, other than purchases and sales in the ordinary course of business, (x) which are standstill or similar agreements restricting the Company from acquiring the securities of, soliciting proxies respecting, or affecting the control, of any Person (other than confidentiality agreements entered into in connection with the “Project Galaxy” solicitation process), (xi)  with any Governmental Entity involving $75,000 or more in any single case or $500,000 in all such cases, (xii) which involved payments by the Company or any of its Subsidiaries in fiscal year 2005 of more than $2,500,000 or which could reasonably be expected to involve payments during fiscal year 2006 of more than $2,500,000 other than any such contract that is terminable at will on sixty (60) days or less notice without payment of a penalty in excess of $2,500,000, other than any contract entered into on or after the date hereof that is permitted under the provisions of Section 6.2, or (xiii) which commit the Company or any of its Subsidiaries to enter into any of the foregoing. Each contract, agreement, mortgage, pledge, arrangement, commitment or understanding of the type described in this Section 4.14(a), whether or not filed in or disclosed as an exhibit to a Filed Company SEC

Document or set forth in Section 4.14(a) of the Company Disclosure Schedule, is referred to herein as a “Company Contract.” The Company has heretofore provided or made available to Parent complete and correct copies of each Company Contract in existence as of the date hereof together with any and all amendments thereto.

(b)   Except as set forth in Section 4.14(b) of the Company Disclosure Schedule, (i) each Company Contract is valid and binding on the Company and in full force and effect (other than due to the ordinary expiration of the term thereof), and, to the Knowledge of the Company, is valid and binding on the other parties thereto, in each case, as enforceability may be limited by the Bankruptcy and Equity Exceptions, (ii) the Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Company Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material default on the part of the Company or any of its Subsidiaries under any such Company Contract, except, in each case, with respect to the foregoing clauses (i) through (iii) as would not reasonably be expected to result in a loss of a material benefit to the Company and its Subsidiaries taken as whole. Except as set forth in Section 4.14(b) of the Company Disclosure Schedule, to the Knowledge of the Company, no other party to any Company Contract is in material default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a material default by any such other party thereunder. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice of termination or cancellation under any Company Contract, received any notice of material breach or default under any Company Contract which material breach or default has not been cured, or granted to any third party any rights, adverse or otherwise, that would constitute a material breach of any Company Contract.

4.15   Undisclosed Liabilities.   Except for (a) those liabilities or obligations that are fully reflected or reserved against on the consolidated balance sheet of the Company as at December 31, 2005 (the “Balance Sheet Date”) included in the Company’s report referred to in the last sentence of Section 4.6(a), (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, (c) liabilities or obligations that would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect or (d) liabilities or obligations incurred pursuant to and in compliance with Section 6.2, neither the Company nor any of its Subsidiaries has any liability or obligation of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due).

4.16   Anti-Takeover Provisions.   The Company Board has taken all necessary action so that no “fair price,” “moratorium,” “control share acquisition” or other state or federal anti-takeover statute or regulation (including Section 203 of the DGCL) is applicable to the Merger, the Voting Agreement, or any of the transactions contemplated by this Agreement.

4.17   Company Information.   The Proxy Statement, at the date first mailed to the stockholders of the Company, at the time of the Company Stockholder Meeting and at the time filed with the SEC, and any other document filed with any other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that no representation is made by the Company with respect to statements made therein based on information supplied in writing by Parent or Merger Sub specifically for inclusion in such documents. The Proxy Statement (except for such portions thereof as relate only to Parent, Merger Sub or any of their respective Subsidiaries) will comply as to form in all material respects with the Exchange Act.

4.18   Title to Property.

(a)    Real Property.   The Company and its Subsidiaries do not own any real property.

(b)   Personal Property.   The Company and its Subsidiaries have good, valid and marketable title to all tangible personal property owned by them on the date hereof, free and clear of all Liens other than Permitted Liens, except where the failure to have such title does not and would not reasonably be expected to result in, either individually or in the aggregate, a Company Material Adverse Effect. With respect to personal property used in the business of the Company and its Subsidiaries which is leased rather than owned, neither the Company nor any Subsidiary thereof is in default under the terms of any such lease the loss of which would reasonably be expected to result in, either individually or in the aggregate, a Company Material Adverse Effect.

(c)    Leased Property.   All leases of real property and all other leases material to the Company and its Subsidiaries under which the Company or a Subsidiary, as lessee, leases real or personal property (true, complete and correct copies of which have been provided or made available to Parent) are valid and binding in accordance with their respective terms, there is not under such lease any material existing default by the Company or such Subsidiary or, to the Knowledge of the Company, the lessors thereunder, or any event which with notice or lapse of time would constitute such a default, and in the case of real estate leases the Company or such Subsidiary quietly enjoys the premises provided for in such lease except, in each case, as would not reasonably be expected to result in a loss of a material benefit to the Company and its Subsidiaries taken as whole.

As used herein, “Permitted Liens” means (i) Liens publicly disclosed in the Filed Company SEC Documents that secure indebtedness that is reflected in the most recent consolidated financial statements of the Company included in the Company SEC Reports filed prior to the date hereof, (ii) Liens disclosed in Section 4.18 of the Company Disclosure Schedule, (iii) Liens for current Taxes not yet due and payable and other standard exceptions commonly found in title policies in the jurisdiction where the property is located, (iv) such encumbrances and imperfections of title, if any, as do not materially detract from the value of the properties and do not materially interfere with the present or proposed use of such properties or otherwise materially impair such operations, (v) Liens imposed or promulgated by laws with respect to real property and improvements, including zoning regulations or (vi) mechanics’, carriers’, workmen’s, repairmen’s and similar Liens incurred in the ordinary course of business.

4.19   Insurance.   The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practice (taking into account the cost and availability of such insurance). The Company and its Subsidiaries are in compliance with their insurance policies (the “Policies”), including any State Self Insurance program, and are not in breach or default under any of the terms thereof. As of the date of this Agreement, no notice of cancellation or termination has been received by the Company with respect to any such Policy. Each such policy is outstanding and in full force and effect (other than due to the ordinary expiration of the term thereof) and, except as set forth on Section 4.19 of the Company Disclosure Schedule. All premiums and other payments due under any such policy have been paid.

4.20   Environmental Liability.   To the Knowledge of the Company, (a) neither the Company nor any of its Subsidiaries has received since January 1, 2004 any written notice of any legal, administrative, arbitral or other proceedings, claims, actions, causes of action or, to the Knowledge of the Company, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably would reasonably be expected to result in the imposition, on the Company or any of its Subsidiaries of any liability or obligation arising under common law standards relating to protection of the environment, natural resources or human health and safety, or under any local, state, federal or foreign law, statute, regulation, ordinance, or other legal requirement relating to the protection of the environment, natural resources or human health and safety including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, “Environmental Laws”) which liability or obligation is material to the Company and its Subsidiaries taken as a whole; (b) during or prior to the period of (1) its or any of its Subsidiaries’ ownership or operation of any of their respective current properties, (2) its or any of its Subsidiaries’ participation in the management of any property, or (3) its or any of its Subsidiaries’ holding of a security interest or other interest in any property, there were no releases or threatened releases of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws, including any pollutant, contaminant or petroleum product in, on, under or affecting any such property, which would be reasonably expected to result in a Company Material Adverse Effect; (c) none of the Company nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third Person imposing any material liability or obligation pursuant to or under any Environmental Law; (d) the Company and its Subsidiaries are in compliance with all Environmental Laws, including possessing all material permits required for its operations as conducted as of the date hereof under applicable Environmental Laws, except, in each case, for any such non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect; and (e) the Company has made available to Parent copies of any and all material environmental assessments, audits, inspections or other such reports related to the Company or its Subsidiaries or any property currently or formerly owned, operated or leased by the Company or its Subsidiaries, to the extent in the possession, custody or control of the Company or any of its Subsidiaries.

Notwithstanding any other provision of this Agreement to the contrary (including Section 4.13), the representations and warranties of the Company in this Section 4.20 constitute the sole representations and warranties of the Company with respect to any matter (including any liability) relating to Environmental Laws.

4.21   Intellectual Property.

(a)    Section 4.21(a) of the Company Disclosure Schedule accurately identifies:

(i)    in Section 4.21(a)(i) of the Company Disclosure Schedule: (A) each domain name (“Company Domain Name”), Trademark registration, application for Trademark registration, patent, patent application, copyright registration and application for copyright registration (“Company Registered IP”) that is owned by or registered or filed in the name of any of the Company or its Subsidiaries; and (B) the domain registrar (as to Company Domain Names) and jurisdiction (as to Company Registered IP) in which such Company Domain Name or Company Registered IP has been registered or filed;

(ii)   in Section 4.21(a)(ii) of the Company Disclosure Schedule: each contract material to the operation of the business of the Company or any of its Subsidiaries as presently conducted pursuant to which (A) any Intellectual Property Rights or Intellectual Property is licensed or otherwise granted or provided, as applicable, by or to Company or any of its Subsidiaries where the license of such Intellectual Property Rights or Intellectual Property is a material element of such contract (other than software license agreements for any third-party software that is generally available to the public at a total cost of less than $50,000 (“Off-the-Shelf Software”), and other than non-exclusive licenses granted by Company or any of its Subsidiaries in connection with the provision of services in the ordinary course of business and (B) the Company or its Subsidiaries, agree to indemnify any other Person against any claim of Intellectual Property Rights infringement; and

(iii)  in Section 4.21(a)(iii) of the Company Disclosure Schedule: all software that is owned exclusively by the Company or any of its Subsidiaries and is material to the operation of their businesses.

(b)   The Intellectual Property Rights owned by or licensed to the Company and its Subsidiaries include all of the Intellectual Property Rights necessary to enable the Company or its Significant Subsidiaries to conduct their businesses as conducted as of the date hereof.

(c)    The Company has provided or made available to Parent an accurate and complete copy of the standard form of the following documents and contracts currently used by Company or its Subsidiaries (and no other standard form used by Company or its Subsidiaries at any time since January 1, 2003, has differed materially from the standard forms provided or made available to Parent): (i) employee agreement or similar contract with employees of the Company or its Subsidiaries containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; and (ii) consulting or independent contractor agreement or similar contract containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; and the Company has obtained from each consultant, Employee and independent contractor the applicable executed agreement.

(d)   The Company or its Subsidiaries own all right, title and interest to and in the Company Owned IP (other than Intellectual Property Rights or Intellectual Property licensed by the Company identified in Section 4.21(a)(ii) of the Company Disclosure Schedule and other than non-exclusive licenses granted by the Company or its Subsidiaries in connection with the provision of services in the ordinary course of business), or have the valid and continuing right to use, sell and license or sublicense, as the case may be, all Intellectual Property and Intellectual Property Rights used, sold or licensed by the Company or its Subsidiaries, as applicable, in the businesses of the Company and its Subsidiaries as presently conducted, free and clear of any Liens that would reasonably be expected to materially interfere with the use of such Company Owned IP or licensed Intellectual Property in providing any services. Except as set forth in Section 4.21(d) of the Company Disclosure Schedule, neither the Company nor its Subsidiaries currently licenses any Company Owned IP to any Person on an exclusive basis.

(e)    Each of the Company and its Subsidiaries has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in Company Owned IP that is a trade secret and all other non-public, proprietary Intellectual Property and Intellectual Property Rights and that is material to the operation of the business of the Company or its Subsidiaries as presently conducted (“Material Trade Secrets”), including: (i) obtaining an appropriate non-disclosure agreement with respect to the disclosure of any Material Trade Secrets of Company or its Subsidiaries to a third party; and (ii) imposing restrictions on unauthorized copying, unauthorized sale, transfer or use in connection with providing a third party with access to such Material Trade Secrets. To the Knowledge of the Company, no non-public, proprietary Intellectual Property or Intellectual Property Rights that are material to the operation of the business of the Company or its Significant Subsidiaries as of the date hereof have actually been disclosed by the Company or any of its Subsidiaries to any Person other than pursuant to a valid and binding non-disclosure agreement that protects the proprietary interests of the Company and its Subsidiaries in and to such Intellectual Property or Intellectual Property Rights.

(f)    Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated hereby will result in or give any other Person the right or option to cause, create, impose or declare: (i) a loss of, or Lien on, any Company Owned IP; or (ii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Company Owned IP, except, in each case, as would not result in a Company Material Adverse Effect.

(g)    To the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating, any Company Owned IP that is material to the operation of the business of the Company and its Subsidiaries as presently conducted. Section 4.21(g) of the Company Disclosure Schedule: (i) accurately identifies (and the Company has provided or made available to Parent an accurate and complete copy of) each letter or other written, electronic, or to the Knowledge of the Company, oral communication or correspondence that has been sent or otherwise delivered by or to the Company and its Subsidiaries or any representative of any of the Company and its Subsidiaries since January 1, 2003, regarding any actual, alleged or suspected infringement or misappropriation of any Company Owned IP; and (ii) provides a brief description of the current status of the matter referred to in such letter, communication or correspondence; provided, however, that the Company is not required to provide the information described in clauses “(i)” and “(ii)” of this sentence for correspondence or other communications that have been sent from time to time by the Company or any of its Subsidiaries to third parties based upon any unauthorized linking to any website of the Company or its Subsidiaries, which correspondence or other communication did not and is not expected to result in any litigation, informal dispute resolution or other Legal Proceeding.

(h)   To the Knowledge of the Company, except as set forth on Section 4.21(h) of the Company Disclosure Schedule, the operations of the Company and its Subsidiaries as presently conducted do not infringe, misappropriate or otherwise violate any Intellectual Property Right of any other Person, except as would not result in and would not reasonably be expected to result in any liability that is material to the Company or its Significant Subsidiaries.

(i)    Except as set forth on Section 4.21(i) of the Company Disclosure Schedule, no claim or Legal Proceeding with respect to infringement, misappropriation or violation of any Intellectual Property Right is, or since January 1, 2005, has been pending, or to the Knowledge of the Company threatened, against any of the Company or its Subsidiaries.

(j)     Except as set forth on Section 4.21(j) of the Company Disclosure Schedule, since January 1, 2003, none of the Company or its Subsidiaries has received any written notice or other written communication relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property Right of another Person by any of the Company or its Subsidiaries, except as would not result in and would not reasonably be expected to result in any liability that is material to the Company or its Significant Subsidiaries. Except as set forth on Section 4.21(i) of the Company Disclosure Schedule, the Company and its Subsidiaries are not the subject of any pending, or to the Knowledge of the Company, threatened, legal, administrative, arbitral or other proceeding, claim, suit or action which involve a claim or notice of infringement, misappropriation, unauthorized use of, or violation of any Intellectual Property Rights of any Person or challenging the ownership, use, validity or enforceability of any Company Owned IP, except as would not result in and would not reasonably be expected to result in any liability that is material to the Company or its Significant Subsidiaries. To the Knowledge of the Company, there are no facts or circumstances likely to form the basis for any claim of infringement, misappropriation, unauthorized use of, or violation of any Intellectual Property Right of any Person or challenging the ownership, use, validity or enforceability of any Company Owned IP or Company Intellectual Property License, except as would not result in and would not reasonably be expected to result in any liability that is material to the Company or its Subsidiaries.

(k)   No Company Source Code has been delivered, licensed or made available to any escrow agent or other Person (other than employees of the Company and its Subsidiaries). None of the Company or its Subsidiaries has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available any Company Source Code to any escrow agent or other Person. Section 4.21(k) of the Company Disclosure Schedule identifies each contract pursuant to which the Company or its Subsidiaries is or may become obligated (with or without the passage of time, the occurrence of certain events or otherwise) to provide Company Source Code to any Person.

(l)    Each of the Company and its Subsidiaries has complied in all material respects with all (i) applicable laws relating to privacy, commercial email, data protection and security and the collection or disclosure and use of personal information and user information gathered or accessed in the course of its operations and (ii) all rules, policies and procedures established by the Company and its Subsidiaries with respect to privacy, publicity, data protection and security or collection or disclosure and use of personal information and user information gathered or accessed in the course of the operations of the Company and its Subsidiaries, and with respect to the foregoing, to the Knowledge of the Company, none of the Company or its Subsidiaries has received, since January 1, 2004, any written notice from any governmental or administrative entity or agency of any claims alleging a violation of any commercial email law or any Person’s privacy, personal or confidentiality rights under any such applicable laws or such rules, policies or procedures. Each of the Company and its Subsidiaries has taken steps consistent with applicable industry practices (including implementing and monitoring compliance with measures with respect to technical and physical security) to ensure that the information is protected against material loss and unauthorized access, use, modification or disclosure, and, to the Knowledge of the Company, there has been no unauthorized access to or other misuse of any such information.

        (m)  As used in this Section 4.21 the following definitions shall apply:

“Company Owned IP” shall mean all Intellectual Property Rights or Intellectual Property with respect to which any of the Company or its Subsidiaries has any ownership interest.

“Company Source Code” shall mean any source code, or any portion, aspect or segment of any source code, relating to any Intellectual Property or Intellectual Property Rights owned by or licensed to any of the Company or its Subsidiaries or otherwise used by any of the Company or its Subsidiaries.

“Intellectual Property” shall mean algorithms, apparatus, charts, customer lists, databases, data collections, diagrams, formulae, graphs, inventions (whether or not patentable), know-how, methods, manufacturing and production or business processes, proprietary information, protocols, schematics, specifications, techniques, user interfaces, trade secrets, discoveries, concepts, ideas, research and development, compositions, designs, drawings, specifications software, software code (in any form, including source code and executable or object code), URLs, Web Sites, Web Site end user information, and business and marketing plans and proposals, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries). The term “Web Site” includes the look and feel, including, but not limited to, overall design, appearance, graphics, artwork, color scheme, layout, navigation, functionality, features and organization for the presentation of and interaction with information or media with or without the use of html or xml software.

“Intellectual Property License” shall mean any license or other grant by or to Company or any of its Subsidiaries to use any Intellectual Property or Intellectual Property Rights.

“Intellectual Property Rights” shall mean all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights and moral rights; (b) trademarks, trade names, service marks, service names, brand names, trade dress rights, logos, slogans, Internet domain names and corporate names, together with the goodwill associated with any of the foregoing (“Trademarks”); (c) trade secret rights; (d) patent and industrial property rights; (e) other proprietary rights in Intellectual Property; (and f) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(e)” above.

“Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel.

4.22   Labor Matters.   Neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other material labor dispute involving it or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened, nor, to the Knowledge of the Company, is there any activity involving its or any of its Subsidiaries’ employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

4.23   No Other Representations or Warranties.   Except for the representations and warranties contained in this Section 4, neither the Company nor any other Person makes any other express or implied representation or warranty with respect to the Company, the Company’s Subsidiaries or the transactions contemplated by this Agreement, and the Company disclaims any other representations or warranties, whether made by the Company or any of its Affiliates, officers, directors, employees, agents or representatives. Except for the representations and warranties contained in this Section 4, the Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Parent, Merger Sub or any of their Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Parent by any director, officer, employee, agent, consultant, or representative of the Company or any of its Affiliates).

4.24   Traffic Metrics.   To the Knowledge of the Company, the information provided by the Company with respect to Company web site traffic metrics made available to Parent and listed in Section 4.24 of the Company Disclosure Schedule reflects in all material respects, based on the parameters provided by Parent, the actual use of the Company’s web sites by its users for the periods covered by such metrics.

4.25   Organizational Structure.   As of the date hereof, the organizational chart included in Section 4.25 of the Company Disclosure Schedule is true and correct in all material respects.

5.   REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company as follows:

5.1   Corporate Organization.   Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of Parent and Merger Sub has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business currently conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to result in a Parent Material Adverse Effect. The copies of the charter documents of Parent and Merger Sub which have previously been made available to the Company are true, complete and correct copies of such documents as in effect as of the date of this Agreement. As used in this Agreement, a “Parent Material Adverse Effect” means a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement in a timely manner or otherwise prevent or materially delay Parent or Merger Sub from performing any of its material obligations under this Agreement.

5.2   Authority; No Violation.

(a)    Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the Merger) have been duly and validly approved by the Board of Directors of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exceptions.

(b)   Neither the execution and delivery of this Agreement by Parent or Merger Sub, nor the consummation by Parent or Merger Sub of the transactions contemplated hereby (including the Merger), nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) violate any provision of charter documents of Parent or Merger Sub or (ii) assuming that the consents, approvals and filings referred to in Section 5.3 are duly obtained or made, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent, Merger Sub or any of their respective Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, or require redemption or repurchase or otherwise require the purchase or sale of any securities, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent, Merger Sub or any of their respective Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent, Merger Sub or any of their respective Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii) above for such violations, conflicts, breaches, defaults or other events which either individually or in the aggregate would not have or would not reasonably be expected to result in a Parent Material Adverse Effect.

5.3   Consents and Approvals.   No consents or approvals of, or filings or registrations with, any Governmental Entity or any third Person are necessary in connection with (a) the execution and delivery by Parent or Merger Sub of this Agreement or (b) the consummation by Parent or Merger Sub of the Merger and the other transactions contemplated hereby, except for (i) any notices required to be filed under the HSR Act, (ii) filings under Foreign Antitrust Laws, (iii) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL and (iv) consents or approvals of, or filings or registrations with, Governmental Entities or third parties the failure of which to be obtained would not be reasonably expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

5.4   Broker’s Fees.   No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated in this Agreement based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

5.5   Legal Proceedings.

(a)    Neither Parent, Merger Sub nor any of their respective Subsidiaries is a party to any, and there are no pending or, to the knowledge of Parent, threatened, material legal, administrative, arbitral or other material proceedings, claims, actions or governmental or regulatory investigations of any nature challenging the validity or propriety of the transactions contemplated by this Agreement.

(b)   There is no injunction, order, judgment, decree or regulatory restriction of any Governmental Entity specifically imposed upon Parent, Merger Sub or any of their respective Subsidiaries or the assets of Parent, Merger Sub or any of their respective Subsidiaries which has resulted in or would reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

5.6   Financial Capability.   Parent will have available at the Effective Time sufficient immediately available funds to enable Parent to pay in full the Merger Consideration, the Option Consideration and all fees and expenses payable by Parent in connection with this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, Parent’s ability to consummate the transactions contemplated hereby is not contingent on Parent’s ability to complete any public offering or private placement of equity or debt securities or to obtain any other type of financing prior to or on the Effective Date.

5.7   Parent Information.   The information relating to Parent and its Subsidiaries (including Merger Sub) to be provided in writing by Parent to be contained in the Proxy Statement, any filing pursuant to Rule 14a-12 or Rule 14a-6 under the Exchange Act or in any other document filed with any other Governmental Entity in connection herewith, will not, at the time the Proxy Statement is first mailed to the stockholders of the Company, at the time of the Company Stockholder Meeting and at the time filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

5.8   No Business Activities by Merger Sub.   All of the outstanding capital stock of Merger Sub is owned by Parent. Merger Sub is not a party to any contract and has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

5.9   Ownership of Company Common Stock; No Other Agreements.   Neither Parent nor Merger Sub is, nor at any time during the last three years has it been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL nor has Parent or any subsidiary or Affiliate of Parent taken any action in its capacity as a stockholder of the Company that would cause such Section 203 to be applicable to this Agreement or the Merger. Neither Parent, Merger Sub nor any of their respective Subsidiaries or, to the knowledge of Parent, any of their respective Affiliates or associates (as such term is defined under the Exchange Act) (a) beneficially owns, directly or indirectly, or (b) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in case of either clause (a) or (b), any Company Common Stock, in each case, except in accordance with this Agreement, including the Merger. Neither Parent, Merger Sub nor any of their respective Subsidiaries or, to the knowledge of Parent, any of their respective Affiliates or associates (as such term is defined under the Exchange Act) has entered into any contract or agreement with any officer, director or employee of the Company in connection with the transactions contemplated by this Agreement.  This representation and warranty does not apply to the activities in the ordinary course of business of the financial services businesses of General Electric Company or any of its Affiliates (including any pension, retirement or employee benefit fund), other than Parent and Merger Sub, including brokerage, money management, financing, financial advisory, arbitrage, sales, trading and passive market making activities.

5.10   Acknowledgement of Parent.   Parent acknowledges and agrees that it has conducted its own independent review and analysis of the business, assets, condition and operations of the Company and its Subsidiaries. In entering into this Agreement, Parent has relied solely upon its own investigation and analysis and the representations and warranties covenants and agreements of the Company contained in this Agreement and Parent (a) acknowledges that, other than as set forth in this Agreement, none of the Company nor any of its respective directors, officers, employees, Affiliates, agents or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Parent or its agents or representatives prior to the execution of this Agreement and (b) agrees, to the fullest extent permitted by law, that, expect in respect of breaches of this Agreement by the Company, none of the Company nor any of its respective directors, officers, employees, Affiliates, agents or representatives shall have any liability or responsibility whatsoever to Parent on any basis (including in contract, tort or otherwise) based upon any information provided or made available, or statements made, to Parent prior to the execution of this Agreement. Parent shall not be deemed to have waived any breach of any of the Company’s representations and warranties or any covenants or agreements as a result of the Parent’s Knowledge of any such breach at the Closing.

6.   COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1   Conduct of Business Prior to the Effective Time.   Except as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (x) conduct its business in the ordinary course consistent with past practice, (y) comply in all material respects with all applicable laws and the requirements of all Company Contracts and (z) use commercially reasonable efforts to (i) maintain and preserve intact its business organization and the goodwill of those having significant business relationships with it, (ii) retain the services of its present officers and key employees, and (iii) keep in full force and effect all material insurance policies maintained by the Company and its Subsidiaries, other than changes to such policies made in the ordinary course of business consistent with past practice.

6.2   Company Forbearances.   Without limiting the generality of Section 6.1, except as set forth in Section 6.2 of the Company Disclosure Schedule, as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, or by any Governmental Entity, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

(a)    (i) adjust, split, combine or reclassify its capital stock, (ii) set any record or payment dates for the payment of any dividends or distributions on its capital stock or make, declare or pay any dividend or make any other distribution on any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock except that a wholly owned Subsidiary of the Company may declare and pay dividends to its parent and other wholly owned Subsidiaries of the Company, (iii) directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except pursuant to the exercise of stock options outstanding as of the date hereof or issued after the date hereof with Parent’s prior consent under this Section 6.2 or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under the Company Stock Plans), (iv) except as otherwise permitted by this Section 6.2, grant any stock appreciation rights or grant any Person any right to acquire any shares of its capital stock, or issue or commit to issue, sell, grant, dispose of, pledge or otherwise encumber additional shares of capital stock (except pursuant to the exercise of stock options outstanding as of the date hereof or issued after the date hereof with Parent’s prior consent under this Section 6.2), or voting securities or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any additional shares of capital stock or voting securities; or (v) amend (including by reducing an exercise price or extending a term) or waive any of its rights under, or accelerate the vesting under, any provision of the Company Stock Plans or any agreement evidencing any outstanding stock option or other right to acquire capital stock of the Company or any restricted stock purchase agreement or any similar or related contract, except such vesting as required pursuant to agreements in effect on the date of this Agreement and except as provided in Section 2.4(b);

(b)   sell, transfer, lease, license, mortgage, encumber or otherwise dispose of or voluntarily permit to become subject to any Lien (including pursuant to a sale-leaseback transaction or an asset securitization transaction) any of its material assets or material properties to any Person (other than a direct wholly owned Subsidiary), by merger, consolidation, asset sale or other business combination (including formation of a joint venture) or cancel, release or assign any indebtedness to any such Person or any claims held by any such Person, in each case, except (i) in the ordinary course of business consistent with past practice, including sales of repossessed assets and (ii) dispositions of obsolete or worthless assets;

(c)    make any acquisition (by purchase of securities or assets, merger or consolidation, or otherwise) of any other Person, business or division; or make any material purchases of any property or assets, in or from any other Person other than a wholly -owned Subsidiary of the Company, except (i) as expressly required by the terms of any contracts or agreements in force at the date of this Agreement and set out in Section 6.2(c) of the Company Disclosure Schedule, (ii) as otherwise permitted by this Section 6.2, (iii) for foreclosures or acquisitions of control in a fiduciary, agent or similar capacity or in satisfaction of debts previously contracted in good faith or pursuant to written contracts or agreements entered into prior to the date hereof and (iv) other acquisitions of operating assets in the ordinary course of business consistent with past practice and, in any case, involving consideration in an aggregate amount not in excess of $2,000,000.

(d)   (i) enter into, renew, extend, amend or terminate any Permit or any contract, lease or agreement that is or would be a Company Contract; (ii) enter into or extend the term or scope of any contract that purports to restrict the Company, or any existing or future Subsidiary or Affiliate of the Company, from engaging in any line of business or in any geographic area; (iii) enter into any contract that would be breached by, or require the consent of any third party in order to continue in full force following, consummation of the transactions contemplated by this Agreement; (iv) amend the Engagement Letter; (v) release any Person from, or modify or waive any provision of, any confidentiality, standstill or similar agreement (and shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement); or (vi) enter into any new, Company lease for real property, other than a lease for multi-tenant, commercial, office space;

(e)    other than (x) general salary increases, including in connection with promotions, made in the ordinary course of business consistent with past practice, for employees, directors or independent contractors generally or as required by any agreement in effect on the date hereof (true and correct copies of which have been made available or delivered to Parent prior to the date of this Agreement), and (y) bonuses paid to non-executive Company employees in connection with the Merger, not to exceed $5,000 per grant and $100,000 in the aggregate, (i) increase, or commit to increase, in any material respect the compensation or severance payable to any of its employees, directors or independent contractors, (ii) pay any severance, annual incentive payment or benefit in the form of a welfare benefit or discretionary pension or retirement allowance contribution to any employees, directors or independent contractors not required by any existing plan or agreement identified in Section 4.12(a) of the Company Disclosure Schedule or any agreement in effect on the date hereof (true and correct copies of which have been made available or delivered to Parent prior to the date of this Agreement), in any case in this clause (ii) above other than in the ordinary course of business consistent with past practice (including in terms of the amount of such payments on a per person basis, levels of benefits provided, timing of payments, and selection of and eligibility requirements for the applicable recipients), which does not otherwise materially increase the aggregate cost to the Company of paying all such payments and benefits during the period in which this Section 6.2(e) applies, from the aggregate cost to the Company of paying all such payments and benefits during the same period of time in the immediately preceding calendar year, or (iii) except as may be required, or advisable, to comply with applicable law, amend any Company Plan or, establish or enter into any pension, retirement, profit-sharing, severance, retention or welfare benefit plan or agreement or incentive or employment, agreement with or for the benefit of any employee, director or independent contractor or accelerate the vesting of any stock options or other stock-based compensation;

(f)    amend the Company Charter Documents or Subsidiary Documents;

(g)    introduce (i) any material new products or services, (ii) any material new customer product or sales compensation or incentive programs or arrangements or (iii) any material new product or sales compensation or incentive programs or arrangements for employees, except, in each of preceding items (i) and (ii), (A) those the material terms of which have been fully disclosed in writing to Parent prior to the date hereof or (B) in the ordinary course of business consistent with past practice;

(h)   enter into any new material line of business or change its lending, investment, risk and asset-liability management and other material operating policies in any material respect;

(i)    make any capital expenditures, except in the ordinary course of business consistent with past practice;

(j)     make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with past practice) to, any Person other than a direct or indirect wholly owned Subsidiary of the Company in the ordinary course of business consistent with past practice;

(k)   incur any indebtedness for borrowed money, issue any debt securities or assume, guarantee or endorse or otherwise become responsible for the obligations of another Person;

(l)    make or change any material Tax election, file any material amended Tax Return, enter into any closing agreement with respect to Taxes or settle or compromise any material Tax liability of the Company or any of its Subsidiaries;

(m)  make any material changes in its accounting methods or method of Tax accounting, practices or policies, except as may be required under applicable law, rule, regulation or GAAP;

(n)   adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization;

(o)   pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (i) the payment, discharge, settlement or satisfaction in accordance with the terms of liabilities, claims or obligations reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents, (ii) incurred since the date of such financial statements in the ordinary course of business consistent with past practice or (iii) a payment, discharge, settlement or satisfaction involving payment by the Company of less than $500,000 individually, or $2,000,000 in the aggregate that is not otherwise permitted under this Section 6.2;

(p)   settle or compromise any litigation, proceeding or investigation material to the Company and its Subsidiaries taken as a whole (including any securityholder litigation against the Company and/or its directors relating to the transactions contemplated hereby) that results in a material payment by the Company;

(q)   except as permitted pursuant to Section 7.7, take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Section 8.1 or 8.2 not being satisfied;

(r)    other than in connection with the termination of this Agreement by the Company pursuant to Section 9.1(h), approve an Acquisition Proposal or Superior Proposal for purposes of Section 203 of the DGCL; or

(s)    agree to, or make any commitment to, take any of the actions prohibited by this Section 6.2.

6.3   No Fundamental Parent Changes.   Except as expressly contemplated or permitted by this Agreement or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Effective Time, neither Parent nor Merger Sub shall, without the prior written consent of the Company (which consent shall not be unreasonably withheld), (a) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Section 8.1 or 8.3 not being satisfied, (b) take any action or fail to take any action which would reasonably be expected to materially and adversely impair or delay consummation of the transactions contemplated hereby beyond the time period contemplated by this Agreement or (c) agree to, or make any commitment to, take any of the actions prohibited by this Section 6.3.

7.   ADDITIONAL AGREEMENTS

7.1   Proxy Statement; Other Filings.

(a)    As promptly as practicable following the date of this Agreement, (a) the Company shall prepare and file with the SEC the preliminary Proxy Statement, and (b) each of the Company and Parent shall, or shall cause their respective Affiliates to, prepare and file with the SEC any other filings that are required to be filed by such party with the SEC (“Other Filings”) in connection with the transactions contemplated hereby. Each of the Company and Parent shall furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement or, to the extent applicable, the Other Filings, or that is customarily included in proxy statements or other filings prepared in connection with transactions of the type contemplated by this Agreement. Each of the Company and Parent shall use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement or the Other Filings, and the Company shall use its commercially reasonable efforts to cause the definitive Proxy Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable after the date of this Agreement. Each party shall promptly notify the other parties upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or the Other Filings and shall provide the other party with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand relating to the Proxy Statement or the Other Filings. If at any time prior to the Company Stockholder Meeting, any information relating to the Company, Merger Sub, Parent or any of their respective Affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement or the Other Filings, so that the Proxy Statement or the Other Filings shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and to the extent required by applicable law, disseminated to the stockholders of the Company. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or filing the Other Filings (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, (x) the party responsible for filing or mailing such document shall (A) provide the other party a reasonable opportunity to review and comment on such document and related correspondence and filings and (B) include in such drafts, correspondence and filings all comments reasonably proposed by the other party and (y) to the extent practicable, the Company and its outside counsel shall consult with Parent and its outside counsel on all communications with the SEC and its staff (including all meetings and telephone conferences) relating to the Proxy Statement, this Agreement or any of the transactions contemplated by this Agreement.

(b)   Subject to the other provisions of this Agreement, including Section 7.4(c), the parties hereto shall cooperate with each other and use commercially reasonable efforts to promptly prepare and file all necessary documentation (which, in the case of pre-merger notification filings under the HSR Act, shall be filed no later than March 20, 2006) to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all material permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger) and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Governmental Entities.

(c)    Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

7.2   Access to Information.

(a)    Upon reasonable prior notice, the Company shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Parent access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records (including materials filed with or furnished by it or any of its Subsidiaries to any Governmental Entity in compliance with applicable laws), and to its officers, employees (including, with the written consent of the Company with respect to the applicable employee, for the purpose of discussing possible stay bonuses), accountants, counsel and other representatives, in each case in a manner not unreasonably disruptive to the operation of the business of the Company and its Subsidiaries, and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state lending laws (other than reports or documents which the Company is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. At the request of Parent, the Company shall comply with its obligations under the preceding sentence by providing electronic access to such documents and information on the online data room established by the Company prior to the date hereof. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would (A) violate the rights of its customers, (B) jeopardize the attorney-client privilege of the institution in possession or control of such information, (C) contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement in the ordinary course of business consistent with past practice or (D) be adverse to the interests of the Company or any of its Subsidiaries in any pending or threatened litigation between the parties hereto over the terms of this Agreement.

(b)   All information and materials furnished pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement, dated October 14, 2005, as amended December 2, 2005, between Parent and the Company (the “Confidentiality Agreement”).

(c)    No investigation by Parent or its representatives or advisors prior to or after the date of this Agreement and the resulting knowledge of Parent shall diminish, obviate or cure any breach of any representation, warranty, covenant or agreement contained in this Agreement or otherwise affect Parent’s rights under Articles 1, 8 and 9 of this Agreement.

7.3   Stockholder Meeting.   The Company shall duly call, give notice of, convene and hold a special meeting of its stockholders (the “Company Stockholder Meeting”), as promptly as practicable after the date of this Agreement, solely for the purposes of voting upon the approval of this Agreement at the Company Stockholder Meeting or any adjournment or postponement thereof. Subject to Section 7.7, the Company Board shall recommend to holders of the shares of Company Common Stock that they approve this

Agreement (the “Company Recommendation”) and shall include such recommendations and a copy of the Fairness Opinion in the Proxy Statement. Subject to Section 7.7, the Company will use commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and will take all other action reasonably necessary or advisable to secure the vote or consent of its stockholders required by the rules of NASDAQ or applicable law to obtain such approval. Prior to the termination of this Agreement in accordance with its terms, and without limiting the generality of the foregoing, the Company’s obligation pursuant to the first sentence of this Section 7.3 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or (ii) any Company Recommendation Change.

7.4   Further Actions.

(a)    Subject to the terms and conditions of this Agreement, each of Parent, Merger Sub and the Company shall, and shall cause their respective Subsidiaries to, use their commercially reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Section 8 hereof, to consummate the transactions contemplated by this Agreement and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third Person which is required to be obtained by the Company, Merger Sub or Parent or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

(b)   Notwithstanding anything to the contrary contained in this Agreement, in no event shall Parent or any of its Subsidiaries or Affiliates be obligated to propose or agree to accept any undertaking or condition, enter into any consent decree, make any divestiture, accept any operational restriction or take or commit to take any action that would reasonably be expected to limit: (i) the freedom of action of Parent or its Subsidiaries or Affiliates with respect to the operation of, or Parent’s ability to retain, the Company or any businesses, product lines or assets of the Company, or (ii) Parent’s or its Subsidiaries’ or Affiliates’ ability to retain, own or operate any portion of the businesses, product lines or assets of Parent or any of its Subsidiaries or Affiliates, or alter or restrict in any way the business or commercial practices of Parent or its Subsidiaries or Affiliates or the Company or its Subsidiaries.

7.5   Employees; Employee Benefit Plans.

(a)    Parent shall, or shall cause the Surviving Company and its Subsidiaries to, (i) give those employees who are, as of the Effective Time, employed by the Company and its Subsidiaries (the “Continuing Employees”) full credit for purposes of eligibility, vesting and calculation of severance or vacation benefits, if applicable, under any employee benefit plans or arrangements maintained by Parent, the Surviving Company or any Subsidiary of Parent or the Surviving Company (collectively, the “Parent Plans”) for such Continuing Employees’ service with the Company or any of its Subsidiaries (or any predecessor entity) to the same extent recognized by the Company and its Subsidiaries, and (ii) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any Parent Plan that is a welfare benefit plan that such employees may be eligible to participate in after the Effective Time to the extent such limitations did not apply to such employees at the Effective Time, and (iii) provide credit under any such welfare plan for any co-payments, deductibles and out-of-pocket expenditures for the remainder of the coverage period during which any transfer of coverage occurs;  provided, however, that no such service shall be recognized to the extent such recognition would result in the duplication of benefits.

(b)   For a period of one year from and after the Effective Time, and subject to the last sentence of this Section 7.5(b), Parent shall, or shall cause the Surviving Company and its Subsidiaries to, provide to the Continuing Employees base salary or wages and annual incentive compensation opportunities, and benefit arrangements that are substantially comparable in the aggregate to such Continuing Employees compensation and benefit arrangements (excluding any retention or change in control compensation or benefits) as of the date hereof. For purposes of the preceding sentence, all restricted stock, stock options, stock purchase and similar awards shall be disregarded. From and after the Effective Time, Parent and the Surviving Company shall keep in full force and effect, and comply with the terms and conditions of, any agreement in effect as of the date of this Agreement between or among the Company or any of its Subsidiaries and any of its or their employees relating to severance pay or similar benefits.

(c)    The provisions of this Section 7.5 are for the sole benefit of the parties to this Agreement and nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any Person (including for the avoidance of doubt any Continuing Employees, present or former employees or directors, consultants or independent contractors of the Company or any of its Subsidiaries, Parent or any of its Subsidiaries, or on or after the Effective Time, the Surviving Company or any of its Subsidiaries), other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (with respect to the matters provided for in this Section 7.5) under or by reason of any provision of this Agreement. Nothing contained in this Section 7.5 or elsewhere in the Agreement shall be construed to prevent, from and after the Effective Time, the termination of employment of any individual Continuing Employee or, subject to the provisions of Section 7.5(a), any change in the employee benefits available to any Continuing Employee or the amendment or termination of any particular Company Plan in accordance with its terms.

7.6   Indemnification; Directors’ and Officers’ Insurance.

(a)    From and after the Effective Time, each of Parent and the Surviving Company shall jointly and severally: (i) indemnify and hold harmless each individual who served as a director or officer of the Company prior to the Effective Time (collectively, the “Indemnified Parties”) to the fullest extent authorized or permitted by Delaware law, as now or hereafter in effect, in connection with any Claim (as defined below) and any judgments, fines (including excise taxes), penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) resulting therefrom; and (ii) promptly pay on behalf of or, within thirty (30) days after any request for advancement, advance to each of the Indemnified Parties, to the fullest extent authorized or permitted by Delaware law, as now or hereafter in effect, any Expenses (as defined below) incurred in defending, serving as a witness with respect to or otherwise participating in any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security, but in the case of advancement of Expenses upon receipt of an undertaking, to the extent required by Delaware law, from such Indemnified Party to repay such advanced Expenses if it is determined by a court of competent jurisdiction in a final order that such Indemnified Party was not entitled to indemnification hereunder with respect to such Expenses. In the event any Claim is brought against any Indemnified Party, Parent and the Surviving Company shall each use all commercially reasonable efforts to assist in the vigorous defense of such matter, provided that neither Parent nor the Surviving Company shall settle, compromise or consent to the entry of any judgment in any Claim (and in which indemnification could be sought by such Indemnified Party hereunder) without the prior written consent of such Indemnified Party if and to the extent the claimant seeks any non-monetary relief from such Indemnified Party, which consent will not be unreasonably withheld. The indemnification and advancement obligations of Parent and the Surviving Company pursuant to this Section 7.6(a) shall extend to acts or omissions occurring at or before the Effective Time and any Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby and any Claim relating thereto) and all rights to indemnification and advancement conferred hereunder shall continue as to an individual who has ceased to be a director or officer of the Company or its Subsidiaries prior to the Effective Time and shall inure to the benefit of such individual’s heirs, executors and personal and legal representatives. In connection with any determination as to whether the Indemnified Parties are entitled to the benefits of this Section 7.6, the burden of proof shall be on Parent and the Surviving Company to establish that an Indemnified Party is not so entitled. As used in this Section 7.6(a), (A) the term “Claim” means any threatened, asserted, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by the Company, any Governmental Entity or any other party, that any Indemnified Party in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to such Indemnified Party’s duties or service as a director, officer, trustee, employee, agent, or fiduciary of the Company, any of its Subsidiaries, any employee benefit plan maintained by any of the foregoing at or prior to the Effective Time and any other Person at the request the Company or any of its Subsidiaries; and (B) the term “Expenses” means attorneys’ fees and all other costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this Section 7.6(a), including any action relating to a claim for indemnification or advancement brought by an Indemnified Party. References to “Delaware law” appearing in this Section 7.6 shall mean the provisions of Delaware law applicable to a Delaware corporation’s indemnification of its directors and officers notwithstanding the fact that individuals who served as a director or officer of the Company did not serve as a director or officer of Parent.

(b)   From and after the Effective Time, Parent and the Surviving Company shall keep in full force and effect, and comply with the terms and conditions of, any agreement in effect as of the date of this Agreement between the Company and any Indemnified Party providing for the indemnification of such Indemnified Party.

(c)    Without limiting any of the obligations under paragraph (a) of this Section 7.6, Parent agrees that all rights to indemnification and all limitations of liability existing in favor of the Indemnified Parties as provided in the Company’s Certificate of Incorporation or Bylaws or in the corresponding constituent documents of any of the Company’s Subsidiaries as in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time shall survive the Merger and shall continue in full force and effect thereafter, without any amendment thereto. From and after the date hereof, the Company shall not enter into indemnification agreements with any director, officer or employee of the Company or any of its Subsidiaries.

(d)   If Parent or the Surviving Company or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of Parent and the Surviving Company, as the case may be, assume all of the obligations of Parent and the Surviving Company set forth in this Section 7.6.

(e)    As of the Effective Time, Parent, the Surviving Company or the Company (with the election being at Parent’s option) shall have purchased and shall maintain in full force and effect for a period of six (6) years after the Closing Date a prepaid directors’ and officers’ liability insurance policy or policies providing each individual currently covered by the Company’s directors’ and officers’ liability insurance coverage for events occurring at or prior to the Effective Time (including acts or omissions relating to the approval of this Agreement and consummation of the transactions contemplated hereby) that is no less favorable than the Company’s existing policy; provided, however, that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are in the aggregate no less advantageous to such directors and officers of the Company than the terms and conditions of the existing directors’ and officers’ liability insurance policy of the Company from reputable carriers having a rating comparable to the Company’s current carrier. Notwithstanding the foregoing, Parent and the Surviving Corporation shall not be required to pay an annual premium for the policy or policies in excess of 250% of the annual premium currently paid by the Company for such insurance, provided, that if the annual premiums of such insurance coverage exceed such amount, Parent or the Surviving Company shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. Section 7.6(e) of the Company Disclosure Schedule sets forth the annual premium currently paid by the Company for such insurance.

(f)    The provisions of this Section 7.6 shall survive the consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives. The obligations of Parent or the Surviving Company under this Section 7.6 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Party under this Section 7.6 without the consent of such affected Indemnified Party. Parent shall cause the Surviving Company to perform all of the obligations of the Surviving Company under this Section 7.6.

7.7   No Solicitation.

(a)    The Company shall, and shall cause each of its Subsidiaries, and shall cause their respective officers, directors, employees, representatives and agents (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) (collectively, “Company Representatives”) to, immediately cease any existing discussions or negotiations, if any, with any Person that may be ongoing with respect to an Acquisition Proposal and use its commercially reasonable efforts to obtain the return from all Persons or cause the destruction of all copies of confidential information provided to such parties by the Company or the Company Representatives. The Company shall not, and shall not authorize or permit any Company Representative to, directly or indirectly, (i) solicit, initiate or knowingly facilitate or encourage an Acquisition Proposal or any proposal that is reasonably likely to lead to an Acquisition Proposal, (ii) furnish or disclose to any Person non-public information with respect to or in furtherance of an Acquisition Proposal, (iii) negotiate or engage in discussions with any Person with respect to or in furtherance of an Acquisition Proposal or (iv) enter into any agreement (whether or not binding) or agreement in principle with respect to an Acquisition Proposal; provided, however, that at any time prior to obtaining approval of the Merger by the Company Required Vote, in response to a bona fide written Acquisition Proposal (x) made after the date hereof that was not solicited by the Company, (y) did not result from a breach of this Agreement and (z) which the Company Board determines in good faith, after consulting with its financial advisors and legal counsel, constitutes or could be reasonably expected to lead to a Superior Proposal, then the Company may, at any time prior to obtaining the Company Required Vote (but in no event after obtaining the Company Required Vote) and after providing Parent not less than 24 hours’ written notice of its intention to take such actions, (A) furnish information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal (and its officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives) and (B) participate in discussions or negotiations with, and provide draft documents and agreements to, and exchange the same with, the Person making such Acquisition Proposal (and its officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives) regarding such Acquisition Proposal, if (prior to furnishing such information to, or entering into such discussions or negotiations with, such Person) the Company receives from such Person an executed confidentiality agreement no less favorable to the Company in any material respect (i.e., no less restrictive with respect to the conduct of such Person) than the Confidentiality Agreement; provided that the Company advises Parent of all such non-public information delivered to such Person concurrently with its delivery to such Person and concurrently with its delivery to such Person the Company delivers to Parent all such information not previously provided or made available to Parent. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 7.7(a) by the Company, its Subsidiaries or the Company Representatives shall be deemed to be a breach of this Section 7.7(a) by the Company. The Company shall provide Parent with a correct and complete copy of any confidentiality agreement entered into pursuant to this Section 7.7(a) within 24 hours of the execution thereof.

(b)   In addition to the other obligations of the Company set forth in this Section 7.7, the Company shall promptly advise Parent, orally and in writing, and in no event later than the later of 48 hours or one Business Day after receipt, if any proposal, offer, inquiry or other contact is initially received by, any information is initially requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of any Acquisition Proposal, and shall, in any such notice to Parent, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the material terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall keep Parent fully informed of all material developments affecting the status and material terms of any such proposals, offers, inquiries or requests (and the Company shall provide Parent with written materials received by the Company that set forth the terms of such proposals, offers, inquiries or requests).

(c)    Except as set forth in this Section 7.7(c), the Company Board shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the Company Recommendation, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement (whether or not binding) or agreement in principle with respect to any Acquisition Proposal (other than a confidentiality agreement referred to in Section 7.7(a)). Notwithstanding the foregoing, in response to the receipt of an Acquisition Proposal that was not received as a result of a breach of this Agreement, if the Company Board (A) determines in good faith by resolution duly adopted after consultation with its legal counsel and financial advisors that such Acquisition Proposal is a Superior Proposal and (B) determines in good faith, after consulting with and receiving the advice of outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable law, then the Company Board may, in response to such Superior Proposal, withdraw, or modify or change in a manner adverse to Parent (including recommend a Superior Proposal), the Company Recommendation (a “Company Recommendation Change”); provided, however, the Company shall not make a Company Recommendation Change (i) until after the third Business Day following Parent’s receipt of written notice from the Company (the “Notice”) containing a description of the material terms of such Acquisition Proposal, the most current version of the written agreement relating to the Acquisition Proposal and, advising Parent that the Company Board has determined that such Acquisition Proposal is a Superior Proposal and that the Company Board intends to effect a Company Recommendation Change and (ii) unless Parent, within three Business Days following the receipt of the Notice, has failed to make a proposal that the Company Board determines in good faith, after consultation with a financial advisor of nationally recognized reputation, is at least as favorable to the stockholders of the Company from a financial point of view as such Superior Proposal, provided that during such three Business Day period, the Company shall negotiate in good faith with Parent, to the extent that Parent wishes to negotiate.

(d)   Nothing contained in this Agreement shall prohibit the Company or the Company Board from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2 promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company if the Company Board determines in good faith that the failure to do so would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable law, provided that the making of any such disclosure shall not affect the rights of Parent as set forth in this Agreement.

(e)    As used in this Agreement:

(i)    “Acquisition Proposal” means any inquiry, proposal or offer relating to (i) the acquisition of more than 15% of the outstanding shares of capital stock or any other voting securities of the Company by any Person (other than Parent or an Affiliate thereof), (ii) a merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, liquidation, dissolution or similar transaction which would result in any Person (other than Parent or an Affiliate thereof) acquiring 15% or more of the fair market value of the assets of the Company and its Subsidiaries, taken as a whole (including capital stock of Subsidiaries of the Company), (iii) any other transaction which would result in a  Person (other than Parent or an Affiliate thereof) acquiring 15% or more of the fair market value of the assets of the Company and its Subsidiaries, taken as a whole (including capital stock of ubsidiaries of the Company), immediately prior to such transaction (whether by purchase of assets, acquisition of stock of a Subsidiary or otherwise) or (iv) any combination of the foregoing.

(ii)   “Superior Proposal” means a bona fide written offer obtained not in breach of this Agreement to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of the Company or all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis made by a third party which is either (x) not subject to a financing contingency or (y) accompanied by firm written financing commitments from recognized financing sources not subject to any due diligence conditions (other than customary confirmatory due diligence) and which, together with any available cash on hand, are sufficient to fund the cash portion of the offer and which written offer is otherwise on terms and conditions which the Company Board determines in its good faith and reasonable judgment (after consultation with a financial advisor of national reputation and outside counsel) to be more favorable to the Company’s stockholders than the Merger and the other transactions contemplated hereby, taking into account at the time of determination any changes to the terms of this Agreement that as of that time had been proposed by Parent in writing and the ability of the Person making such proposal to consummate the transactions contemplated by such proposal (based upon, among other things, whether the Acquisition Proposal is subject to a financing contingency, the availability of financing and the expectation of obtaining required approvals).

7.8   Standstill.   Until the earlier of the Effective Time or the termination of this Agreement, neither Parent nor any of its Affiliates shall (a) purchase any shares of Company Common Stock or any security of the Company that is convertible into Company Common Stock in the open market or in privately negotiated transactions, except for purchases in the ordinary course of business of the financial services businesses of General Electric Company or any of its Affiliates (including any pension, retirement or employee benefit fund), other than Parent and Merger Sub, including brokerage, money management, financing, financial advisory, arbitrage, sales, trading and passive market making activities, or (b) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act), except as may result from the Voting Agreement, in connection with any of the foregoing or (c) prior to the termination of this Agreement, commence a tender offer or exchange offer at a price per share below the Merger Consideration.

7.9   Section 16 Matters.   Prior to the Effective Time, the Company Board shall take all such steps as may be required and permitted to cause the transactions contemplated by this Agreement, including any dispositions of shares of Company Common Stock (including derivative securities with respect to such Company Common Stock) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b 3 promulgated under the Exchange Act

7.10   Voting Agreement.   The Company shall not register the transfer of any Certificate representing any Stockholder Shares (as defined in the Voting Agreement) made or attempted to be made in violation of the Voting Agreement.

7.11   Notification of Certain Matters.   The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any written notice or other written communication received by such party from any Governmental Entity in connection with the transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Company or Parent, (ii) any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of the Company or to the knowledge of Parent, as the case may be, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the transactions contemplated hereby and (iii) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however,  that the failure to deliver any notice pursuant to this Section 7.11 shall not be considered in determining whether the condition set forth in Section 8.2(b) or 8.3(b) has been satisfied except to the extent that a party hereto is actually materially prejudiced by such failure to give notice.

8.   CONDITIONS PRECEDENT

8.1   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)    Stockholder Approval.   The plan of merger contained in this Agreement shall have been approved by the Company Required Vote.

(b)   HSR Compliance.   The applicable waiting period under the HSR Act shall have expired or been terminated.

(c)    Foreign Antitrust Compliance.   The applicable filings, approvals or expiration or termination of any applicable waiting period under Foreign Antitrust Laws in jurisdictions in which such filings, approvals or expiration or termination are required by law to be made, obtained, expired or terminated prior to Closing shall have been made, obtained, expired or terminated.

(d)   No Injunctions or Restraints; Illegality.   No order, injunction, statute, rule, regulation or decree shall have been issued, enacted, entered, promulgated or enforced by a Governmental Entity that prohibits or makes illegal the consummation of the Merger (collectively, “Restraints”).

8.2   Conditions to Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

(a)    Representations and Warranties.   The representations and warranties of the Company set forth in this Agreement (other than the representations and warranties in Sections 4.2, 4.3(a) and 4.9(a)) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or a Company Material Adverse Effect, and instead, for purposes of this condition, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would result in a Company Material Adverse Effect. The representations and warranties in Sections 4.2, 4.3(a) and 4.9(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than immaterial numerical inaccuracies in Section 4.2). Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to the foregoing effect.

(b)   Performance of Obligations of the Company.   The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to such effect.

(c)    No Litigation.   There shall not be any action, proceeding or litigation instituted, commenced, pending or threatened by or before any Governmental Entity in which a Governmental Entity is the only party (other than the parties hereto) that would or is reasonably likely to (i) restrain, enjoin, prevent, prohibit or make illegal the acquisition of some or all of the shares of Company Common Stock by Parent or Merger Sub or the consummation of the Merger or the other transactions contemplated herein, (ii) impose limitations on the ability of Parent or its Affiliates effectively to exercise full rights of ownership of all shares of the Surviving Company, (iii) constitute or result in a Governmental Investigation or result in Governmental Damages being imposed on Parent or the Surviving Company or any of their respective Affiliates under their control after consummation of the Merger, (iv) restrain, enjoin, prevent, prohibit or make illegal, or impose material limitations on, Parent’s or any of its Affiliates’ ownership or operation of all or any material portion of the businesses and assets of the Company and its Subsidiaries, taken as a whole, or, as a result of the transactions contemplated hereby, of Parent and its Subsidiaries, taken as a whole or (v) as a result of the transactions contemplated hereby, compel Parent or any of its Affiliates to dispose of or hold separate any material portion of the businesses or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole.

(d)   No Restraint.   No Restraint that results in any of the effects referred to in Section 8.2(c) shall be in effect.

(e)    Director Resignations.   Parent shall have received written resignation letters from each of the members of the Company Board and the boards of directors of its Subsidiaries (or other persons performing similar functions), effective as of the Effective Time.

(f)    Appraisal Rights.   Appraisal rights shall not have been exercised and notice of the intention to exercise such rights shall not have been given in accordance with the provisions of Section 262 of the DGCL by the stockholders of the Company with respect to more than fifteen percent (15%) of the issued and outstanding shares of Company Common Stock as of immediately prior to the Effective Time.

(g)    FIRPTA Certificate.   Parent shall have received from the Company a certificate complying with Treasury Regulation Section 1.897-2(g)(1)(ii) that states that interests in the Company are not “United States real property interests.”

(h)   Sarbanes-Oxley Certifications.   With respect to any applicable reports of the Company filed with the SEC after the date of this Agreement, neither the chief executive officer nor the chief financial officer of the Company shall have failed to provide the necessary certifications (i) as and in the form required under Section 302 of the Sarbanes-Oxley Act of 2002 and (ii) as required under Section 906 of the Sarbanes-Oxley Act of 2002 and in substantially the form previously filed by the Company.

(i)    Definitions.   As used in this Agreement:

(1)   “Governmental Damages” shall mean (i) any penalties or fines paid or payable to a Governmental Entity, or (ii) any restitution paid or payable to a third party, in the case of each of clauses (i) and (ii), resulting from the (x) conviction (including as a result of the entry of a guilty plea, a consent judgment or a plea of nolo contendere) of the Company or any of its Subsidiaries of a crime or (y) settlement with a Governmental Entity for the purpose of closing a Governmental Investigation; provided, however, that any de minimis penalties, fines or payments shall not be deemed to be Governmental Damages.

(2)   “Governmental Investigation” shall mean an investigation of the Company or any of its Subsidiaries by a Governmental Entity for the purpose of imposing criminal sanctions; provided, however, that an investigation of multiple unrelated companies, including the Company or any of its Subsidiaries, concerning the same or substantially similar matters shall not constitute a “Governmental Investigation.”

8.3   Conditions to Obligations of the Company.   The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

(a)   Representations and Warranties.   The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or a Parent Material Adverse Effect; provided, further, that, for purposes of this condition, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would result in a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and Chief Financial Officer to the foregoing effect.

(b)   Performance of Obligations of Parent and Merger Sub.   Each of Parent and Merger Sub shall have performed in all material respects all of its respective obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and Chief Financial Officer to such effect.

9.   TERMINATION AND AMENDMENT

9.1   Termination.   This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action taken or authorized by the board of directors of the terminating party or parties, notwithstanding any requisite approval of this Agreement by the stockholders of the Company, and whether before or after the stockholders of the Company have approved this Agreement at the Company Stockholders Meeting, as follows (the date of any such termination, the “Termination Date”):

(a)    by mutual consent of Parent and the Company in a written instrument, if the board of directors of each so determines;

(b)   by either Parent or the Company if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order which has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger;

(c)    by either Parent or the Company if the Effective Time shall not have occurred on or before June 30, 2006 (the “Termination Date”); provided, however, that:

(i)    the Termination Date shall be automatically extended for two months if, on the Termination Date, the conditions set forth in Section 8.1(b) or Section 8.1(c) shall not have been satisfied or waived; provided, however, that (A), subject to clause (ii) below, at the Termination Date, each of the other conditions to the consummation of the Merger set forth in this Agreement (other than the condition set forth in Section 8.1(a)) has been satisfied or waived or remains capable of satisfaction and (B) any approvals and termination of waiting periods required by Sections 8.1(b) or Section 8.1(c) are being pursued diligently and in good faith; and

(ii)   the Termination Date shall be automatically extended until two Business Days after the Company Stockholder Meeting or any adjournment thereof if, on the Termination Date, the condition set forth in Section 8.1(a) shall not have been satisfied or waived and no vote to obtain the Company Required Vote had previously been held; provided, however, that, subject to clause (i) above, at the Termination Date, each of the other conditions to the consummation of the Merger set forth in this Agreement (other than the conditions set forth in Section 8.1(b) or Section 8.1(c)) has been satisfied or waived or remains capable of satisfaction;

and provided further, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to a party whose failure to fulfill any obligation under this Agreement materially contributed to the failure of the Effective Time to occur on or before the original Termination Date of June 30, 2006;

(d)   by Parent if it is not in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of the Company herein are or become untrue or incorrect such that the condition set forth in Section 8.2(a) would not be satisfied, or (ii) there has been a breach on the part of the Company of any of its covenants or agreements herein such that the condition set forth in Section 8.2(b) would not be satisfied, and, in either such case, such breach has not been, or cannot be, cured within thirty (30) Business Days after notice to the Company;

(e)    by the Company if it is not in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of Parent and Merger Sub herein are or become untrue or inaccurate such that the condition set forth in Section 8.3(a) would not be satisfied, or (ii) there has been a breach on the part of Parent or Merger Sub of any of their respective covenants or agreements herein such that the condition set forth in Section 8.3(b) would not be satisfied, and, in either such case, such breach has not been, or cannot be, cured within thirty (30) Business Days after notice to Parent and Merger Sub;

(f)    by either Parent or the Company if the condition set forth in Section 8.1(a) is not satisfied at the Company Stockholders’ Meeting or at any adjournment or postponement thereof;

(g)    by Parent if the Company Board or any committee of the Company Board (i) shall have effected a Company Recommendation Change, (ii) shall have approved or recommended to the stockholders of the Company an Acquisition Proposal, (iii) shall not have rejected any proposal respecting an Acquisition Proposal within 10 Business Days of the making thereof (including, for these purposes, by taking no position with respect to the acceptance of a tender offer or exchange offer by its stockholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer), (iv) shall have failed to publicly reconfirm the Company Recommendation or its approval of any of the transactions contemplated hereby within seven days after receipt of a written request from Parent that it do so if such request is made following the making by any Person of an Acquisition Proposal, or (v) shall have failed to include in the Proxy Statement distributed to the Company’s stockholders its recommendation that stockholders approve this Agreement and the Merger; or

(h)   by the Company if (i) the Company has followed the provisions of Section 7.7, (ii) the Company Required Vote theretofore has not been obtained and (iii) substantially contemporaneously with such termination the Company enters into a definitive agreement providing for a Superior Proposal in accordance with Section 7.7; provided, that prior to such termination or simultaneously therewith the Company shall have paid or caused to be paid the Termination Fee to Parent in accordance with the procedures of Section 9.2 (and such termination of this Agreement by the Company shall not take effect unless and until the Termination Fee shall have been paid to Parent).

9.2   Effect of Termination.

(a)    In the event of termination of this Agreement by either Parent or the Company as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of Parent, Merger Sub, the Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby; provided, however, that (i) Sections 7.2(b), 9.2, and 10.2 shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Parent, Merger Sub nor the Company shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement; provided, further, that the Termination Fee shall be the sole and exclusive remedy of Parent and Merger Sub under circumstances where the Termination Fee is payable by the Company.

(b)   The Company shall pay Parent, by wire transfer of immediately available funds, the sum of $23.5 million (the “Termination Fee”) if this Agreement is terminated as follows:

(i)    if this Agreement is terminated pursuant to Section 9.1(g),  then the Company shall pay the entire Termination Fee to Parent on the second Business Day after the date of the event giving rise to the obligation to make such payment;

(ii)   if this Agreement is terminated by (A) Parent pursuant to Section 9.1(d) if the breach giving rise to such termination was willful, (B) by either Parent or the Company pursuant to Section 9.1(f), or (C) by either Parent or the Company pursuant to Section 9.1(c) (and at the time of such termination a vote to obtain the Company Required Vote has not been held), then, in the event that (1) after the date hereof and prior to the Termination Date any Person (other than Parent or any of its Affiliates) shall have publicly made, proposed, communicated or publicly disclosed an intention to make a bona fide Acquisition Proposal and (2) within twelve (12) months of the Termination Date the Company enters into a definitive agreement with any Person with respect to an Acquisition Proposal (with all percentages in the definition of Acquisition

Proposal increased to 50%) or any Acquisition Proposal is consummated by such Person (with all percentages in the definition of Acquisition Proposal increased to 50%), then the Company shall pay, or cause to be paid to, Parent the Termination Fee upon the consummation of any such Acquisition Proposal; and

(iii)  if this Agreement is terminated by the Company pursuant to Section 9.1(h), the Company shall pay the entire Termination Fee to Parent as provided in Section 9.1(h).

(c)    Any amount that becomes payable pursuant to Section 9.2(b) shall be paid by wire transfer of immediately available funds to an account designated by Parent. For the avoidance of doubt, in no event shall the Company be obligated to pay the Termination Fee on more than one occasion.

(d)   The Company and Parent agree that the agreement contained in Section 9.2(b) is an integral part of the transactions contemplated by this Agreement, that without such agreement Parent would not have entered into this Agreement, and that such amounts do not constitute a penalty.

9.3   Amendment.   Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors, at any time before the Effective Time; provided, however, that after receipt of the Company Required Vote, there may not be any amendment of this Agreement which, by applicable law or in accordance with the rules of any relevant stock exchange, requires further approval of the Company’s stockholders (which prohibited amendments include but are not limited to any amendments of this Agreement which decrease the Merger Consideration or which adversely affect the rights of the Company’s stockholders hereunder without the prior approval of such stockholders). This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.4   Extension; Waiver.   At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

10.   GENERAL PROVISIONS

10.1   Nonsurvival of Representations, Warranties and Agreements.   None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

10.2   Expenses.   Except as provided in Section 9.2 hereof, all Transaction Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except that each of the Company and Parent shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Proxy Statement (including any SEC filing fees). As used herein, “Transaction Expenses” shall mean all out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors and investment bankers to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the filing of any required notices under applicable antitrust laws or other regulations and all other matters related to the Merger and the other transactions contemplated hereby.

10.3   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or delivered by an overnight courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) (a)	if to Parent or Merger Sub, to:
NBC Universal, Inc. 30 Rockefeller Plaza New York, NY 10112 Attention: General Counsel Facsimile: (212) 664-2147
with a copy to:
Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Attention: Raymond O. Gietz, Esq. Facsimile: (212) 310-8007
(b)	if to the Company, to:
iVillage Inc. 500-512 Seventh Avenue New York, NY 10018
Attention: Douglas W. McCormick Facsimile: (212) 600-6100
with a copy to:
Orrick, Herrington & Sutcliffe LLP 405 Howard Street San Francisco, CA 94105 Attention: Richard V. Smith, Esq. Facsimile: (415) 773-5759

10.4   Interpretation.   The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and the schedules hereto and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement No provision of this Agreement shall be construed to require the Company, Merger Sub, Parent or any of their respective officers, directors, Subsidiaries or Affiliates to take any action which would violate or conflict with any applicable law (whether statutory or common), rule or regulation. This Agreement shall be construed without regard to any presumption or interpretation against the party drafting or causing any instrument to be drafted. All schedules accompanying this Agreement and all information specifically referenced in any such schedule form an integral part of this Agreement, and references to this Agreement include reference to them.

10.5   Counterparts; Facsimile.   This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Signatures transmitted by facsimile shall be accepted as originals for all purposes of this Agreement.

10.6   Entire Agreement.   This Agreement (together with the documents, schedules and the instruments referred to herein or delivered herewith) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement.

10.7   Specific Enforcement.   The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

10.8   Governing Law; Venue.   This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law provisions (except to the extent that mandatory provisions of federal law). Each of the parties hereto irrevocably submit to the exclusive jurisdiction and venue of the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any court of the State of Delaware or the United States District Court for the District of the State of Delaware) for the purpose of any suit, action or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against any other party hereto and hereby irrevocably agree (a) that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court and (b) not to commence any action suit or proceeding relating to this Agreement other than in such court. Each party hereto irrevocably and unconditionally waives and agrees not to assert in any such suit, action or proceeding, in each case, to the fullest extent permitted by applicable law, (i) any objection to the laying of venue of any such suit action or proceeding brought in any such court, (ii) any claim that such party is not personally subject to the jurisdiction of any such court, and (iii) any claim that any such suit, action or proceeding is brought in an inconvenient forum. Each party hereto agrees that service of any process, summons, notice or document by U.S. registered mail addressed to such party shall be effective service of process for any action, suit or proceeding brought against such party in any such court. Each party hereto agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to whose jurisdiction such party is or may be subject, by suit upon such judgment.

10.9   Severability.   Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its stockholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

10.10   Publicity.   Parent, Merger Sub and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public statement or SEC filing as may upon the advice of outside counsel be required by law or the rules and regulations of any applicable stock exchange (including the NASDAQ National Market). The parties have agreed upon the form of a joint press release announcing the Merger and the execution of this Agreement.

10.11   Assignment; Third Party Beneficiaries.   Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Except as otherwise specifically provided in Section 7.6, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

10.12   Waiver of Jury Trial.   THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT WHICH ANY PARTY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY PROCEEDING LITIGATION OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. IF THE SUBJECT MATTER OF ANY LAWSUIT IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY TO THIS AGREEMENT SHALL PRESENT AS A NON-COMPULSORY COUNTERCLAIM IN ANY SUCH LAWSUIT ANY CLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. FURTHERMORE, NO PARTY TO THIS AGREEMENT SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED.

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the date first above written.

NBC UNIVERSAL, INC.
By:	/s/ Lynn A. Calpeter
	Name:	Lynn A. Calpeter
	Title:	Chief Financial Officer
iVILLAGE INC.
By:	/s/ Douglas W. McCormick
	Name:	Douglas W. McCormick
	Title:	Chairman of the Board and Chief Executive Officer
iVILLAGE ACQUISITION CORP.
By:	/s/ Bruce Campbell
	Name:	Bruce Campbell
	Title:	Vice President

ANNEX B

March 3, 2006

The Board of Directors
iVillage Inc.
500 Seventh Avenue, 14th Floor
New York, NY 10018

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $.01 per share (the “Company Common Stock”), of iVillage Inc. (the “Company”) of the consideration to be received by such holders in the proposed merger (the “Merger”) of the Company with a wholly-owned subsidiary of NBC Universal, Inc. (the “Merger Partner”). Pursuant to the Agreement and Plan of Merger (the “Agreement”), among the Company, the Merger Partner and a subsidiary of the Merger Partner, the Company will become a wholly-owned subsidiary of the Merger Partner, and each outstanding share of Company Common Stock, other than Dissenting Shares (as defined in the Agreement) or shares of Company Common Stock held in treasury or owned by the Merger Partner and its affiliates (except for shares in trust accounts, managed accounts and the like or shares held in satisfaction of a debt previously contracted), will be converted into the right to receive $8.50 per share in cash.

In arriving at our opinion, we have (i) reviewed a draft dated March 2, 2006 of the Agreement; (ii) reviewed a draft dated March 1, 2006 of the Voting Agreement to be entered into by the Merger Partner with certain stockholders of the Company simultaneously with the execution and delivery of the Agreement (the “Voting Agreement”); (iii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iv) compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (v) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (vi) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; (vii) reviewed certain third party analyses relating to the utilization of and limitations on the Company’s net operating loss carryforwards; and (viii) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Merger Partner under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate, and we have assumed the accuracy of the third party analyses relating to the Company’s net operating loss carryforwards. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Merger and the other transactions contemplated by the Agreement will be consummated as described in the Agreement and that the definitive Agreement and the definitive Voting Agreement will not differ in any material respects from the drafts thereof furnished to us. We have relied as to all legal matters relevant to rendering our opinion upon the advice of

B-1

counsel. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the holders of the Company Common Stock in the proposed Merger and we express no opinion as to the fairness of the Merger to, or any consideration of, the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Merger. We express no opinion as to the fairness of any other agreements or arrangements between the Company and Hearst Communications, Inc. (“Hearst”) or any of its affiliates, including without limitation any agreements or arrangements related to that certain Website Services Agreement, entered into as of July 1, 2004, as amended, by and between the Company and Hearst.

We have acted as financial advisor to the Company with respect to the proposed Merger. We will receive a fee from the Company for the delivery of this opinion and will receive an additional fee which will become payable only if the proposed Merger is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement.

We and our affiliates have in the past provided, and continue to provide, investment banking and commercial banking services for the Company, the Merger Partner and its parent company, General Electric Company (“GE”), and its affiliates, all for customary compensation. Specifically, in June 2004, we acted as a lead managing underwriter and bookrunner for a public offering of the Company’s common stock. Specific services provided by us and our affiliates to the Company and GE and its affiliates have included: acting as financial advisor in connection with various potential acquisitions and dispositions of businesses by the Company, GE and its affiliates; acting as lead managing underwriter and bookrunner for various public offerings of equity and debt securities of GE and its affiliates, including the public offering of GE common stock in March 2004, the initial and follow-on public offerings of common stock of Genworth Financial in May 2004, March 2005 and September 2005, and the offering of GE’s floating rate notes in December 2005; and acting as lead arranger and bookrunner of GE’s $22.5 billion revolving credit facilities in May 2004. In addition, our commercial banking affiliate is a significant lender to GE and certain of its affiliates and acts as agent bank under certain of its existing credit facilities. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company, the Merger Partner, GE or its affiliates for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be received by the holders of the Company Common Stock in the proposed Merger is fair, from a financial point of view, to such holders.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,
/s/ J.P. MORGAN SECURITIES INC.

B-2

ANNEX C

EXECUTION VERSION

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of March 3, 2006, by and among NBC Universal, Inc., a Delaware corporation (“Parent”), and Hearst Communications, Inc. (the “Stockholder”).

WHEREAS, concurrently with the execution of this Agreement, iVillage Inc., a Delaware corporation (the “Company”), Parent and iVillage Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger of even date herewith (as the same may be amended or supplemented, the “Merger Agreement”; capitalized terms used but not defined in this Agreement have the meanings ascribed thereto in the Merger Agreement);

WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner of the number of shares of Company Common Stock set forth opposite the Stockholder’s name on Schedule A hereto (such shares, together with any other shares of Company Common Stock acquired by the Stockholder after the date hereof, being collectively referred to herein as the “Stockholder Shares”); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required that the Stockholder enter into this Agreement and, in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Stockholder is willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   Agreements of Stockholder.

(a)   Voting.   From the date hereof until any termination of this Agreement in accordance with its terms, at any meeting of the stockholders of the Company however called (or any action by written consent in lieu of a meeting) or any adjournment thereof, the Stockholder shall vote all Stockholder Shares owned by the Stockholder (or cause them to be voted) or (as appropriate) execute written consents in respect thereof, (i) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement, (iii) against any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Acquisition Proposal and (iv) against any agreement, amendment of the Company Charter Documents or other action that is intended or could reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage the consummation of the Merger. Any such vote shall be cast (or consent shall be given) by the Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent).

(b)   Grant of Limited Irrevocable Proxy; Appointment of Attorney-in-Fact.

(i)    In furtherance of the Stockholder’s agreement in Section 1(a) above, but subject to Section 1(b)(ii) below, the Stockholder hereby appoints Parent and Parent’s designees, and each of them individually, as the Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote all Stockholder Shares owned by the Stockholder (at any meeting of stockholders of the Company however called or any adjournment thereof), or to execute one or more written consents in respect of such Stockholder Shares, for the following limited, and for no other, purposes:  (A) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby;

(B) against any action or agreement that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement; (C) against any Acquisition Proposal and (D) against any agreement, amendment of the Company Charter Documents or other action that is intended or could reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage the consummation of the Merger.

(ii)   Such proxy granted pursuant to Section 1(b)(i) above shall (A) be valid and irrevocable until the termination of this Agreement in accordance with Section 4 hereof and (B) automatically terminate upon the termination of this Agreement in accordance with Section 4 hereof. The Stockholder represents that any and all other proxies heretofore given in respect of Stockholder Shares owned by the Stockholder are revocable, and that such other proxies have been revoked.

(iii)  The Stockholder affirms that the proxy granted pursuant to Section 1(b)(i) above is: (A) given (x) in connection with the execution of the Merger Agreement and (y) to secure the performance of the Stockholder’s duties under this Agreement, (B) coupled with an interest and may not be revoked except as otherwise provided in this Agreement and (C) intended to be irrevocable prior to termination of this Agreement in accordance with the provisions of Section 212(e) of the DGCL.

(c)   Restriction on Transfer; Proxies; Non-Interference; etc.   From the date hereof until any termination of this Agreement in accordance with its terms, the Stockholder shall not (i) sell, transfer (including by operation of law), give, pledge, encumber, assign or otherwise dispose of (collectively, “Transfer”), or enter into any contract, option or other arrangement (including any profit sharing arrangement) or understanding with respect to the Transfer of, any Stockholder Shares owned by the Stockholder (or any interest therein), (ii) deposit any Stockholder Shares owned by the Stockholder into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Stockholder Shares, (iii) commit to do any of the foregoing or (iv) take any action that would make any representation or warranty of the Stockholder set forth in this Agreement untrue or incorrect in any material respect or have the effect of preventing, disabling or delaying the Stockholder from performing any of its obligations under this Agreement.

(d)   Legending of Stockholder Shares.   If so requested by Parent, at Parent’s sole cost, the Stockholder agrees that the certificates representing Stockholder Shares owned by the Stockholder shall bear a legend stating that such Stockholder Shares are subject to this Agreement and to an irrevocable proxy.

(e)   No Solicitation.   The Stockholder shall, and shall cause its subsidiaries and its subsidiaries’ respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, “Stockholder Representatives”) to, immediately cease any existing discussions or negotiations, if any, with any Person that may be ongoing with respect to an Acquisition Proposal. The Stockholder shall not, and shall not authorize or permit any Stockholder Representative to, directly or indirectly, (i) solicit, initiate or knowingly facilitate or encourage an Acquisition Proposal or any proposal that is reasonably likely to lead to an Acquisition Proposal, (ii) furnish or disclose to any Person non-public information with respect to or in furtherance of an Acquisition Proposal, (iii) negotiate or engage in discussions with any Person with respect to or in furtherance of an Acquisition Proposal or (iv) enter into any agreement (whether or not binding) or agreement in principle with respect to an Acquisition Proposal. In addition, from the date hereof until any termination of this Agreement in accordance with its terms, the Stockholder shall promptly advise Parent, orally and in writing, and in no event later than the later of 48 hours or one Business Day after receipt, if any proposal, offer, inquiry or other contact is initially received by, any information is initially requested from, or any discussions or negotiations are sought to be initiated or continued with, the Stockholder in respect of any Acquisition Proposal, and shall, in any such notice to Parent, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the material terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall keep Parent fully informed of all material developments affecting the status and material terms of any such proposals, offers, inquiries or requests (and the Stockholder shall provide Parent with written materials received by the Stockholder that set forth the terms of such proposals, offers, inquiries or requests). As used in this paragraph, “affiliates” of the Stockholder shall not include the Company and its subsidiaries. Notwithstanding anything to the contrary in this Section 1(e), if and to the extent that, pursuant to the terms of the Merger Agreement, the Company is permitted to and is providing (or has provided) information to and is permitted to and is engaging in (or has engaged in) substantive discussions and negotiations with any Person regarding an Acquisition Proposal, then the Stockholder and Stockholder Representatives may provide information to, engage in substantive discussions and negotiations with, and provide draft documents and agreements to and exchange the same with, such Person and its representatives, provided, that, prior to the termination of this Agreement, the Stockholder may not enter into any agreement (except for a customary confidentiality agreement) with such Persons relating to the Merger Agreement or the transactions contemplated thereby, other than agreements entered into substantially contemporaneously with termination of this Agreement pursuant to a termination of the Merger Agreement under Section 9.1(h) thereof.

(f)   Certain Actions.   Until the earlier of (i) the termination of the Merger Agreement pursuant to its terms and (ii) the Effective Time, the Stockholder shall at the request of Parent and without further consideration, execute and deliver such additional documents and make such filings as may be reasonably required to consummate and make effective, the Merger and the transactions contemplated by this Agreement. The Stockholder shall not issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement or any of the transactions contemplated thereby without the prior written consent of Parent, except as may be required by any law, judgment, writ or injunction of any Governmental Entity applicable to such Stockholder.

(g)   Approval of Board Action; Appraisal Rights.   The Stockholder hereby consents to and approves the actions taken by the Company Board of the Company in approving the Merger Agreement, the transactions contemplated thereby and this Agreement. The Stockholder hereby waives, and agrees not to exercise or assert, any appraisal or similar rights under Section 262 of the DGCL or other applicable law in connection with the Merger.

(h)   The Stockholder hereby waives any termination right it has or may have by reason of the execution of the Merger Agreement or the consummation of the Merger and the other transactions contemplated thereby under or in respect of that certain Website Services Agreement, entered into as of July 1, 2004, by and between the Company and the Stockholder (the “Website Services Agreement”), provided that the parties hereto agree that such Website Services Agreement automatically shall terminate on and be of no further force and effect from and after the date that is six months following the date on which the Effective Time occurs.

2.   Representations and Warranties of Stockholders.   The Stockholder hereby represents and warrants to Parent, severally and not jointly, as follows:

(a)   Authority.   The Stockholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by all necessary action on the part of the Stockholder and no further action on the part of the Stockholder or any other Person is necessary to authorize the execution, delivery and performance by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and, assuming due and valid authorization, execution and delivery hereof by Parent, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

(b)   Consents and Approvals; No Violations.   Except for filings under the Exchange Act, to the Stockholder’s knowledge, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the consummation by the Stockholder of the transactions contemplated by this Agreement, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by the Stockholder of any of its obligations under this Agreement. Neither the execution and delivery of this Agreement by the Stockholder, nor the consummation by the Stockholder of the transactions contemplated hereby, nor compliance by the Stockholder with any of the terms or provisions hereof, will, (A) conflict with or violate any provision of any certificate of incorporation, by law or any other constituent document that may be applicable to the Stockholder, (B) any agreement to which the Stockholder is a party or (C) (x) violate any judgment or injunction of any Governmental Entity applicable to the Stockholder (or any of its properties or assets) or any law, or (y) violate, conflict with, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under or result in the creation of any Lien upon any of the properties or assets of, the Stockholder under, any of the terms, conditions or provisions of any agreement or other instrument or obligation to which the Stockholder is a party, or by which it or any of its properties or assets may be bound or affected, except for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by the Stockholder of any of its obligations under this Agreement.

(c)   Ownership of Shares.   The Stockholder owns, beneficially and of record, all of the Stockholder Shares set forth opposite the Stockholder’s name on Schedule A hereto. The Stockholder owns all of its Stockholder Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than (i) the Amended and Restated Stockholders Agreement, dated as of June 20, 2001, between the Company and the Stockholder and (ii) proxies and restrictions in favor of Parent pursuant to this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various States of the United States). Without limiting the foregoing, except for proxies and restrictions in favor of Parent pursuant to this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various States of the United States, the Stockholder has sole voting power and sole power of disposition with respect to all of its Stockholder Shares, with no restrictions on the Stockholder’s rights of voting or disposition pertaining thereto and no Person other than the Stockholder has any right to direct or approve the voting or disposition of any of its Stockholder Shares. As of the date hereof, the Stockholder does not own, beneficially or of record, any securities of the Company other than the number of shares which constitute Stockholder Shares.

(d)   Brokers.   No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission that is payable by the Company, Parent or any of their respective subsidiaries in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of the Stockholder.

3.   Representations and Warranties of Parent and Merger Sub.   Parent hereby represents and warrants to the Stockholder as follows:

(a)   Organization, Standing and Corporate Power.   Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware

(b)   Authority; Noncontravention.   (1)  Parent has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent of this Agreement, and the consummation by Parent of the transactions contemplated hereby, have been duly authorized and approved by its Board of Directors and no other corporate action on the part of Parent is necessary to authorize the execution, delivery and performance by Parent of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery hereof by such Stockholder, constitutes a legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exceptions. (2)  Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or (ii) assuming that the authorizations, consents and approvals referred to in Section 3(c) are obtained and the filings referred to in Section 3(c) are made, (x) violate any law, judgment, writ or injunction of any Governmental Entity applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of, Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any contract to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, in the case of clause (ii), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the ability of Parent to consummate the transactions contemplated hereby).

(c)   Governmental Approvals.   Except for filings required under the Exchange Act, no filings, declarations or registrations with, any Governmental Entity are necessary for the execution and delivery of this Agreement by Parent, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

4.   Termination.   This Agreement shall terminate on the first to occur of (a) the termination of the Merger Agreement in accordance with its terms and (b) the Effective Time. Notwithstanding the foregoing, (i) nothing herein shall relieve any party from liability for breach of this Agreement and (ii) the provisions of this Section 4, Section 5, paragraphs (c) and (d) of Section 2 and paragraph (h) of Section 1 hereof shall survive any termination of this Agreement.

5.   Miscellaneous.

(a)   Action in Stockholder Capacity Only.   The parties acknowledge that this Agreement is entered into by the Stockholder in its capacity as an owner of Stockholder Shares and that nothing in this Agreement shall in any way restrict or limit any representative of the Stockholder that also is a director of the Company from taking any action in his capacity as a director of the Company that is necessary for him to comply with his fiduciary duties as a director of the Company, including, without limitation, participating in his capacity as a director of the Company in any discussions, negotiations or votes in accordance with Section 7.7 of the Merger Agreement.

(b)   Expenses.   Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

(c)   Additional Shares.   Until any termination of this Agreement in accordance with its terms, the Stockholder shall promptly notify Parent of the number of shares of Company Common Stock, if any, as to which the Stockholder acquires record or beneficial ownership after the date hereof. Any shares of Company Common Stock as to which the Stockholder acquires record or beneficial ownership after the date hereof and prior to termination of this Agreement shall be Stockholder Shares for purposes of this Agreement. Without limiting the foregoing, in the event of any stock split, stock dividend or other change in the capital structure of the Company affecting the Company Common Stock, the number of shares of Company Common Stock constituting Stockholder Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to the Stockholder in connection therewith.

(d)   Definition of “Beneficial Ownership”.   For purposes of this Agreement, “beneficial ownership” with respect to (or to “own beneficially”) any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

(e)   Entire Agreement; No Third Party Beneficiaries.   This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights hereunder.

(f)   Assignment; Binding Effect.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

(g)   Amendments; Waiver.   This Agreement may not be amended or supplemented, except by a written agreement executed by the parties hereto. Any party to this Agreement may (A) waive any inaccuracies in the representations and warranties of any other party hereto or extend the time for the performance of any of the obligations or acts of any other party hereto or (B) waive compliance by the other party with any of the agreements contained herein. Notwithstanding the foregoing, no failure or delay by Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(h)   Severability.   If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(i)   Counterparts.   This Agreement may be executed in two or more separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other parties hereto.

(j)   Descriptive Headings.   Headings of Sections and subsections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

(k)   Notices.   All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to Parent, to:

NBC Universal, Inc.
30 Rockefeller Plaza
New York, NY 10112
Attention: General Counsel
Facsimile: (212) 664-2147

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY  10153
Attention: Raymond O. Gietz, Esq.
Facsimile: (212) 310-8007

if to Stockholder, to:

Hearst Communications, Inc.
959 Eighth Avenue
New York, NY 10019
Attention: General Counsel
Facsimile: (212) 649-2041

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

(l)   Drafting.   The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(m)   GOVERNING LAW; ENFORCEMENT; JURISDICTION; WAIVER OF JURY TRIAL.

(i)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE.

(ii)   ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED IN THE DELAWARE COURT OF CHANCERY (AND IF THE DELAWARE COURT OF CHANCERY SHALL BE UNAVAILABLE, ANY COURT OF THE STATE OF DELAWARE OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF THE STATE OF DELAWARE), AND THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE

JURISDICTION OF SUCH COURTS (AND, IN THE CASE OF APPEALS, APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH ACTION OR PROCEEDING AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. THE CONSENTS TO JURISDICTION SET FORTH IN THIS PARAGRAPH SHALL NOT CONSTITUTE GENERAL CONSENTS TO SERVICE OF PROCESS IN THE STATE OF DELAWARE AND SHALL HAVE NO EFFECT FOR ANY PURPOSE EXCEPT AS PROVIDED IN THIS PARAGRAPH AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OR ENTITY OTHER THAN THE PARTIES HERETO. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW.

(iii)  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(iv)  THE PARTIES AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT IN THE DELAWARE COURT OF CHANCERY (AND IF THE DELAWARE COURT OF CHANCERY SHALL BE UNAVAILABLE, ANY COURT OF THE STATE OF DELAWARE OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF THE STATE OF DELAWARE), WITHOUT BOND OR OTHER SECURITY BEING REQUIRED, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

NBC UNIVERSAL, INC.
By:	/s/ Lynn A. Calpeter
Name: Lynn A. Calpeter
Title: Chief Financial Officer
HEARST COMMUNICATIONS, INC.
By:	/s/ James M. Asher
Name: James M. Asher
Title: Senior Vice President

SCHEDULE A

Stockholder	Number of Shares of Company Common Stock Beneficially Owned
Hearst Communications, Inc.	18,184,653

ANNEX D

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

Section 262. Appraisal Rights.

(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.      Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.      Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c.      Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d.      Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)   Appraisal rights shall be perfected as follows:

(1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PROXY

iVILLAGE INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Douglas W. McCormick, Chairman and Chief Executive Officer, and Steven A. Elkes, Chief Financial Officer, Executive Vice President, Operations and Business Affairs and Secretary, jointly and severally, proxies, with full power of substitution, to vote all shares of common stock of iVillage Inc., a Delaware corporation, which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at                         , on             , 2006, at 9:00 am, local time, or any adjournment thereof and to vote all shares of common stock which the undersigned would be entitled to vote thereat if then and there personally present, on the matters set forth below:

THIS PROXY WILL BE VOTED AS DIRECTED AND, IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT AND FOR THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES; PROVIDED THAT NO PROXY THAT IS SPECIFICALLY MARKED “AGAINST” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT WILL BE VOTED IN FAVOR OF THE ADJOURNMENT PROPOSAL, UNLESS IT IS SPECIFICALLY MARKED “FOR” THE ADJOURNMENT PROPOSAL.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^FOLD AND DETACH HERE^

Please Mark here for Address Change or Comments    ☐

SEE REVERSE SIDE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED,

WILL BE VOTED “FOR” THE PROPOSALS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR	AGAINST	ABSTAIN

1. Proposal to adopt the Agreement and Plan of Merger, dated as of March 3, 2006 by and among iVillage Inc., NBC Universal, Inc. and iVillage Acquisition Corp., a wholly owned subsidiary of NBC Universal, Inc.

☐	☐	☐

FOR	AGAINST	ABSTAIN

2. Proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

☐	☐	☐

Both of the foregoing attorneys-in-fact or their substitutes or, if only one shall be present and acting at the special meeting or any adjournment(s) or postponement(s) thereof, the attorney-in-fact so present, shall have and may exercise all of the powers of said attorney-in-fact hereunder.

Signature	Date	Signature	Date

NOTE: THE PROXY SHOULD BE MARKED, DATED AND SIGNED BY THE STOCKHOLDER EXACTLY AS HIS, HER OR ITS NAME APPEARS HEREON, PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE AND IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.

Please mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

^ FOLD AND DETACH HERE ^